UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

DOLLAR TREE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DEFINITIVE PROXY STATEMENT INTENDED TO BE RELEASED ON OR ABOUT MAY 18, 2022
LETTER FROM
OUR EXECUTIVE CHAIRMAN
Dear Fellow Shareholders,
You are cordially invited to join us for our 2022 virtual annual meeting of shareholders, which will be held on Thursday, June 30, 2022, at 11:00 a.m. Eastern Time. We have decided to use a virtual meeting format for our annual meeting, which allows us to conduct the annual meeting while mitigating the health and safety risks to participants and avoid the costs and travel inconveniences for our shareholders associated with an in-person meeting. The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting.
With a heightened focus on driving growth and unlocking long-term shareholder value, the past several months have been pivotal for Dollar Tree. After gathering shareholder input, our Board of Directors (the “Board”) evaluated all feedback and determined it was in the best interest of stakeholders to reconstitute the Board in March 2022. These changes included the addition of seven new seasoned directors and improved corporate governance. As part of the changes, I joined the Company as your new Executive Chairman. I truly believe we are launching the next great chapter in the history of Dollar Tree.
I am excited and encouraged for the future. A great retailer relies on great people, and a key focus is and remains demonstrating deep care and concern for all of our associates. The Company will succeed when our associates succeed, and we should demand that the growth of the Company also open up many opportunities for the personal growth of our associates, such as through internal promotions. We will be accelerating initiatives to invest in our people and ensure that they can feel pride in the work that they do and believe in the power of their personal efforts to deliver on the Company’s promise of great everyday value and convenience for our customers.
The Company is more devoted than ever to the millions of customers who walk through our doors. We are driven to ensure every shopper has a great experience and that we deliver the high-quality, extreme-value goods that our customers rely on day to day. My goal is to elevate that experience and build up the brand loyalty and trust that make Dollar Tree and Family Dollar favorite destinations of consumers across the United States and Canada.
The Company brings two great banners under one roof, but they serve different customers, including some who are underserved by the rest of the retail community. These two complementary chains shouldn’t be treated as a single offering. Under the Board’s reconstituted leadership, Dollar Tree and Family Dollar will each be laser focused on how to be the best retail destination for their unique customer bases. At the same time, I believe there are more synergies to be unlocked from our combined brands. In coming months, we will be diving deep and exploring opportunities to improve Family Dollar and the supply chain for the entire enterprise. My hope and desire is to unlock the potential of the Family Dollar proposition while enhancing the long-running excellence that is Dollar Tree.
The world has seen a great deal of change in the last few years, and we have felt that here. The Company has weathered many challenges—from the continuing pandemic to soaring shipping costs and delays to the highest inflation in decades—and it has responded with many critical strategic initiatives. The Company reached an important milestone in its history when the Dollar Tree banner completed the successful conversion to a $1.25 price point across all U.S. stores, which significantly enhances our ability to provide a meaningful assortment at extreme value to our Dollar Tree shoppers. The ability of our management team and associates to navigate the challenges of 2021 contributed to our continued annual growth in sales and earnings, and we remain in a strong position with $984.9 million in cash on our balance sheet at the end of our fiscal year. One thing that hasn’t changed is our unwavering dedication to producing consistent and exceptional results and being a prudent steward of capital.
At the same time, our Board and management recognize that stakeholders within our communities expect the Company to play an even more active, positive role. We strive always to be a responsible corporate citizen and to respond to issues of concern, including diversity, equity and inclusion for all peoples, the potential impact of climate change, and other sustainability risks. In 2022, we again published a detailed Corporate Sustainability Report which includes details about our efforts across a range of topics, including environmental stewardship, DEI in our workforce, product safety and more.
The Board of Directors is committed to regularly re-evaluating how our long-term business strategy may be adapted to address these challenges and opportunities. To better facilitate director oversight of sustainability matters, the Board recently created the Sustainability and Corporate Social Responsibility Committee, a separate Board committee focused on key sustainability issues that affect the Company, such as environmental change, human capital management and workplace environment and culture matters. I am confident the Company is well-positioned from a governance perspective to address and manage current and future risks to our business.
I want to thank all of you for your support and confidence in the Board as we move forward to execute our strategy for long-term value creation. I look forward to engaging with you in the months and years ahead, and whether or not you plan to attend the virtual annual meeting, your vote is important, and I encourage you to vote your shares promptly.
Sincerely yours,
Richard W. Dreiling
Executive Chairman

LETTER FROM
OUR LEAD INDEPENDENT DIRECTOR
Dear Fellow Shareholders,
As discussed in the accompanying letter from Rick Dreiling, our Executive Chairman, the Board refreshment that took place in March 2022 brought seven new directors to our twelve-member Board. In connection with this change, the reconstituted Board appointed new leadership. Rick Dreiling, a distinguished retail executive, was appointed as Executive Chairman of the Board and Paul Hilal, founder and CEO of Mantle Ridge LP, was appointed as Vice Chairman. In addition to Rick and Paul, the Company will benefit from the experience and backgrounds of five exceptional new independent directors, while Dollar Tree’s President and Chief Executive Officer Michael Witynski and four other current independent directors will continue serving on the Board.
The Board views the changes to our governance and the arrival of Rick Dreiling as Executive Chairman, as a watershed opportunity for the Company. As the former CEO and Chair of Dollar General Corporation from 2008 to January 2016, Rick has extensive, highly relevant retail industry experience and a proven record of success in the dollar store segment. He has been an active director and board leader at a number of prominent public companies. As a strong retail leader with an established history of success, the Board looks forward to Rick’s leadership in driving the next chapter of growth for Dollar Tree. No one has more ability to achieve the Company’s two most important goals for enhancing shareholder value: unlocking the value inherent in Family Dollar and significantly improving the enterprise’s entire supply chain. Rick is the change agent needed to accomplish those goals.
SHAREHOLDER-FRIENDLY GOVERNANCE
Among the first steps taken by our Board under Rick Dreiling’s leadership has been to improve our governance structure to increase our responsiveness to our shareholders. We amended our By-Laws to move the advance notice time period for shareholder nominations of directors and the proposal of certain business closer to the annual meeting date, starting next year. In addition, as noted in this proxy statement, the Board has requested that shareholders approve an amendment to the Company’s Articles of Incorporation to permit stockholders that own 15% or more of the Company’s common stock to call a special meeting.
The Board has also added a new Finance Committee and restructured the existing Nominating, Governance and Sustainability Committee and Compensation Committee in order to create a new, separate committee focused solely on Sustainability and Corporate Social Responsibility. We believe these developments will allow the Board to exercise improved oversight in many critical areas, including diversity, equity and inclusion as well as greenhouse gas emission reductions.
The Board believes that implementing governance changes not only will improve our Board functions but also empower shareholders to engage with the Company more efficiently and conveniently. Our policies represent Dollar Tree’s ongoing commitment to preserving shareholder rights, and we pledge to assess additional governance changes against emerging best practices in the future.
INCENTIVE COMPENSATION FOR OUR EXECUTIVE CHAIRMAN
Prior to the reconstitution of the Board, members of our Board leadership including the prior Lead Independent Director met with shareholders owning more than 50% of the Company’s stock to understand their perspectives on our business strategy and leadership. The dominant view of those shareholders was that the Company should do whatever was necessary to secure Rick’s services as the Company’s top executive for a multi-year period. Without the inducement grant described below, the Board does not believe we would have achieved that objective.
In order to persuade Rick to take an active operating leadership role and employment with Dollar Tree as Executive Chairman and fully align his interests with the interests of shareholders over the long-term, the Board approved a five-year employment agreement with Rick and granted him an option to purchase 2,252,587 shares of Dollar Tree common stock with an exercise price of $157.17 per share, the closing trading price of Dollar Tree common stock on March 18, 2022 and at the time the Company’s all-time high closing stock price. The number of shares covered by the award represented 1% of the shares of common stock then outstanding.
The option award vests over five years and, in addition to an annual base salary of $1 million, is the only direct compensation that Rick will receive for his service as Executive Chairman for the five-year term of his employment agreement. Since he will not be eligible for annual or any other long-term incentive awards, more than 95% of his annualized compensation is fully at risk and aligned directly with the creation of exceptional value for shareholders.
In the Board’s view, options are an ideal vehicle to support the creation of long-term value for the direct benefit of shareholders. Rick’s options will have economic value only if he builds long-term shareholder value in excess of the market’s expectation of transformational value reflected in the Company’s current share price. The long-term, five-year vesting schedule and ten-year term of the option award is intended to ensure that Rick will remain focused on long-term value-creating activity, including investments in talent and leadership, culture, succession planning, technology and transformational change of the business.
The other members of the Board and I believe Rick is in a unique position to drive long-term shareholder benefit. We expect him to be intimately involved in the operations of the Company and, because he will not participate in the Company’s annual or other long-term incentive plans, he will be incentivized to make the difficult decisions required to realize long-term value and will be positioned to ensure that Dollar Tree’s incentive plans incorporate metrics and targets that align directly with long-term shareholder value creation.
The Dollar Tree share price increased approximately 45% over the past several months since Bloomberg published rumors of Mantle Ridge’s investment in Dollar Tree. This share price increase has generated approximately $11 billion of shareholder value. We believe the shareholder response to Rick’s hiring and compensation has been strongly positive and is reflected in our share price.
We want to thank you for the input and support we have received to date and we look forward to engaging with you in the future.
Sincerely yours,
Edward J. Kelly, III
Lead Independent Director

QUICK INFORMATION
The following charts provide quick information about Dollar Tree’s 2022 annual meeting and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.
Annual Meeting Information
DATE & TIME	VIRTUAL MEETING	RECORD DATE
Thursday, June 30, 2022 at 11:00 a.m., Eastern Time	The 2022 annual meeting will be held in a virtual meeting format. Shareholders can access the meeting online through	April 29, 2022
www.virtualshareholdermeeting.com/DLTR2022
Proposals That Require Your Vote
Proposal	Voting Options	Board Recommendation	More Information
Proposal No. 1 Election of Directors	FOR, AGAINST, or ABSTAIN for each Director Nominee	FOR each Nominee on the proxy card	Page 95
Proposal No. 2 Advisory Vote on NEO Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 96
Proposal No. 3 Ratification of Appointment of Independent Auditors	FOR, AGAINST, or ABSTAIN	FOR	Page 97
Proposal No. 4 Approval of Amendment to Articles of Incorporation	FOR, AGAINST, or ABSTAIN	FOR	Page 100
See “Information About the Annual Meeting and Voting” beginning on page 91 for the various ways available for submitting your vote.
We are making the Proxy Statement and the form of proxy first available to shareholders on or about May  , 2022.

Corporate Governance & Compensation Quick Facts
Governance or Compensation Item	Dollar Tree’s Practice
Board Composition, Leadership and Operations
Number of directors	12
Director independence	83%
Standing Board committee independence	100%
Separate Chairman of Board and Chief Executive Officer	Yes
Robust Lead Independent Director Role	Yes
Majority Voting standard in director elections	Yes
Director resignation policy	Yes
Board oversight of Company strategy and risks	Yes
Annually-elected Board	Yes
Average director age	59
Average director tenure	2.9
Directors attending fewer than 75% of meetings	None
Annual Board, committee and individual director self-evaluation process	Yes
Independent directors meet without management present	Yes
Number of Board meetings held in fiscal 2021	14
Total number of Board and committee meetings held in fiscal 2021	35
Sustainability and Corporate Responsibility
Dedicated Board Committee provides oversight of sustainability	Yes
Environmental Policy	Yes
Human Rights Policy	Yes
Occupational Health and Safety Policy	Yes
Political Contribution and Expenditure Policy Statement	Yes
Corporate Sustainability Report	Yes
Strategic report on impact of climate change (included in Corporate Sustainability Report)	Yes
Vendor code of conduct	Yes

Governance or Compensation Item	Dollar Tree’s Practice
Other Governance Practices
Codes of conduct for directors, officers and associates	Yes
Shareholder engagement policy	Yes
Anti-hedging policy	Yes
Robust stock ownership policies	Yes
Shares pledged by officers and directors	None
Family relationships	None
Independent auditor	KPMG LLP
Compensation Practices
Executive compensation programs designed to reward performance, incentivize growth and drive long-term shareholder value	Yes
Robust clawback policy	Yes
Employment agreements for executive officers	Only Executive Chairman
Incentive awards based on challenging performance targets	Yes
Percentage of incentive compensation at risk	100%
Annual risk assessment of compensation policies and practices	Yes
Frequency of say on pay advisory vote	Annual
Shareholder votes in favor of say on pay proposal in 2021	90%
Independent compensation consultant	Yes
Double-trigger change-in-control provisions	Yes
Policy for timing of annual grant of incentive awards	Yes
Repricing of underwater options	No
Excessive perks	No

DOLLAR TREE, INC.
500 Volvo Parkway
Chesapeake, Virginia 23320
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
Thursday, June 30, 2022
To Our Shareholders:
We will hold the annual meeting of shareholders of Dollar Tree, Inc. in a virtual format again this year. As a result, the entire meeting will be held online and there will be no physical location for shareholders to attend. Shareholders may participate in the annual meeting on Thursday, June 30, 2022 at 11:00 a.m. Eastern Time by logging in at:
www.virtualshareholdermeeting.com/DLTR2022
Shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. During the meeting, shareholders will be able to listen, vote and submit questions from any location using any internet-connected device. You may submit questions in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may also be submitted during the annual meeting through www.virtualshareholdermeeting.com/DLTR2022. To be admitted to the annual meeting, you must enter the control number found on your proxy card, voting instruction form or notice.
The following items of business are on the agenda for the annual meeting:
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To elect twelve director nominees to the Company’s Board of Directors (“Board”) as identified in the attached proxy statement, each to serve as a director for a one-year term;

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To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers;

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To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2022;

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To approve an amendment to the Company’s Articles of Incorporation to permit shareholders holding at least 15% of our outstanding shares of common stock to call a special meeting of shareholders; and

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To act upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on April 29, 2022 will receive notice of and be allowed to vote at the annual meeting.

We have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. We believe this will increase shareholder value by decreasing our printing and distribution costs, reducing the potential for environmental impact by conserving natural resources, and allowing for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that is being mailed to our shareholders on or about May   , 2022.
Your vote is important to us. To ensure the presence of a quorum at the annual meeting, we encourage you to read the proxy statement and then vote your shares promptly by Internet, by phone or by signing, dating and returning your proxy card (if you request a paper copy). Sending in your proxy card will not prevent you from voting your shares at the annual meeting, as your proxy is revocable at your option.
By Order of the Board of Directors
WILLIAM A. OLD, JR.
Corporate Secretary
Chesapeake, Virginia
May   , 2022
IMPORTANT NOTICE ABOUT THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 2022
The Company’s proxy statement and annual report to shareholders for the fiscal year ended
January 29, 2022 are available at https://www.dollartreeinfo.com/investors/financial/annuals.

OUR BOARD AND CORPORATE GOVERNANCE
The Work of the Board
Our Board of Directors is highly engaged and focused on strategy and the best use of capital to maximize shareholder value. The Board is also committed to having highly qualified and diverse directors with varying experiences, skills and perspectives to accomplish that goal. In fiscal 2021, the Board met fourteen (14) times, the Nominating, Governance and Sustainability Committee (now renamed the Nominating and Governance Committee) met four (4) times, the Audit Committee met eight (8) times and the Compensation Committee met nine (9) times.
Each year, strategy and capital allocation are a primary focus of the Board. In 2021 the Board oversaw the Company’s implementation of a multi-price point strategy which included the successful conversion to a $1.25 price point across all Dollar Tree stores in the U.S. Under the Board’s leadership the Company maximized the strength of its balance sheet by refinancing $1.3 billion with favorable interest rates, continuing its annual store expansion plans, repurchasing $950 million of shares and increasing its share repurchase authorization to $2.5 billion.
Our Board plays a critical role in overseeing enterprise risk, primarily through the work of its committees, which report matters relating to their areas of responsibility back to the full Board. In March 2022, the Board created two new standing committees, a Finance Committee and Sustainability and Corporate Social Responsibility Committee. These new committees will allow the Board to increase its focus on its strategic, finance and sustainability objectives and risks.
Recent Board and Corporate Governance Changes
On March 8, 2022, we entered into a Stewardship Framework Agreement with affiliates of Mantle Ridge LP, a registered investment advisory firm and owner of approximately 5.7% of our outstanding shares. Pursuant to the Stewardship Framework Agreement, effective March 16, 2022 our Board of Directors was increased from eleven to twelve directors and reconstituted to consist of seven new directors and five continuing directors following the retirement of six incumbent directors. For additional information regarding the Stewardship Framework Agreement and the reconstitution of the Board, see “Board Governance—Agreement with Mantle Ridge” on page 22.
The reconstituted Board appointed Richard W. Dreiling as Executive Chairman of the Board and Paul C. Hilal as Vice Chairman of the Board. On March 19, 2022, we entered into an Executive Agreement with Mr. Dreiling governing his service as Executive Chairman. For additional information regarding the terms of the Executive Agreement, see “Potential Payments Upon Termination or Change in Control” on page 77.
The Board also approved amendments to our By-Laws to, among other things, set forth updated roles and responsibilities for the positions of Executive Chairman, Vice Chairman and Lead Independent Director, and to move the advance notice time period for shareholder nominations of directors and the proposal of business closer to the annual meeting. Under the new advance notice requirements, for all annual meetings occurring after the 2022 annual meeting of shareholders, advance notice must be provided to the Company no earlier than 120 days and no later than 90 days before the anniversary of the prior year’s annual meeting.
In addition, the Board approved updates to the charters of the Nominating and Governance Committee and Compensation Committee and adopted charters for the newly-formed Sustainability and Corporate Social Responsibility (“CSR”) Committee and Finance Committee. These charters are aimed at clarifying and enhancing the roles of these key independent Board committees in accordance with corporate governance best practices.
The Board also approved amendments to our Corporate Governance Guidelines to refine the Company’s policy on director overboarding. Under the new policy, director candidates should generally not serve on more than four public company boards, other than the Company, or if the candidate serves as the chief executive officer of a public company, the candidate should generally not serve on more than two public company boards, other than the Company. The Board believes these changes to the Corporate Governance Guidelines strike the right balance in being able to attract exceptional director candidates while ensuring that these candidates have the necessary time to devote to the Board.
Director Refreshment and Tenure
In the past several years, the Board has been engaged in an effort to achieve a “fit-for-purpose” Board utilizing a waterfall strategy to reach and thereafter maintain a relatively balanced mix of short, medium and long-term tenured directors. The reconstitution of the Board in March 2022 resulted in the addition of seven new directors to the Board and the retirement of six incumbent directors. The tenure profile of our Board now consists of nine directors having two years or less in tenure and three directors with between three and five years in tenure.
Board Skills Matrix
The Board is committed to ensuring it has a relevant diversity of skills and experience to oversee the Company, its management, its strategic plan and the execution of that plan. The Board believes that our director nominees, as a group, represent an effective mix of skills, experiences, diversity and fresh perspectives. The table below summarizes the key skills, experiences, diversity and other qualifications of our nominees for director. The director biographies beginning on page 5 describe each nominee’s background and relevant experience in more detail.

Director Skills, Experiences, Diversity and Other Qualifications
	Witynski (CEO)	Dreiling (Chair)	Dickson	Grise´	Heinrich	Hilal	Kelly	Laschinger	Naylor	Park	Scott	Stahl
Director Skills and Experiences
Executive Leadership
Public Company CEO Experience	•	•	•			•	•	•
Private Company CEO Experience						•		•		•	•	•
Senior Executive Experience	•	•	•	•	•	•	•	•	•	•	•	•
Financial Expertise
Public Company CEO/CFO Experience	•	•	•		•		•	•	•	•	•
Private Company CFO Experience
CPA/Audit/Accounting Experience					•				•
Investment Banking/Private Equity/M&A/Capital Markets					•	•	•		•		•	•
Other Professional Expertise
Consumer/Retail Industry	•	•	•	•	•			•	•	•	•	•
Marketing/Advertising/Communications	•	•		•				•		•	•	•
Strategic Planning	•	•	•	•	•	•	•	•	•	•	•	•
Operations	•	•	•	•	•	•	•	•			•	•
Human Resources				•				•				•
Information Technology					•				•	•
Cybersecurity					•				•
Risk Management				•	•		•	•	•
Global Sourcing/Supply Chain	•	•	•	•				•
Director Qualifications
Dollar Tree Independent Director			•	•	•	•	•	•	•	•	•	•
Dollar Tree Board Tenure (years)	1	<1	3	<1	<1	<1	<1	<1	4	1	<1	4
Other Public Board Experience		•	•	•	•	•	•	•	•	•	•	•
Demographic Background
Age	59	68	66	69	66	55	68	62	63	51	71	55
Gender Identity
Male	•	•	•		•	•	•		•		•
Female				•				•		•		•
Ethnicity
White/Caucasian	•	•	•	•	•	•	•	•	•			•
Black or African American											•
Asian										•

CORPORATE GOVERNANCE HIGHLIGHTS
As the Company grows and evolves, our Board of Directors is engaged in an effort to enhance its governance policies and practices. The Board seeks to further increase its effectiveness as well as its alignment with and transparency to shareholders. These changes include:
▶
Board leadership.   In March 2022, the Board:

◊
Elected a new Executive Chairman, Richard W. Dreiling, and a new Vice Chairman of the Board, Paul C. Hilal;

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Elected a new Lead Independent Director, Edward J. Kelly, III, who has robust authority to oversee the Board’s operations and relationship with management; and

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Appointed Jeffrey G. Naylor as Chair of our Audit Committee, Cheryl W. Grisé as Chair of our Compensation Committee, Edward J. Kelly, III as Chair of our Nominating and Governance Committee, Daniel J. Heinrich as Chair of our newly formed Finance Committee and Stephanie P. Stahl as Chair of our newly formed Sustainability and CSR Committee.

▶
Strengthened ESG oversight.   Over the last couple of years the Board and its committees have enhanced ESG oversight to increase its focus and transparency about the Company’s sustainability and ESG risks. Among other things, the Board:

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Created a new Sustainability and CSR Committee to assist the Board in its oversight of the Company’s sustainability and social-related risks and strategies, external reporting, and workplace environment and culture;

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Directed the Sustainability and CSR Committee to oversee the Company’s strategies and policies related to human capital management, including matters related to diversity, equity and inclusion as it relates to the Company’s workforce, workplace environment and culture, and the recruiting, selection, talent development, progression and retention of the Company’s workforce; and

◊
Specified that the Sustainability and CSR Committee will, at least twice a year, evaluate, discuss, and, as appropriate, direct the disclosure of the Company’s risks relating to corporate social responsibility and sustainability, including the environment, human rights, labor, health and safety, workforce diversity, supply chain, and similar matters affecting Company stakeholders.

▶
Enhanced governance best practices.   The Board previously adopted best practices such as a declassified board, a majority voting standard for uncontested elections of directors and proxy access, which are intended to increase accountability to shareholders. Building on these actions, the Board:

◊
Approved a proposed amendment to our Articles of Incorporation which, if approved by shareholders at the annual meeting, will permit shareholders representing 15% or more of the Company’s common stock to call a special meeting of shareholders (see Proposal No. 4 on page  100);

◊
Enhanced the Company’s Bylaws by moving the advance notice time period for shareholder nominations of directors and the proposal of business closer to the annual meeting; and

◊
Updated the charters of key Board committees to clarify and enhance the roles of these committees in accordance with corporate governance best practices.

DIRECTOR BIOGRAPHIES
Biographical and other information for our directors is provided below.
THOMAS W. DICKSON DIRECTOR SINCE DECEMBER 2018 AGE: 66 BOARD COMMITTEES: Compensation Committee Nominating and Governance Committee
Mr. Dickson—Retired Executive Chairman and Chief Executive Officer of Harris Teeter Supermarkets, Inc., a leading regional supermarket chain located primarily in the Southeastern and Mid-Atlantic United States. He currently serves on the Board of Brixmor Property Group, Inc. (Compensation Committee).
PREVIOUS WORK EXPERIENCE
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2006 to 2014: Chief Executive Officer and Chairman of the Board of Directors, Harris Teeter

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1997 to 2006: Chief Executive Officer, Harris Teeter

•
1996 to 1997: Executive Vice President, Harris Teeter

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1994 to 1996: President, American & Efird, Inc., a wholly-owned subsidiary of Harris Teeter

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1987 to 1994: held various senior and executive level positions at American & Efird, Inc., including Executive Vice President of American & Efird, Inc.

PREVIOUS BOARD EXPERIENCE
•
2016 to 2018: Board of Directors, Conagra Brands, Inc. (Nominating, Governance and Public Affairs Committee)

•
2016 to 2017: Board of Directors, CST Brands, Inc. (Nominating and Corporate Governance)

•
2014 to 2015: Chairman of the Board of Directors, The Pantry, Inc.

EDUCATION
•
Mr. Dickson graduated with a B.A. from the University of Virginia and an M.B.A. from the University of Virginia Darden School of Business.

EXPERTISE
•
Mr. Dickson brings to our Board more than thirty years of executive leadership with extensive experience in the retail and consumer products industries, a broad real estate knowledge, and substantial public board experience. He also brings extensive knowledge in strategic planning and international experience in managing foreign operations and sourcing.

RICHARD W. DREILING DIRECTOR SINCE MARCH 2022 AGE: 68 EXECUTIVE CHAIRMAN
Mr. Dreiling—Executive Chairman of Dollar Tree, Inc. from March 2022 to present. He currently serves on the Board of Directors of Kellogg Company (Audit Committee; Compensation and Talent Management Committee) and Lowe’s Companies, Inc. (Lead Independent Director; Nominating and Governance Committee).
PREVIOUS WORK EXPERIENCE
•
2015 to 2016: Chairman of the Board of Directors, Dollar General Corporation

•
2008 to 2015: Chief Executive Officer and Chairman of the Board of Directors, Dollar General Corporation

•
2005 to 2008: President, Chief Executive Officer and Chairman of the Board of Directors, Duane Reade Holdings, Inc. and Duane Reade Inc.

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2003 to 2005: Executive Vice President and Chief Operations Officer, Longs Drug Stores Corp.

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2000 to 2003, Executive Vice President of Marketing, Safeway Inc.

•
1998 to 2000: President, Vons Co Inc.

PREVIOUS BOARD EXPERIENCE
•
2015 to May 2022: Board of Directors, Pulte Group, Inc. (Nominating and Governance Committee, Chair; Compensation and Management Development Committee) (will not stand for re-election at the May 5, 2022 annual meeting)

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2016 to April 2022: Board of Directors, Aramark (Compensation and Human Resources Committee; Nominating, Governance and Corporate Responsibility Committee)

EDUCATION
•
Mr. Dreiling graduated with a B.A. from Rockhurst University.

EXPERTISE
•
Mr. Dreiling brings to our Board over 50 years of retail experience at all operating levels. He has strong business development expertise in expanding the footprint and offerings of several retailers. Mr. Dreiling also brings unique experience in the value retail sector gained from his role as the former Chairman and CEO of Dollar General Corporation.

CHERYL W. GRISÉ DIRECTOR SINCE MARCH 2022 AGE: 69 BOARD COMMITTEES: Compensation Committee Nominating and Governance Committee
Ms. Grisé—Former Executive Vice President of Northeast Utilities and Chief Executive Officer of its principal operating companies. She currently serves on the Board of Directors of ICF International, Inc. (Human Capital Committee, Chair; Governance and Nominating Committee), PulteGroup, Inc. (Nominating and Governance Committee; Compensation and Management Development Committee) and Metlife, Inc. (Compensation Committee, Chair; Governance and Corporate Responsibility Committee; Audit Committee).
PREVIOUS WORK EXPERIENCE
•
1998 to 2007: held several executive leadership positions at Northeast Utilities (now known as Eversource Energy), including President, Utilities Group.

PREVIOUS BOARD EXPERIENCE
•
2007 to 2015: Board of Directors, Pall Corporation (Compensation Committee, Chair; Nominating and Governance Committee)

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2002 to 2008: Board of Directors, Dana Holding Corporation (Audit Committee; Nominating and Governance Committee, Chair)

EDUCATION
•
Ms. Grisé graduated with a B.A. from the University of North Carolina at Chapel Hill, a J.D. from Thomas Jefferson School of Law, and the Yale University School of Organization and Management, Executive Management Program.

EXPERTISE
•
Ms. Grisé brings to our Board substantial executive leadership experience with a large consumer facing business, a strong governance and legal background and an unusually solid and strong record of leadership in public company boardrooms in many different sectors. She was named by the National Association of Corporate Directors (NACD) to their Top 100, a list of the top 100 most influential directors in the U.S.

DANIEL J. HEINRICH DIRECTOR SINCE MARCH 2022 AGE: 66 BOARD COMMITTEES: Audit Committee Finance Committee
Mr. Heinrich—Former Chief Financial Officer of The Clorox Company. He currently serves on the Board of Directors of the following public companies: Lowe’s Companies, Inc. (Compensation Committee; Technology Committee), and Aramark Corporation (Audit Committee, Chair; Finance Committee).
PREVIOUS WORK EXPERIENCE
•
2001 to 2011: held various senior level positions at The Clorox Company, including Executive Vice President and Chief Financial Officer, The Clorox Company

•
1996 to 2001: Senior Vice President and Treasurer of Transamerica Finance Corporation

•
1994 to 1996: Senior Vice President, Treasurer and Controller, Granite Management Company

•
1986 to 1994: Senior Vice President, Controller and Chief Accounting Officer, First Nationwide Bank

•
1978 to 1986: Senior Audit Manager, Ernst & Young

PREVIOUS BOARD EXPERIENCE
•
2016 to April 2022: Board of Directors, Ball Corporation (Audit Committee, Chair; Compensation Committee)

•
2012 to February 2022: Board of Directors, Edgewell Personal Care Company (Compensation Committee, Chair; Audit Committee, Chair; Finance Committee, Chair)

•
2011 to 2021: Board of Directors, E & J Gallo Winery (Finance & Audit Committee; Executive Compensation Committee)

•
2013 to 2019: Board of Directors, G3 Enterprises, Inc. (Audit Committee, Chair; Compensation Committee)

•
2007 to 2009: Board of Directors, Advanced Medical Optics (Audit Committee; Finance Committee)

EDUCATION
•
Mr. Heinrich is a licensed Certified Public Accountant (inactive), and graduated with a B.S. in Business Administration (with Honors) from the University of California, Berkeley and an M.B.A. (with Honors) from Saint Mary’s College of California.

EXPERTISE
•
Mr. Heinrich brings to our Board his substantial experience as a director and executive at consumer packaged goods companies and consumer facing businesses. He has extensive executive-level financial knowledge and experience and has developed strong expertise in the areas of strategic business development, risk management, mergers and acquisitions, accounting and information technology. In addition, our Board has determined that Mr. Heinrich qualifies as an Audit Committee financial expert.

PAUL C. HILAL DIRECTOR SINCE MARCH 2022 AGE: 55 VICE CHAIRMAN BOARD COMMITTEES: Compensation Committee Finance Committee Nominating and Governance Committee
Mr. Hilal—Founder and Chief Executive Officer of Mantle Ridge LP, an investment fund. Over the past two decades, he has built a strong record as an engaged or activist investor and as a passive value investor. He currently serves on the Board of Directors of Aramark Corporation (Vice Chairman; Nominating, Governance and Corporate Responsibility Committee; Compensation and Human Resources Committee) and CSX Corporation (Vice Chairman; Executive Committee; Finance Committee; Governance and Sustainability Committee).
PREVIOUS WORK EXPERIENCE
•
2006 to 2016: Partner and Senior Investment Professional, Pershing Square Capital Management

•
2002 to 2005: Managing Partner, Caliber Capital Management

•
1998 to 2001: Partner, Hilal Capital Management

•
1999 to 2000: Acting Chief Executive Officer, WorldTalk Communications Corporation

•
1992 to 1999: Investment Banker, Broadview Associates

PREVIOUS BOARD EXPERIENCE
•
2012 to 2016: Board of Directors, Canadian Pacific Railway Limited (Management Resources and Compensation Committee, Chair; Finance Committee)

•
1999 to 2000: Chairman of the Board of Directors, WorldTalk Communications

•
1999 to 2016: Board of Directors, Grameen Foundation

EDUCATION
•
Mr. Hilal graduated with a A.B. in Biochemistry from Harvard College, an M.B.A. from Columbia Business School and a J.D. from Columbia Law School.

EXPERTISE
•
Mr. Hilal brings to our Board substantial experience enabling companies to successfully effect value-creating change. His experience as a value investor, capital allocator and engaged steward during corporate transformations, in addition to his knowledge of the Company, enables him to contribute to the Board and its mission in unique and extremely valuable ways. Additionally, Mr. Hilal’s service on the boards of multiple public companies will allow him to provide key strategic perspectives to the Board.

EDWARD J. KELLY, III DIRECTOR SINCE MARCH 2022 AGE: 68 LEAD INDEPENDENT DIRECTOR BOARD COMMITTEES: Nominating and Governance Committee, Chair Finance Committee Sustainability and CSR Committee
Mr. Kelly—Retired Chairman of the Institutional Clients Group of Citigroup, Inc. He currently serves on the Board of Directors of Citizens Financial Group, Inc. (Nominating and Corporate Governance Committee; Compensation and Human Resources Committee) and Metlife, Inc. (Audit Committee; Compensation Committee; Finance and Risk Committee, Chair).
PREVIOUS WORK EXPERIENCE
•
2011 to 2014: Chairman, Institutional Clients Group, Citigroup, Inc.

•
2010 to 2011: Chairman, Global Banking, Citigroup, Inc.

•
2009 to 2010: Vice Chairman, Citigroup, Inc.

•
2009: Chief Financial Officer, Citigroup, Inc.

•
2008 to 2009: Head of Global Banking, President and CEO, Citi Alternative Investments, Citigroup, Inc.

•
2007 to 2008: Managing Director, The Carlyle Group

•
2007: Vice Chairman, PNC Financial Services Group, Inc.

•
2001 to 2007: Chairman and Chief Executive Officer, Mercantile Bankshares Corporation

•
1995 to 2001: Managing Director, J.P. Morgan

•
1994 to 1995: General Counsel, J.P. Morgan

•
1988 to 1994: Partner, Davis Polk & Wardwell, LLP

PREVIOUS BOARD EXPERIENCE
•
2002 to 2019: Board of Directors, CSX Corporation (Chairman of the Board; Audit Committee; Governance Committee; Executive Committee; Compensation and Talent Management Committee; Finance Committee)

•
2014 to 2018: Board of Directors, XL Group (Executive Committee; Audit Committee; Compensation Committee; Risk Committee; Corporate Governance Committee; Finance Committee)

EDUCATION
•
Mr. Kelly graduated with an A.B. from Princeton University and a J.D. from University of Virginia School of Law.

EXPERTISE
•
Mr. Kelly brings to our Board business, strategic, financial and legal acumen and extensive leadership expertise. His experience includes key roles in building a client-centric model and managing the global operations of a major financial institution. In addition, he provides a local perspective as a long-time Virginia resident and lecturer at the University of Virginia School of Law.

MARY A. LASCHINGER DIRECTOR SINCE MARCH 2022 AGE: 62 BOARD COMMITTEES: Compensation Committee Sustainability and CSR Committee
Ms. Laschinger—Former Chairman of the Board of Directors and Chief Executive Officer of Veritiv Corporation. She currently serves on the Board of Directors of Newmont Corporation (Leadership Development and Compensation Committee), and Kellogg Company (Compensation and Talent Management Committee, Chair; Executive Committee; and Nominating and Governance Committee).
PREVIOUS WORK EXPERIENCE
•
2014 to 2020: Chairman and Chief Executive Officer, Veritiv Corporation

•
2010 to 2014: SVP, International Paper Company, President, xpedx distribution company

•
2007 to 2014: Senior Vice President, International Paper Company

PREVIOUS BOARD EXPERIENCE
•
2017 to 2021: Board of Directors, Federal Reserve Bank of Atlanta (Audit Committee; Operational and Risk Committee, Chair)

•
2007 to 2010: Board of Directors, Ilim Group, Russian (Lead Director; Human Resource Committee)

EDUCATION
•
Ms. Laschinger graduated with a B.A. in Business Administration from University of Wisconsin—Eau Claire, an M.B.A. from University of Connecticut and the Kellogg School of Management, Postgraduate Studies, Executive Management.

EXPERTISE
•
Ms. Laschinger brings to our Board substantial experience as a senior executive at some of the largest companies in the United States. In addition, she has led and served on the board of directors of several major U.S. and foreign companies and institutions. Her extensive experience in operating manufacturing and global supply chain businesses includes defining product line up, sourcing products and services and the operational delivery of products and services globally. Through these roles and through her experience as a public company CEO and the Chair of the Audit, Operational and Risk Committee for the Federal Reserve Bank of Atlanta, she has gained deep knowledge of financial, controls and risk management issues. Additionally, through executive leadership and board positions, she has developed expert knowledge of leadership development, defining and implementing compensation, benefits, and related human resource matters.

JEFFREY G. NAYLOR DIRECTOR SINCE MARCH 2018 AGE: 63 BOARD COMMITTEES: Audit Committee, Chair Finance Committee
Mr. Naylor—Former Chief Financial Officer and Senior Executive of The TJX Companies. He is the Managing Director of his consulting firm, Topaz Consulting LLC, where he advises private equity firms on potential transactions and provides services in the area of strategy and finance. In addition, he currently serves on the Board of Directors of Synchrony Financial (Lead Independent Director; Audit Committee, Chair; Management and Compensation Committee) and Wayfair, Inc. (Audit Committee, Chair).
PREVIOUS WORK EXPERIENCE
•
2004 to 2014: held various senior level positions at TJX Companies, Inc., including Senior Executive Vice President, Chief Financial and Administrative Officer of TJX Companies, Inc.

•
2001 to 2004: Chief Financial Officer, Big Lots, Inc.

•
Held senior level positions with Limited Brands, Sears, Roebuck and Co., and Kraft Foods, Inc.

•
Mr. Naylor began his career as a Certified Public Accountant with Deloitte Haskins & Sells.

PREVIOUS BOARD EXPERIENCE
•
2013 to 2021 Board of Directors, Emerald Holding, Inc. (Chair, Nominating and Corporate Governance Committee; Compensation Committee)

•
2010 to 2016: Board of Directors, Fresh Market, Inc. (Audit Committee)

EDUCATION
•
Mr. Naylor graduated with a B.A. in Economics from Northwestern University and an MBA from J.L. Kellogg School of Management.

EXPERTISE
•
Mr. Naylor brings to our Board an extensive financial and accounting background as well as significant leadership and retail experience. In addition, our Board has determined that Mr. Naylor qualifies as an Audit Committee financial expert.

WINNIE Y. PARK DIRECTOR SINCE DECEMBER 2020 AGE: 51 BOARD COMMITTEES: Audit Committee Compensation Committee
Ms. Park—Chief Executive Officer of Forever 21 from January 2022 to present. She currently serves on the Board of Directors of Sound Point Acquisition Corp. I, Ltd.
PREVIOUS WORK EXPERIENCE
•
2015 to 2021: CEO of Paper Source

•
2012 to 2015: Executive Vice President, Global Marketing and eCommerce, DFS Group Ltd.

•
2006 to 2012: Global Vice President, Fashion, DFS Group Ltd.

•
2004 to 2006: Senior Director, Women’s Merchandising for the Dockers brand, Levi Strauss & Co.

•
2003 to 2004: Director, Global Strategy for the Dockers brand, Levi Strauss & Co.

•
2001 to 2003: Engagement Manager, McKinsey & Company

PREVIOUS BOARD EXPERIENCE
•
2017 to January 2022: Board of Directors, Express, Inc. (Compensation Committee; Governance Committee; and Audit Committee)

EDUCATION
•
Ms. Park graduated with a B.A., Cum Laude, in Public and International Affairs from Princeton University and an M.B.A. in Corporate Finance and Marketing from Northwestern University.

EXPERTISE
•
Ms. Park is a retail and marketing leader with deep experience in brand-building, e-Commerce, omni-channel specialty retail, merchandising and international expertise. In addition, the Board has determined that Ms. Park qualifies as an Audit Committee financial expert.

BERTRAM L. SCOTT DIRECTOR SINCE MARCH 2022 AGE: 71 BOARD COMMITTEES: Audit Committee Sustainability and CSR Committee
Mr. Scott—Retired health care executive who formerly served as the President and Chief Executive Officer of Affinity Health Plan and President, US Commercial, of CIGNA Corporation. He currently serves on the Board of Directors of the following public companies: Equitable (Compensation Committee; Nominating and Corporate Governance Committee), Lowe’s Companies, Inc. (Audit Committee, Chair; Nominating and Governance Committee) and Becton, Dickinson and Company (Lead Director; Audit Committee, Chair; Compensation and Human Capital Committee).
PREVIOUS WORK EXPERIENCE
•
2015 to 2019: Senior Vice President of Population Health and Value Based Care at Novant Health

•
2012 to 2014: President and Chief Executive Officer, Affinity Health Plan

•
2010 to 2011: President, US Commercial, CIGNA Corporation

•
2000 to 2010: Executive Vice President and Chief Institutional Development and Sales Officer, TIAA-CREF

•
2000 to 2007: President and Chief Executive Officer, TIAA-CREF

•
1996 to 2001: President and Chief Executive Officer, Horizon Mercy Healthcare

PREVIOUS BOARD EXPERIENCE
•
2020 to March 2022: AllianceBernstein (Compensation and Workplace Practices Committee)

EDUCATION
•
Mr. Scott graduated with a B.A. in Business Administration from DePaul University, a Doctor of Humane Letters from DePaul University and the Harvard Business School Advanced Management Program.

EXPERTISE
•
Mr. Scott brings to our Board his substantial corporate governance and business expertise, in addition to extensive experience serving as a director on the boards of several large, complex, publicly-traded companies, as well as serving as chair of several board committees. Mr. Scott draws on his professional experiences to provide perspective to the boards on which he serves with respect to development and the implementation of strategy, mergers and acquisitions, merger integration, and sales and marketing.

STEPHANIE P. STAHL DIRECTOR SINCE JANUARY 2018 AGE: 55 BOARD COMMITTEES: Nominating and Governance Committee Sustainability and CSR Committee, Chair
Ms. Stahl—Former Global Marketing & Strategy Officer of Coach, Inc. She is the Founder of her investment and advisory company Studio Pegasus LLC which she launched in 2015 to focus on supporting early-stage consumer ventures. In addition, she serves on the Board of Directors of Carter’s, Inc., and Founders Table Restaurant Group.
PREVIOUS WORK EXPERIENCE
•
2015 to current: Owns and operates Studio Pegasus, LLC, an investment and advisory company focused on consumer sector digital startups.

•
2012 to 2015: Executive Vice President, Global Marketing & Strategy, Coach, Inc.

•
2010 to 2011: Chief Executive Officer, Tracy Anderson Mind & Body, LLC

•
2003 to 2006: Executive Vice President, Chief Marketing Officer, Revlon, Inc.

•
1998 to 2003: Partner and Managing Director, The Boston Consulting Group, Inc.

•
1997: Vice President, Strategy & New Business Development, Toys “R” Us, Inc.

PREVIOUS BOARD EXPERIENCE
•
2013 to 2021 Board of Directors of Knoll, Inc. (Audit Committee and Nominating Committee)

EDUCATION
•
Ms. Stahl graduated with a B.S. in Quantitative Economics from Stanford University and an M.B.A. (with distinction) from Harvard University.

EXPERTISE
•
Ms. Stahl brings to our Board significant experience in marketing, data analytics, digital, sustainability, brand building and strategy. Ms. Stahl has spent her career focused on the retail/consumer sector with extensive experience in developing, executing and optimizing major change initiatives including fundamental business transformation, mergers and acquisitions, and post-merger integrations.

MICHAEL A. WITYNSKI DIRECTOR SINCE SEPTEMBER 2020 AGE: 59
Mr. Witynski—President and Chief Executive Officer of Dollar Tree from July 2020 to present.
PREVIOUS WORK EXPERIENCE
•
December 2019 to July 2020: Enterprise President, Dollar Tree

•
June 2017 to December 2019: President and Chief Operating Officer, Dollar Tree Stores

•
July 2015 to June 2017: Chief Operating Officer, Dollar Tree Stores

•
2010 to July 2015: Senior Vice President of Stores, Dollar Tree Stores

•
2009 to 2010: President, Shaw’s Supermarkets

•
2006 to 2009: Group Vice President, Private Brands at Supervalu, Inc.

•
2005 to 2006: Executive Vice President, Merchandising Marketing at Supervalu, Inc.

•
1999 to 2004: Vice President Merchandising, Marketing at Cub Foods

EDUCATION
•
Mr. Witynski graduated with a B.A. in Business Administration from Benedictine University.

EXPERTISE
•
Mr. Witynski has more than 39 years of retail experience, including 29 years in the grocery industry, and has led the merchandising, store operations, and supply chain functions for Dollar Tree, Family Dollar, and Dollar Tree Canada. His business acumen has driven excellence in store operations and he has been heavily involved in the transformation of the Family Dollar brand and the continued growth of Dollar Tree. Mr. Witynski’s tenure at Dollar Tree, along with his grocery background, brings a broad knowledge base to the Board.

THE BOARD AND ITS COMMITTEES
The Board of Directors currently consists of 12 directors who are elected annually. The Board has re-nominated all current directors for appointment as directors to serve for a one-year term.
The Board of Directors has five standing committees, each comprised solely of independent directors: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Sustainability and CSR Committee. The charters of our Board committees are available on our corporate website, at www.dollartreeinfo.com/corporate-governance.
Pursuant to the Stewardship Framework Agreement, in March 2022 the Company reconstituted the leadership and composition of its committees and agreed to maintain such leadership at least until immediately prior to the 2023 annual meeting of shareholders. The current Board committee assignments are as follows:
Director	Independent Director(1)	Audit Committee(2)	Compensation Committee	Nominating and Governance Committee	Finance Committee	Sustainability and CSR Committee
Thomas W. Dickson	■		■	■
Richard W. Dreiling
Cheryl W. Grisé	■		C	■
Daniel J. Heinrich	■	■			C
Paul C. Hilal	■		■	■	■
Edward J. Kelly, III	LD			C	■	■
Mary A. Laschinger	■		■			■
Jeffrey G. Naylor	■	C			■
Winnie Y. Park	■	■	■
Bertram L. Scott	■	■				■
Stephanie P. Stahl	■			■		C
Michael A. Witynski

LD
Lead Independent Director

C
Committee chair

(1)
Our Board reviewed the composition of each committee and determined that the independence and other qualifications of its members meet the listing standards of the NASDAQ Stock Market and SEC regulations.

(2)
The Board, after review of each individual’s employment experience and other relevant factors, has determined that Daniel Heinrich, Jeffrey Naylor and Winnie Park are qualified as audit committee financial experts within the meaning of SEC regulations.

Audit Committee
At each regular meeting, the Audit Committee meets in executive sessions with the Company’s independent auditors, Chief Legal Officer, Vice President—Internal Audit, Chief Financial Officer and Senior Vice President—Principal Accounting Officer to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance and other matters. The independent auditors have complete access to the Audit Committee without management present to discuss the results of their audits and their opinions on the adequacy of internal controls, quality of financial reporting and other accounting and auditing matters.
Key functions of this committee include:
•
reviewing management’s assessment of our internal control over the financial reporting process;

•
reviewing results of internal control testing related to Section 404 of the Sarbanes-Oxley Act of 2002;

•
reviewing and discussing the Company’s practices with respect to risk assessment and risk management, including financial, operational, information security, data privacy, business continuity and legal and regulatory risks;

•
reviewing our quarterly and annual financial statements;

•
reviewing the audit efforts of our independent auditors and internal audit department;

•
reviewing related party transactions; and

•
selecting the independent auditors and any independent counsel or other advisers it deems necessary.

The Audit Committee met eight (8) times in 2021. In addition, the Chair of the Committee conducted periodic updates with the independent auditors and/or financial management.
All members of the Audit Committee during 2021 met the independence requirements of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. The report of the Committee can be found beginning on page 98.
Compensation Committee
The Compensation Committee sets all elements of compensation for our named executive officers based upon consideration of their contributions to the development and operating performance of the Company and is primarily responsible for monitoring risks relating to the Company’s compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.
Key functions of this Committee include:
•
overseeing our compensation and benefit practices;

•
establishing the compensation arrangements for our executive officers;

•
administering our executive compensation plans and Employee Stock Purchase Plan;

•
administering and considering awards under our equity-based compensation plans;

•
overseeing our strategies and policies with respect to diversity, equity and inclusion as they relate to human capital management and talent development and retention with respect to our key personnel; and

•
reviewing annually, in collaboration with the Nominating and Governance Committee, executives’ stock ownership levels to ensure compliance with the Company’s executive ownership policy.

During 2021, the Compensation Committee was responsible for overseeing the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, equity and inclusion, workplace environment and culture, and talent development and retention, and reviewing, at least semi-annually, the Company’s initiatives related to human capital management, diversity, equity and inclusion programs and other workforce initiatives. Following the formation of the Sustainability and CSR Committee in March 2022, some of these responsibilities (other than certain matters relating to key personnel as described above) shifted to the Sustainability and CSR Committee.
The Compensation Committee met nine (9) times in 2021. In addition, the Chair separately engaged in numerous in-depth discussions with members of management.
All members of the Compensation Committee during 2021 met the independence requirements of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. The report of the Committee, together with our Compensation Discussion and Analysis and information regarding executive compensation, can be found beginning on page 45.
Nominating and Governance Committee
The purpose of the Nominating and Governance Committee is to advise the Board of Directors on the composition, organization and effectiveness of the Board and its committees and on other issues relating to the corporate governance of the Company. The Committee’s primary duties and responsibilities include:
•
recommending candidates to be nominated by the Board, including the re-nomination of any currently serving director, to be placed on the ballot for shareholders to consider at the annual shareholders’ meeting;

•
if the Chairman of the Board is not independent, recommending an independent director to be appointed as Lead Independent Director;

•
recommending nominees to be appointed by the Board to fill interim director vacancies;

•
reviewing periodically the membership and Chair of each committee of the Board and recommending committee assignments to the Board, including rotation or reassignment of any Chair or committee member;

•
reviewing and resolving requests for waivers from directors of any provision of the Company’s Code of Conduct;

•
monitoring current developments in regulations and best practices concerning corporate governance and the duties and responsibilities of each director;

•
leading the Board in its annual performance evaluation;

•
reviewing and assessing the adequacy of our Corporate Governance Guidelines and recommending changes to the Board;

•
conducting an annual performance self-evaluation of the corporate governance and nominating functions of the Committee, establishing criteria and processes for, and leading the Board in, the Board’s annual performance self-evaluation, and conducting an annual review of each of the directors on the Board;

•
overseeing and reviewing the Shareholder Engagement Policy and reporting and recommending any proposed changes to such policy to the Board for approval, monitoring the process for shareholders to communicate with the Board, and assessing and recommending action on any matters raised in such communications relating to governance topics;

•
reviewing and overseeing our governance structure and other facets of the Company’s corporate governance, including the structure of the Board, provisions of the Company’s articles and bylaws, arrangements containing provisions that become operative in the event of a change in control of the Company and other documents, policies and procedures in the governance framework;

•
recommending policies for equity ownership guidelines for Board members who are not executive officers, as well as expense reimbursement policies;

•
reviewing annually, in collaboration with the Compensation Committee, the directors’ stock ownership levels to ensure compliance with our director target ownership policy; and

•
monitoring annually the education of Board members on matters related to their service on the Board.

During 2021, the Committee also was responsible for monitoring and evaluating the Company’s sustainability and ESG risks affecting its stakeholders. Following the formation of the Sustainability and CSR Committee in March 2022, responsibilities relating to sustainability and corporate social responsibility shifted to the Sustainability and CSR Committee.
The Nominating and Governance Committee met on four (4) occasions in 2021. For further information on the Committee, please see “How Nominees to our Board are Selected” beginning on page 37.
All members of the Nominating and Governance Committee during 2021 met the independence requirements of the NASDAQ Stock Market.
Finance Committee
In March 2022, the Board formed a Finance Committee to assist the Board in its oversight of the Company’s financial policies, strategies, capital structure and allocation. The Committee’s primary duties and responsibilities include:
•
reviewing and advising the Board on the Company’s capital structure and allocation;

•
reviewing and advising the Board on significant financing and related transactions;

•
reviewing and advising the Board on financial considerations relating to the leasing, purchase, sale, conveyance and other acquisition and disposition of stores, facilities and real property;

•
reviewing and evaluating new store openings and performance;

•
reviewing and advising the Board on the annual capital budget and advising the Board on major capital projects and commitments; and

•
reviewing and advising the Board on acquisitions and divestitures and supporting the Board’s review with management of previously effected acquisitions and divestitures.

Sustainability and Corporate Social Responsibility Committee
In March 2022, the Board formed a Sustainability and CSR Committee to assist the Board in its oversight of the Company’s sustainability and environment and social -related risks and strategies, external reporting, and workplace environment and culture. The Committee’s primary duties and responsibilities include:
•
assisting the Board in discharging its responsibilities relating to oversight of the Company’s strategies, policies and initiatives and assessing, monitoring and making recommendations to the Board, with respect to sustainability and corporate social responsibility matters, including those related to environmental and social issues, human rights, labor, health and safety, workplace environment and culture, vendor and supplier diversity, philanthropy, and community and governmental engagement and relations;

•
overseeing the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, equity, and inclusion as it relates to the Company’s workforce, workplace environment and culture, and the recruiting, selection, talent development, progression and retention of the Company’s workforce;

•
reviewing and discussing with management key human capital metrics for the Company’s workforce that may be used by the Company; and

•
at least semi-annually, evaluating, discussing, and, as appropriate, directing the disclosure of the Company’s risks relating to corporate social responsibility and sustainability, including the environment, human rights, labor, health and safety, workforce diversity, supply chain, and similar matters affecting Company stakeholders.

Meetings of the Board of Directors
The Board of Directors has scheduled four regular meetings in 2022 and recently held one of these meetings in March 2022. The Board will hold special meetings when Company business requires. During 2021, the Board held fourteen (14) meetings. Informational update calls are periodically conducted during the year. Each member of the Board attended more than 75% of all Board meetings and meetings of committees of which he or she was a member.
We expect each of our directors to attend the annual meeting of our shareholders. All of the then incumbent directors were in attendance at the 2021 virtual annual meeting of our shareholders.

BOARD GOVERNANCE
Our Board operates within a strong set of governance principles and practices, including:
Governance Practice		Dollar Tree’s Governance Policies and Actions
All directors elected annually upon majority vote, except where contested	YES	Our Board is not classified, and in uncontested elections our directors are elected by the vote of a majority of the votes cast. See “Proposal No. 1—Election of Directors” on page 95.
Robust Independent Lead Director position	YES	When our Board Chairman is not independent, a Lead Independent Director is elected from among the independent directors. Our Corporate Governance Guidelines enumerate the robust authority and responsibilities of the Lead Independent Director in managing Board matters. See “Board Leadership Structure” on page 24.
Enhanced director stock ownership guidelines	YES	Each director must hold Dollar Tree stock worth no less than four times the annual cash retainer. See “Director Stock Holding Requirements” on page 25.
Enhanced shareholder engagement program	YES	We formalized our policy to facilitate shareholder access to senior management and independent directors. See “Engagement with Shareholders” on page 30.
A strong corporate commitment to environmental stewardship and sustainability	YES	We have made a commitment to environmental stewardship and are pursuing meaningful strategies and initiatives that address the sustainability risks associated with our business. We strongly support policies that benefit our customers, our associates, our communities and our environment. See “Sustainability” on page 27.
Thoughtful approach to director tenure and board diversity	YES	We endeavor to include women and minority candidates in the pool from which Board nominees are chosen and to consider diverse directors for leadership positions on the Board. While directors have no term limit, the Board values the benefits of regular board refreshment and annually reviews director tenure. See “Board Diversity” and “Board Tenure” on page 37 and page 38, respectively.

Agreement with Mantle Ridge
On March 8, 2022, the Company entered into a Stewardship Framework Agreement (as amended, the “Stewardship Framework Agreement”) with affiliates of Mantle Ridge, LP, a registered investment advisory firm, which has a combined beneficial ownership interest in approximately 5.7% of the Company’s outstanding shares of common stock. Pursuant to the Stewardship Framework Agreement, (i) each of Bob Sasser, Arnold S. Barron, Gregory M. Bridgeford, Lemuel E. Lewis, Carrie A. Wheeler and Thomas E. Whiddon retired from the Board, (ii) the size of the Board was increased to 12 directors, and (iii) each of Paul C. Hilal, Richard W. Dreiling, Edward J. Kelly, III, Cheryl W. Grisé, Daniel J. Heinrich, Mary A. Laschinger, and Bertram L. Scott joined the Board, with Messrs. Dreiling, Hilal, and Kelly appointed to serve as Executive Chairman, Vice Chairman, and Lead Independent Director of the Board, respectively.
The Company further agreed to nominate Messrs. Hilal, Dreiling, Kelly, Heinrich and Scott and Mses. Grisé and Laschinger, as well as incumbent directors Michael A. Witynski, Thomas W. Dickson, Jeffrey G. Naylor, Winnie Y. Park and Stephanie P. Stahl, to stand for election at the 2022 annual meeting. In connection with the foregoing, Mantle Ridge has agreed to has agreed to cause all shares of the Company’s common stock owned by it and its affiliates and which it has the right to direct the vote to (i) be present for quorum purposes at the annual meeting and (ii) be voted in favor of the nominees herein and against the removal of any such director.
Pursuant to the Stewardship Framework Agreement, the Company also has agreed to limit the size of the Board to 12 directors until March 8, 2025, and to reconstitute the leadership and composition of its committees and agreed to maintain such leadership at least until immediately prior to the 2023 annual meeting of shareholders. See “The Board and its Committees” beginning on page 17 for more information regarding the current committee composition.
If Mr. Hilal cannot serve or ceases to serve on the Board during the term of the Stewardship Framework Agreement, Mantle Ridge will have the right to designate a replacement, subject to certain conditions as set forth in the Stewardship Framework Agreement. The obligations under the Stewardship Framework Agreement will terminate upon Mantle Ridge and its affiliates ceasing to have an economic ownership position of at least 2.0% of the Company’s outstanding common stock (excluding the effects of any issuance of shares or similar transaction that increases the number of outstanding shares of common stock), subject to certain specified obligations that will terminate at a later date.
The Stewardship Framework Agreement provides that the parties will enter into a registration rights agreement granting to Mantle Ridge customary and reasonable registration rights with respect to shares of the Company’s common stock beneficially owned by Mantle Ridge. The Stewardship Framework Agreement further provides that, except for certain restrictions set forth in the Company’s insider trading policy, none of the restrictions in the Company’s policies applicable to Mr. Hilal or his successor as a director shall be deemed to apply to Mantle Ridge and certain of its affiliates’ transactions in the Company’s securities.
The Stewardship Framework Agreement is more fully described in, and is attached as an exhibit to, the Company’s Current Report on Form 8-K filed on March 8, 2022 with the Securities and Exchange Commission.
Independence
Dollar Tree is committed to principles of good corporate governance and the independence of a majority of our Board of Directors from the management of our Company. The following ten of our current directors have been determined by our Board to be independent directors within the applicable listing standards of the NASDAQ Stock Market: Thomas W. Dickson, Cheryl W. Grisé, Daniel J. Heinrich, Paul C. Hilal, Edward J. Kelly, III, Mary A. Laschinger, Jeffrey G. Naylor, Winnie Y. Park, Bertram L. Scott and Stephanie P. Stahl.

All members of our Audit Committee, our Compensation Committee and our Nominating and Governance Committee are independent under NASDAQ listing standards. Our Board has reviewed the various relationships between members of our Board and the Company and has affirmatively determined that none of our directors or nominees has material relationships with Dollar Tree, other than Messrs. Dreiling and Witynski, who are members of management. See “Certain Relationships and Related Transactions” on page 86 for further information.
If the slate of directors proposed to be elected at the 2022 annual meeting of shareholders is elected, all committees of our Board will continue to be comprised solely of independent directors. The basis for an independence determination by our Board is either that the director has no business relationship other than his or her service on our Board, or that while a director may have some involvement with a Company or firm with which we do business, our Board has determined that such involvement is not material and does not violate any part of the definition of “independent director” under NASDAQ listing standards. None of our current executives sit on any of our committees.
At the regular meetings of our Board of Directors, a private session, without management present, is conducted by the non-management members of our Board.
Board Leadership Structure
Our Executive Chairman and Vice Chairman both were appointed in March 2022 in connection with our entry into the Stewardship Framework Agreement. Because our Executive Chairman is not independent, our independent directors elect a Lead Independent Director, as required under our Corporate Governance Guidelines. In March 2022, Edward J. Kelly, III was elected as Lead Independent Director by the independent directors. Under our guidelines, the Lead Independent Director has clearly defined and robust leadership authority and responsibilities, including:
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conferring regularly with the Chief Executive Officer, Executive Chairman, and the Vice Chairman;

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in conjunction with the Chairman and the Vice Chairman, supporting a strong Board culture and encouraging director participation by fostering an environment of open dialogue and constructive feedback among the directors and facilitating communication across Board committees and among the Executive Chairman, the Vice Chairman, the Chief Executive Officer, the Board as a whole and Board committees (including the chairs of Board committees);

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communicating feedback from the Board regarding the Chief Executive Officer’s performance;

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in the absence or inability to act of the Chairman and Vice Chairman, or if designated by the Vice Chairman in accordance with our bylaws, presiding at shareholder and Board meetings;

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setting the agenda for and presiding over executive sessions of solely independent directors, and with the power to call meetings of the independent directors, with the expectation that the Lead Independent Director will also coordinate feedback and follow-up as appropriate with the Executive Chairman, Vice Chairman and Chief Executive Officer, the chairpersons of relevant Board committees and other directors, as appropriate, concerning matters discussed among the independent directors;

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in conjunction with the Executive Chairman and the Vice Chairman, setting the agenda for meetings of the Board, advising the Executive Chairman, Vice Chairman and Chief Executive Officer as to the Board’s information needs and working with the Executive Chairman, Vice Chairman and Chief Executive Officer as needed to coordinate and provide direction, feedback, changes, input and approval regarding Board meeting agendas, schedules and materials in order to support Board deliberations and enable sufficient time for discussion of all agenda items;
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assisting the Chief Executive Officer, Executive Chairman and Vice Chairman with issues that concern the Board;

•
remaining well-informed about senior management and succession plans; and

•
being available, consistent with the Shareholder Engagement Policy described beginning on page 30, for consultation and direct communication with shareholders when appropriate.

The Board has determined that its current leadership structure is the most appropriate for Dollar Tree and its shareholders. The appointment of Mr. Dreiling as Executive Chairman in March 2022 has brought to the Company a proven leader with extensive, highly relevant retail industry experience at all operating levels, including success in the dollar store segment as the CEO and Chair of Dollar General Corporation from 2008 to January 2016. Mr. Dreiling is expected to take an active operating leadership role in the Company focusing on driving transformational change in our supply chain and Family Dollar business, and in generating long-term positive results for the Company and its shareholders. The role of the Lead Independent Director, as described above, facilitates the active engagement of our independent directors in the various aspects of the Board’s work and governance. We believe the functioning of our Board is enhanced by having Mr. Dreiling as Executive Chairman, Mr. Hilal as Vice Chairman and Mr. Kelly as Lead Independent Director.
As part of the Company’s ongoing commitment to corporate governance, the Board periodically considers its leadership structure and the role of the Lead Independent Director.
Director Stock Holding Requirements
In March 2019, the Board enhanced its stock ownership guidelines to require that each non-employee director should hold Dollar Tree stock worth no less than four (4) times the annual cash retainer paid to directors, valued on the date such director acquired the stock. Vested stock or stock units beneficially owned by the director, including stock or stock units held in the 2013 Director Deferred Compensation Plan, are counted in meeting the guidelines.
As of April 2022, Thomas W. Dickson, Daniel J. Heinrich, Paul C. Hilal, Jeffrey G. Naylor, Mary A. Laschinger and Stephanie P. Stahl have met the requirements of the guidelines. Cheryl W. Grisé, Edward J. Kelly, III, Bertram L. Scott are among our new directors appointed to the Board pursuant to the Stewardship Framework Agreement and have not yet acquired shares in excess of the amount required by the new guidelines. Under our policy, each director has five (5) years after he or she is first elected to the Board to meet the director stock holding requirements. Consistent with prior years, a majority of the directors chose to defer a meaningful portion of their annual cash retainer as shares of common stock, ranging from 50% to 100% of total compensation for participating directors during 2021.
Majority Voting in Uncontested Election of Directors
Our bylaws provide for majority voting in uncontested director elections. Consequently, a director nominee will be elected by a majority of votes cast in uncontested director elections and by a plurality of votes in contested elections.
In addition, our Corporate Governance Guidelines also set forth our procedure if a director-nominee does not receive a majority of the votes cast in an uncontested election. Prior to an election, each director-nominee submits a resignation letter, contingent upon such individual failing to receive more than 50% of the votes cast in an uncontested election. In such event, the resignation would be considered by the Nominating and Governance Committee, which would recommend to the Board what action to take with respect to the resignation.

Board’s Role in Risk Oversight
The Board of Directors is actively involved in overseeing enterprise risk, primarily through the assistance of its committees, which address the risks within their areas of responsibility as provided in the committee charters or otherwise delegated by the Board to those committees. Each committee reports matters relating to risk to the full Board. In addition, the Lead Independent Director is responsible for facilitating director input and discussion regarding risks to the Company’s business.
The Audit Committee has a key role in the assessment of risks related to our business. At least semi-annually, the Audit Committee reviews and discusses with senior management the Company’s major risk exposures, including financial, operational, information security, data privacy, business continuity and legal and regulatory risks, the steps the Company has taken to identify, monitor and control such exposures, and the Company’s risk assessment and risk management policies, including mitigation strategies. This includes a review and discussion of the Company’s annual risk assessment conducted by the Internal Audit Department, which conducts an annual investigation and evaluation of enterprise risk focusing on areas that are essential to the successful operation of the Company. The Audit Committee engages in dialogue and receives updates at or between its meetings from the Vice President of Internal Audit, the Chief Financial Officer, Chief Legal Officer and the Chief Executive Officer on matters related to risk. The Audit Committee shares appropriate information with the Board, either at its next meeting or by other more immediate communication.
The Sustainability and CSR Committee oversees the Company’s risks relating to sustainability and environment and social-related risks, including climate change and the environment, human rights, labor, health and safety, workforce diversity, supply chain, and similar matters affecting Company stakeholders. In carrying out its oversight role, the Committee is responsible for developing and recommending to the Board policies and procedures relating to sustainability risks. The Chief Executive Officer and other members of management are responsible for assessing on an ongoing basis the Company’s sustainability risks and providing regular reports to the Sustainability and CSR Committee and/or the Board on the identification, evaluation, management and mitigation of those sustainability risks.
The Compensation Committee, in setting executive compensation, considers risks that may be implicated by our compensation programs and endeavors to set executive compensation at a level that creates incentives to achieve long-term shareholder value without encouraging excessive risk-taking to achieve short-term results. The Committee also oversees the Company’s human capital management strategies and policies for key personnel and considers related risks.
Information Security Risk Management
The Audit Committee oversees the Company’s risks relating to information security and data privacy. Two members of the Audit Committee have cybersecurity experience obtained through their professional work experiences. At least semi-annually, the Audit Committee is responsible for reviewing and discussing with management the Company’s risk exposures related to information security and data privacy. These management updates are designed to inform the Audit Committee of any potential risks relating to information security or data privacy as well as any relevant mitigation or remediation tactics being implemented.
To more effectively prevent, detect and respond to information security threats, the Company has a dedicated Chief Information Security Officer (CISO) whose team is responsible for our overall information security, cyber risk, and business continuity programs. The CISO reports to the Chief Information Officer and serves as the designated executive leader for cyber or data-related incident response activities. The CISO regularly and routinely reviews our security model and its practices and future initiatives with external auditors to ensure alignment with industry best practices, changes in audit compliance requirements, and adherence to planned business objectives. The CISO provides an annual report directly to executive management and the Board on the State of Information Security and meets annually with our Chief Executive Officer to review information security matters.

We regularly conduct internal reviews and work with third-parties to identify and manage information security risks. By auditing and assessing our computing environment we are able to identify any gaps in our security programs or systems. We engage external certified and qualified entities to identify, manage and assess our information security policies, programs and systems. Payment Card Industry Data Security Standards (PCI-DSS) audits are conducted by PCI Security Council trained and certified PCI-DSS Internal Security Assessors (ISA’s). Additionally, external penetration testing and audits of network controls are periodically completed by a qualified external penetration assessor. Audit results and overall compliance attestations are submitted to our acquirers and card payment brands for our compliance. External audits, assessments and controls testing are conducted by qualified national consulting firms to evaluate the overall security and integrity of our computing environment. Third party partnerships, cloud-based services or hosted solutions are vital parts to the success of our business and as such we conduct continual reviews of our most critical partners. We conduct both administrative and technical assessments of our partners’ information security programs and practices.
On a regular basis, business continuity and disaster recovery exercises of our computing environment are conducted to ensure that mission critical systems are properly backed-up and capable of recovering from identified potential outage scenarios. Similarly, our CISO serves as the Incident Commander of our Incident Response team with representation from all major functional areas within the Company. Incident response plans are reviewed annually and validated by external third parties.
All associates receive information security training on protecting corporate data and digital assets. This training encompasses everything from password protection and social media expectations to physical asset protections. Targeted training is also provided on topics such as, but not limited to, phishing, secure application development, social media, and fraud. Periodic internal phishing exercises are conducted throughout the year to measure and reinforce concepts provided during security training.
In addition to managing our internal information security risk programs, we maintain cyber risk insurance as part of our risk mitigation efforts. Our insurance covers situations arising from, among other things, cyber related breaches and interruptions in the business continuity of our computing environment as well as certain coverage for under-insured third parties with whom the Company may be engaged. These policies are annually reviewed by industry underwriters at which time our security practices, programs, processes, and procedures are thoroughly disclosed, reviewed and evaluated for purposes of determining our insurability.
We have not experienced any computer data security breaches in the past three years as a result of a compromise of Dollar Tree or Family Dollar information systems. As a result, we did not incur any expenses, penalties or settlements relating to an information security breach of our systems during this period. In fiscal year 2021, we experienced a security-related event involving connectivity access to our commodity internet that only affected our principal corporate offices for a brief period of time with no impact on our e-commerce capability, retail stores, operations, associates or customers. To resolve and mitigate future similar scenarios, remedial measures have been implemented. In fiscal year 2020, there was a security incident suffered by a third-party service provider that affected the information of a small number of our associates. To resolve this issue, we worked with the third party and its forensics investigating firm, and appropriately notified affected associates and required state regulatory agencies. We incurred out-of-pocket expenses of approximately $23,000 in connection with the third-party incident.
Sustainability
Dollar Tree is concerned about and committed to environmental sustainability, product safety, human rights and human capital management, and continues to enhance its efforts in these areas. From its beginning over thirty years ago, we have operated our business with integrity and concern for others. We are focused each day on promoting a welcoming and safe environment for our customers and associates. The principles that guide us are ingrained in our people and our operations. From the global impact of climate change to the safety of the products we sell to our concern for the individuals who make them, Dollar Tree strives to stay focused on these values.
Board and Management Oversight of Sustainability
Our Board and management recognize the importance of assessing and planning for the potential impact of climate change and other sustainability risks of our business. The Board took on enhanced ESG oversight in 2020 by charging the then-named Nominating, Governance and Sustainability Committee with responsibility for related risks. Earlier this year, the Board created a separate Sustainability and CSR Committee specifically to monitor and evaluate the Company’s social impact, the sustainability of its operations and environmental and other related risks affecting our associates, our customers and our other stakeholders.
Under its charter, the Sustainability and CSR Committee’s primary duties and responsibilities include, at least semi-annually, to evaluate, discuss, and, as appropriate, direct the disclosure of the Company’s risks relating to corporate social responsibility and sustainability, including the environment, human rights, labor, health and safety, workforce diversity, supply chain, and similar matters affecting our stakeholders. The Committee is also responsible for developing and recommending to the Board policies and procedures relating to the Company’s sustainability and corporate social responsibility matters. This includes, among other things, reviewing and monitoring the Company’s strategies and efforts to address the Company’s short- and long-term brand trust opportunities and brand leadership priorities that are significant to the Company, its customers, shareholders and other stakeholders with respect to sustainability and corporate social responsibility matters, increasing transparency into the Company’s policies on sustainability risks for all Company stakeholders, and receiving regular reports from management regarding the identification, evaluation, management and mitigation of sustainability risks including any which may arise in the future.
Enhanced Sustainability and Climate Change Reporting
We recognize that sustainability reporting is an area of interest for our stakeholders. Starting in 2020, Dollar Tree partnered with outside experts to begin a new initiative to define and measure its carbon emissions footprint, to set long-term greenhouse gas (GHG) emissions goals, and to prepare a formal climate disclosure report. In developing our sustainability disclosures, we took into account shareholder input and in 2021 the Company published an enhanced Corporate Sustainability Report which (i) described our long-term corporate strategy development process relative to climate change; (ii) summarized the specific tasks performed by the Board and management in the course of this strategy development; and (iii) described our long-term goals for greenhouse gas reduction.
Our first-generation climate-related goals include:
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By 2031, we will reduce Scope 1 and 2 greenhouse gas emissions by 25% per square foot across our retail stores, distribution centers and Store Support Center.

•
We are committed to engaging with our top suppliers to understand their sustainability commitments. We target 75% of our supplier spend for merchandise to be with companies which have measurable greenhouse gas reduction or renewable energy targets by 2031.

The Company has continued to provide robust sustainability disclosures this year through the publication of our 2022 Corporate Sustainability Report. This updated and enhanced report provides updates on our progress toward our greenhouse gas emissions goals, and our diversity equity and inclusion (DEI) initiatives. Over the coming months and years, our goals and disclosures around environmental sustainability will continue to develop in response to our continued analysis and learning around climate change initiatives and renewable energy, anticipated governmental and regulatory requirements, and the demonstrated strong concerns of our customers and shareholders.
Our climate change management approach is guided by the recommendations from the Task Force on Climate-related Financial Disclosures (TCFD), and we have developed a GHG emissions

Inventory Management Plan (IMP) that standardized our GHG emissions footprint measurements and monitoring processes. The documented IMP has allowed us to report and improve upon these metrics year-over-year, including new comparison data presented in our Corporate Sustainability Report. Additionally for 2022, we are planning to be a first-time responder to the CDP Climate Change questionnaire, the pre-eminent tool for sharing detailed information about our processes for governing, identifying, assessing and managing climate-related risks and opportunities.
Dollar Tree is focused on pursuing meaningful initiatives that minimize our environmental impact while reducing costs and driving efficiency, which we believe reduces risk and ultimately ensures the creation of sustainable shareholder value. Our GHG emissions come from the energy we consume across our stores and distribution centers, the emissions associated with the production of the goods we sell and the transportation of those goods from our suppliers to our stores. Having adopted our initial climate-related goals in 2021, we are now undertaking a variety of initiatives to achieve a reduction in our GHG emissions intensity and to target our spend with merchandise suppliers with a similar commitment. For details of these and our other environmental sustainability initiatives, please see our 2022 Corporate Sustainability Report available on our Company website.
Product Safety and Sustainability
We are dedicated to offering our customers products that are safe, reliable, and ethically sourced and manufactured. That means taking extra care to examine the practices of our vendors and manufacturers so that we can minimize our environmental impact while working to create a humane supply chain. We utilize independent and certified companies to test products that we import to assure that they meet or exceed all regulatory, legal or industry standards. We have one of the most robust testing programs for children’s products, assuring that testing is done using random sample collection, often multiple times on each production run.
We have also adopted a chemical policy to identify and reduce chemicals of high concern in our products, including lead, BPA and asbestos in children’s products, cadmium and cadmium compounds, certain flame retardants, formaldehyde and various other chemicals we have identified as a priority concern. In 2019, Dollar Tree became the third retailer to join Clean Production Action’s Chemical Footprint Project, in an effort to identify and further reduce our use of chemicals of high concern. We continue to re-evaluate our chemical priority list to incorporate new chemicals of concern so that we can continue evolving our requirements around high-priority chemicals as new information and recommendations become available.
In addition, we are committed to providing environmentally and socially conscious products to our customers. For example, key clothing suppliers are part of the Sustainable Apparel Coalition, whose members are committed to measuring and improving social and environmental impacts within the apparel, footwear and textile industry.
Human Rights
We enlist independent third parties to conduct social compliance audits on all of our suppliers’ overseas factories to assure compliance with labor, health and safety, human trafficking, discrimination and other legal requirements. We will not do business with factories that do not respect basic human rights.
Human Capital Management
We continue to build a rewarding, engaging, diverse and inclusive work environment. In 2020, we formed the Diversity, Equity and Inclusion (DEI) Executive Council comprised of senior leaders from every department within the Company who are charged with creating a DEI engagement strategy aligned with our business goals. In addition to helping to foster a culture of diversity and inclusion, the DEI Executive Council has helped to drive accountability at the senior management level for progress on key DEI initiatives. Among its many activities, the DEI Executive Council has overseen the formal organization of the Champions of Women and Pride LGBTQ+ employee resource groups (ERGs), unconscious bias training for the workforce, and the creation of an Allyship Guide for associates. At the Board level, the Sustainability and CSR Committee has committed to meeting at least twice a year to review the Company’s initiatives related to DEI as it relates to workplace environment and culture, human capital management of the Company’s workforce and talent development and retention of the Company’s workforce.
In 2022, under the Board’s oversight, we have set a series of DEI goals for the Company. These include a review and expansion of our current DEI strategy and establishing for the first-time qualitative performance goals for executive leaders that support and drive our DEI efforts. We are also developing and validating systems that bring visibility to our DEI metrics and progress towards our goals via a dashboard available to our senior leadership and Board. Finally, we plan to further integrate a DEI focus into the range of Company talent life cycle programs, policies and practices, including talent acquisition, development and succession planning.
We believe in the growth and development of our associates and provide professional and leadership development experiences, including online and instructor-led trainings to assist associates in their current role and help prepare them for future growth. We are committed to providing market-competitive pay for all positions and we are a pay for performance organization, and performance-based compensation opportunities exist at almost all levels of the organization, including hourly paid positions. Both Dollar Tree and Family Dollar have implemented a Store Manager Bonus Program, which rewards store managers for strong performance. We also offer benefits to eligible associates such as participation in our 401(k) plan and Employee Stock Purchase Plan in order to help our associates plan for their retirement. All full-time and part-time associates are eligible for competitive health and welfare benefits, including medical, dental, vision, disability, life insurance and other benefits.
Code of Ethics
Our Board has adopted a Code of Ethics for all our employees, officers and directors, including our Chief Executive Officer and senior financial officers. A copy of this code may be viewed at www.dollartreeinfo.com/corporate-governance. In addition, a printed copy of our Code of Ethics will be provided to any shareholder upon request submitted to the Corporate Secretary at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320.
Engagement with Shareholders
Dollar Tree believes that effective corporate governance includes regular, constructive conversations with our shareholders. We strive for a collaborative approach to shareholder outreach and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and priorities. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights and receive feedback on the matters most important to them. The insights and feedback we receive is shared with the Board and its relevant committees.
During 2021, we engaged in an active shareholder outreach campaign. In addition, prior to the Board’s approval of the Stewardship Framework Agreement, members of our Board engaged with shareholders owning more than 50% of the Company’s common stock to better understand their perspectives on our business strategy and leadership. The feedback from our shareholders was an important factor in the Board’s consideration of the governance changes contemplated by the Stewardship Framework Agreement, including the reconstitution of the Board and the changes in our Board leadership.
Each year, we have continued our outreach to shareholders and stakeholders to understand their views on issues important to them. The Vice President, Corporate Governance together with the office of the Corporate Secretary leads this engagement process on matters of corporate governance, incorporating other executives and members of the Board where appropriate or as requested by individual shareholders. We engaged with our shareholders and stakeholders on topics related to board refreshment, executive compensation, long-term business strategy, social issues that affect our business and environmental impact and sustainability matters, including climate change.
The Board reviewed feedback from these conversations to better understand our shareholders’ priorities and perspectives. In response to feedback from shareholders, we took steps to increase our transparency and reporting on sustainability matters, including the preparation of an enhanced corporate sustainability report that evaluates how our long-term business strategy could be threatened by, and may be adapted to address, the potential challenges posed by climate change to our continued ability to create and build sustainable shareholder value. This report was published in April 2021 and again in April 2022.
The Board believes that fostering long-term, open and institution-wide relationships with shareholders and maintaining their trust and goodwill is a core objective of our shareholder outreach program. The Board’s commitment to shareholder engagement is reflected in its Shareholder Engagement Policy. Under the policy, our senior executive officers and the Investor Relations Department are primarily responsible for our communications and engagement with shareholders and the investment community. Management is responsible for promptly reporting to the Board all material shareholder comments and feedback it receives.
Our Corporate Secretary and our Vice President, Corporate Governance serve as liaisons with our shareholders on governance matters. We authorized these positions to provide a more direct channel for communications with shareholders, to ensure an open dialogue on an ongoing basis and to promote increased understanding of industry standards for best practices in corporate governance as they evolve.
Although shareholder outreach is primarily a function of management, our Board also believes that in appropriate cases, Board-level participation in dialogue with shareholders on matters of significance can be an effective means of promoting mutual understanding and enabling the Board to be informed as to shareholder perspectives. In addition to the engagement that is expected to occur by the Chief Executive Officer and the Executive Chairman, the Board expects that the Lead Independent Director will generally be the primary independent director who would participate in such discussions, with the understanding that on certain matters, the Chairs of relevant Board committees or in certain cases other directors may also be asked by the Executive Chairman, Vice Chairman, the Lead Independent Director or the Board to participate. Accordingly, directors may also from time to time participate in an organized and coordinated manner with management in one-on-one meetings or investor events to elicit shareholder views.
Shareholders may direct a request for a meeting with independent directors to the attention of the Lead Independent Director who will consider such request, in consultation with the Executive Chairman and Corporate Secretary. The request should:
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Explain whether the person(s) making the request is (are) a shareholder or a representative of the Company’s shareholders and the level of shareholdings held or represented;

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Identify the persons wishing to attend the meeting;

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Provide a description of the topics to be discussed; and

•
Describe any intention or arrangements for communicating the nature and results of the meeting to other persons, recognizing that private, constructive dialogues are most conducive to productive discussion.

The Board has the right to decline requests for any meetings requested by shareholders for any reason it deems appropriate, including where the proposed topics are not appropriate and in order to limit the number of such meeting requests to a reasonable level and prioritize acceptances based on the interests of all shareholders.

Where a meeting request is granted, the Executive Chairman will either directly contact the person(s) making the request to confirm arrangements for the meeting or be informed of the arrangements by the Lead Independent Director of the Board. The Company’s Chief Legal Officer or the Investor Relations Department may be asked to attend the meeting in order to confirm compliance with the Company’s obligations respecting fair disclosure and the maintenance and assessment of disclosure controls and procedures. In certain cases, directors (and management) may adopt primarily a “listen-only” approach at meetings, and shareholders should recognize that in addition to Board input, the input of management will often be sought as to matters discussed with shareholders.

COMMUNICATING WITH OUR BOARD MEMBERS
Our shareholders may communicate directly with our Board of Directors. You may contact any member of our Board, any Board committee or any chair of any such committee by mail. To do so, correspondence may be addressed to any individual director, the non-management directors as a group, any Board committee or any committee chair by either name or title. Shareholders should direct a request for a meeting with independent directors to the attention of the Lead Independent Director. All such mailings are to be sent in care of “Corporate Secretary” at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320. To communicate with our directors electronically, emails may be sent to CorpSecy@DollarTree.com.
Mail received as set forth in the preceding paragraph may be examined by the Corporate Secretary for security purposes and for the purpose of determining whether the contents actually represent messages from shareholders to our directors. Depending upon the facts and circumstances outlined in the correspondence, the Corporate Secretary will forward the communication to the Board, or any director or directors, provided that the contents are not in the nature of advertising, promotions of a product or service, or patently offensive material.
In addition, any person who desires to communicate financial reporting or accounting matters specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee at our corporate headquarters address, noted above, or electronically to AuditChair@DollarTree.com. Communications to our Audit Committee may be submitted anonymously, if sent by mail, addressed to the Audit Committee Chair. All correspondence will be examined by the Corporate Secretary and/or Internal Audit from the standpoint of security and depending upon the facts and circumstances outlined in the correspondence, the communications will be forwarded to our Audit Committee or Audit Committee Chair for review and follow-up action as deemed appropriate.

DIRECTOR COMPENSATION
Director compensation is established by the Board of Directors and periodically reviewed. The table below sets out the compensation structure for non-employee directors that was in effect for fiscal 2021 and as revised effective March 19, 2022. The changes to non-employee director compensation effective March 19, 2022 were designed to:
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Simplify and streamline the non-employee director compensation

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Provide for 50% of the annual retainer to be awarded as equity, consistent with market practice and good governance and to align directors’ interests with those of shareholders

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Recognize the additional responsibility and workload expected of the Chairs of the standing Committees and the Lead Independent Director, while generally maintaining the overall level of non-employee director compensation until a full benchmarking review is completed during fiscal 2022

•
Support an equitable allocation of Committee Chair and member responsibility and workload

Compensation Element	Non-employee Director Compensation for Fiscal 2021	Non-employee Director Compensation Effective March 19, 2022
Retainer	• Annual cash retainer $180,000 • Annual equity award $75,000 • Total annual retainer $255,000	• Annual cash retainer $150,000 • Annual equity award $150,000 • Total annual retainer $300,000
Lead Independent Director	$35,000	$50,000
Audit Committee Chair	$30,000	$40,000
Compensation Committee Chair	$30,000	$35,000
Nominating and Governance Committee Chair	$20,000	$35,000
Finance Committee Chair	n/a	$30,000
Sustainability and Corporate Social Responsibility Committee Chair	n/a	$30,000
Committee Members	• Audit Committee $20,000 • Compensation Committee $15,000 • Nominating and Governance Committee $10,000	Elimination of committee member fees; the higher retainer provides compensation assuming an equitable allocation of responsibility among board members
Meeting Fees	No meeting fees	No meeting fees
The Board may also authorize additional fees for ad hoc committees, if any. We do not offer non-equity incentives or pension plans to non-employee directors.
Under our shareholder-approved 2013 Director Deferred Compensation Plan, directors may elect to defer receipt of all or a portion of their Board and committee fees to be paid at a future date in either cash or shares of common stock, or to defer all or a portion of their fees into non-statutory stock options. Deferral elections must be made by December 31 for the deferral of fees in the next calendar year and must state the amount or portion of fees to be deferred; whether and to what extent fees are to be deferred in cash or shares or paid in the form of options; in the case of deferral into cash or shares, whether the payout shall be in installments or lump sum; and the date on which such payout will commence. In the case of deferrals into options, the number of options to be credited is calculated by dividing the deferred fees by 33% of the closing price on the first day of each calendar quarter, which is the date of grant. The options bear an exercise price equal to the closing price on the date of grant and are immediately exercisable. Deferrals into cash or stock are recorded in unfunded and unsecured book-entry accounts. Deferred shares to be credited are calculated by dividing the deferred fees by the closing price on the first day of each calendar quarter. If cash dividends are declared, deferred share accounts are credited with a corresponding number of deferred shares, based on the market price on the dividend date. In the case of deferrals into a deferred cash account, interest is credited to the account at the beginning of each quarter based on the 30-year Treasury Bond rate then in effect. See the Director’s Compensation Table below for a description of deferrals in the most recent fiscal year.
The following table shows compensation paid to each person who served as a director during fiscal year 2021 (compensation information for Bob Sasser and Michael Witynski can be found beginning on page 70).
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Arnold S. Barron	$195,000	$75,000	$—	$270,000
Gregory M. Bridgeford	255,000	75,000	—	330,000
Thomas W. Dickson	195,000	75,000	—	270,000
Lemuel E. Lewis	200,000	75,000	—	275,000
Jeffrey G. Naylor	220,575	75,000	—	295,575
Winnie Y. Park	201,096	75,000	—	276,096
Thomas A. Saunders III(3)	36,944	—	—	36,944
Stephanie P. Stahl	215,000	75,000	—	290,000
Carrie A. Wheeler	200,000	75,000	—	275,000
Thomas E. Whiddon	209,425	75,000	—	284,425
Carl P. Zeithaml(3)	37,917	—	—	37,917

(1)
This column shows amounts earned for retainers and fees, including fees paid for service on standing and ad hoc committees, not reduced for deferrals.

(2)
This column includes the grant date fair value of shares granted to non-employee directors on July 1, 2021. The number of shares were determined by dividing the value of the equity award by the Company’s closing share price of $99.91 on the date of grant, resulting in 750 shares of common stock for each of the non-employee directors.

(3)
Mr. Saunders and Mr. Zeithaml retired at the 2021 annual meeting of shareholders.

The following table shows, for each of our non-employee directors, amounts deferred in fiscal year 2021 under our 2013 Director Deferred Compensation Plan, the number of shares underlying those deferrals and the aggregate number, as of January 30, 2022, of outstanding stock options, including options obtained through deferral of fees (all of which are fully vested), and deferred shares:
Name	Amounts Deferred in 2021 ($)(1)	Shares Underlying Amounts Deferred in 2021 (#)(2)	Total Deferred Shares (#)	Options Outstanding, including Options acquired through Deferral of Fees (#)	Total Shares Underlying Options and Deferred Amounts (#)
Arnold S. Barron	$162,750	1,594	25,430	—	25,430
Gregory M. Bridgeford	330,000	3,042	18,368	—	18,368
Thomas W. Dickson	270,000	2,503	6,678	—	6,678
Lemuel E. Lewis	275,000	2,548	61,998	—	61,998
Jeffrey G. Naylor	185,288	1,741	7,409	—	7,409
Winnie Y. Park	—	—	—	—	—
Thomas A. Saunders III	—	—	—	6,894	6,894
Stephanie P. Stahl	170,000	1,604	8,221	—	8,221
Carrie A. Wheeler	150,000	1,442	3,389	1,078	4,467
Thomas E. Whiddon	75,000	750	2,235	—	2,235
Carl P. Zeithaml	22,750	196	25,516	—	25,516

(1)
This column shows the dollar amount of retainers and fees deferred in 2021 under the 2013 Director Deferred Compensation Plan. Directors may choose to defer a portion or all of their fees into a deferred cash account, common stock equivalents (which we call “deferred shares”) or options, as more fully described in the narrative in this section.

(2)
Shares in this column represent deferred shares and in the case of Ms. Wheeler, deferral into options. Compensation expense related to these options, valued by the same method as that used for option grants to employees, is recorded upon grant; $72,711 was recorded in 2021 for Ms. Wheeler.

HOW NOMINEES TO OUR BOARD ARE SELECTED
Candidates for election to our Board of Directors are recommended by our Nominating and Governance Committee and ratified by our full Board of Directors for consideration by the shareholders. The Nominating and Governance Committee operates under a charter, which is available on our corporate website at https://www.dollartreeinfo.com/corporate-governance. A copy of the charter is also available to all shareholders upon request, addressed to our Corporate Secretary at the address on page 37. All members of the Committee are independent under the standards established by the Nasdaq Stock Market.
In addition, our bylaws enable eligible shareholders to have their own qualifying director nominee(s) included in the Company’s proxy materials, along with candidates nominated by our Board of Directors, as described in further detail under “Proxy Access” on page 40.
Our Nominating and Governance Committee also considers candidates recommended by shareholders. Shareholders may recommend candidates for Nominating and Governance Committee consideration by submitting such recommendation using the methods described under the “Shareholder Nominations for Election of Directors” section on page 39 and “Communicating with our Board Members” on page 33. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. Although a recommended individual may meet the minimum qualification standards, it does not imply that the Nominating and Governance Committee necessarily will nominate the person so recommended by a shareholder.
In evaluating candidates for election to the Board, our Nominating and Governance Committee takes into account the qualifications of the individual candidate as well as the composition of the Board as a whole.
Among other things, the Committee considers:
•
the candidate’s ability to help the Board create shareholder wealth,

•
the candidate’s ability to represent the interests of shareholders,

•
the personal qualities of leadership, character and business judgment of the candidate,

•
the need of the Board for directors having relevant knowledge, diversity of background and experience in areas including operations, finance, accounting, technology, marketing, merchandise, human capital management and talent development, and

•
whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings.

Each of the nominees for election at the annual meeting were nominated in accordance with the Stewardship Framework Agreement. Pursuant to the Stewardship Framework Agreement, if Mr. Hilal or a New Director (as defined therein) cannot serve or ceases to serve on the Board during the term of the Stewardship Framework Agreement or prior to the annual meeting, respectively, Mantle Ridge will have the right to designate a replacement, subject to certain conditions set forth in the Stewardship Framework Agreement. There are also replacement provisions in the Stewardship Framework Agreement in the event that a Continuing Director (as defined therein) ceases to serve or stand for election at the annual meeting.
Board Diversity
The Board values diversity, in its broadest sense, reflecting, but not limited to, geography, gender, age, sexual orientation, race, ethnicity, national origin, and life experience and is committed to a policy of inclusiveness. The Nominating and Governance Committee is responsible for making recommendations regarding the size, composition and diversity of the Board and its committees, and seeks to include women and minority candidates in the qualified pool from which Board candidates are chosen. The reconstitution of the Board in March 2022 resulted in the appointment of a diverse group of directors, including Cheryl Grise, Mary Laschinger and Bertram Scott. Our Board now includes four women, one of whom is a person of color, and a second minority member. The Company currently exceeds the board diversity objectives included in Nasdaq’s Board Diversity Rule that will become applicable to the Company in August 2023. If elected by our shareholders, the Committee will continue to consider women and minority directors for leadership positions on the Board and its committees.
The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions. As indicated in the chart, the Company more than meets Nasdaq’s diversity requirements.
BOARD DIVERSITY MATRIX (AS OF APRIL 1, 2022)
BOARD SIZE:
Total number of directors	12
	FEMALE	MALE	NON- BINARY	DID NOT DISCLOSE GENDER
Part I: Gender Identity
Directors	4	8	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native and Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Board Tenure
The Board does not believe it should formally limit the number of terms for which an individual may serve as a director at the outset of a director appointment. Directors who have served on the Board for an extended period of time can provide valuable insight into the operations and future of the Company and matters of Board oversight based on their experience with and understanding of the Company’s history, policies and objectives. Nevertheless, the Board strongly values fresh insight and novel approaches provided by new or recently appointed directors.
In the past several years, the Board has been engaged in an effort to achieve a “fit-for-purpose” Board utilizing a waterfall strategy to reach and thereafter maintain a relatively balanced mix of short, medium and long-term tenured directors. Following the 2021 annual meeting of shareholders, the tenure profile of our Board consisted of four directors having two years or less in tenure, three directors having between three and five years in tenure, and four directors with over ten years in tenure.
The reconstitution of the Board in March 2022 resulted in the addition of seven new directors to the Board and the retirement of six incumbent directors. Of the five continuing directors elected at our 2021 annual meeting of shareholders, two directors will have two years or less in tenure and three directors will have between three and five years in tenure following the 2022 annual meeting of shareholders.
The Nominating and Governance Committee from time to time engages search firms to assist the Committee in identifying potential Board nominees, and we pay such firms a fee for conducting such searches. With the assistance of independent third-party consultants, the Nominating and Governance Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills necessary to serve as a member of our Board.
Shareholder Nominations for Election of Directors
Shareholders generally can nominate persons to be directors by following the procedures set forth in our bylaws. In short, these procedures require the shareholder to deliver a written notice containing certain required information in a timely manner to our Corporate Secretary at our corporate headquarters address, which is located at 500 Volvo Parkway, Chesapeake, VA 23320. To be timely, the notice must be sent either by personal delivery or by United States certified mail, postage prepaid, and, for all annual meetings occurring after the 2022 annual meeting of shareholders, received no later than 90 days and no sooner than 120 days in advance of the anniversary date of the previous year’s annual meeting. If no annual meeting was held in the previous year, or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice must be sent not later than the close of business on the later of 90 days before the date of the applicable annual meeting and 10 days following public announcement of the meeting date. The notice must contain the information required by our bylaws about the shareholder proposing the nominee and about the nominee. A copy of our bylaws can be found online at https://www.dollartreeinfo.com/corporate-governance.
Each shareholder’s notice to the Corporate Secretary must include, among other things:
•
the name and address of record of the shareholder who intends to make the nomination;

•
a representation that the shareholder is a shareholder of record of our Company’s capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•
the class and number of shares of our capital stock beneficially owned by the shareholder; and

•
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

For each person nominated, the notice to the Corporate Secretary must also include, among other things:
•
the name, age, business address and, if known, residence address, of the nominee;

•
his or her principal occupation or employment;

•
the class and number of shares of our capital stock beneficially owned by such person;

•
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; and

•
the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Proxy Access
Under the Company’s proxy access bylaw, a shareholder, or a group of up to 20 shareholders, owning at least three percent (3%) of the Company’s outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees not to exceed the greater of two (2) directors or twenty percent (20%) of the Board (rounded down), provided that the shareholders and nominees have complied with the requirements to be set forth in our bylaws and applicable law. Among other things, shareholders who wish to include director nominations in our proxy statement must follow the instructions in our bylaws as described in the “Shareholder Nominations for Election of Directors” section above.

EXECUTIVE OFFICERS
Our executive officers as of April 8, 2022 are as follows:
NAME	AGE	POSITION
Richard W. Dreiling	68	Executive Chairman
Michael A. Witynski	59	President and Chief Executive Officer
Jennifer Hulett	42	Chief Human Resources Officer
David Jacobs	53	Chief Strategy Officer
Richard L. McNeely	63	Enterprise Chief Merchandising Officer
Thomas R. O’Boyle, Jr.	52	Enterprise Chief Operating Officer
William A. Old, Jr.	68	Chief Legal Officer, Corporate Secretary
James A. Paisley	54	Chief Information Officer
Kevin S. Wampler	59	Chief Financial Officer
Our executive officers are appointed by the Board and serve at the discretion of the Board. We do not have employment agreements with our executive officers other than Mr. Dreiling, who entered into an Executive Agreement with the Company on March 19, 2022 pursuant to his appointment as the Executive Chairman. We have entered into change in control Retention Agreements and Executive Agreements with certain of our executive officers by which, in consideration for certain restrictive covenants, including a covenant not to compete, the Company has agreed to provide payments and benefits under certain circumstances following termination of employment. See “Termination or Change in Control Arrangements” and “Potential Payments upon Termination or Change in Control” beginning on pages 68 and 77, respectively.
Executive Officer Biographies
Biographical information for Mr. Dreiling and Mr. Witynski, is provided in the “Director Biographies” section beginning on page 5. Biographical information for our other executive officers is provided below.
JENNIFER HULETT Chief Human Resources Officer Dollar Tree, Inc.
Ms. Hulett, age 42, has served as Chief Human Resources Officer of Dollar Tree since January 2022. Ms. Hulett is responsible for all Human Resource departments for Dollar Tree, Family Dollar and Dollar Tree Canada. Prior to joining Dollar Tree, Ms. Hulett was the Executive Vice President & Chief Human Resources Officer of Core-Mark. From 2015 to 2020, she was the Vice President of Ericsson North America Benefits and Pension Advisory Committee Chairperson. From 2002 to 2015 Ms. Hulett served in multiple Human Resources leadership roles at General Electric, including Global Vice President of Human Resources.

DAVID JACOBS Chief Strategy Officer Dollar Tree, Inc.
Mr. Jacobs, age 53, has been the Chief Strategy Officer of Dollar Tree since 2012. He has responsibility for helping to develop the strategic direction and key strategic initiatives for the enterprise as well as overseeing our digital business and Family Dollar’s Merchandise Strategy and Analytics Group. He was the Senior Vice President of Strategic Planning from 2009 to 2012, and Vice President of Strategic Planning from 2006 to 2009. From 1996 to 2006, he held a number of positions with The Boston Consulting Group, a leading global strategic management consulting firm, including Partner from 2003 to 2006. From 1994 to 1996, he was an attorney at Weil, Gotshal & Manges, LLC.

RICHARD McNEELY Enterprise Chief Merchandising Officer Dollar Tree, Inc.
Mr. McNeely, age 63, has been the Enterprise Chief Merchandising Officer of Dollar Tree since December 2019 and has responsibility for leading the merchandising, marketing and global sourcing functions for the Dollar Tree and Family Dollar business segments. From May 2017 to December 2019, he served as the Chief Merchandising Officer of Dollar Tree Stores. He previously served as Senior Vice President of Merchandising of Dollar Tree Stores from April 2008 to May 2017. Prior to joining Dollar Tree, Mr. McNeely spent the first 28 years of his retail career in roles of increasing responsibility within merchandising, marketing, global sourcing, and store operations with several retail companies, including Dollar General, Rose’s Stores and Fred’s, Inc.

THOMAS R. O’BOYLE, JR. Enterprise Chief Operating Officer Dollar Tree, Inc.
Mr. O’Boyle, age 52, has been the Enterprise Chief Operating Officer of Dollar Tree since December 2019 and has responsibility for leading the store operations and real estate functions for the Dollar Tree and Family Dollar business segments. Previously, he served as the Chief Operating Officer of Family Dollar from October 2017 to December 2019. Mr. O’Boyle is a broad-based retail executive with substantial leadership experience, supplemented with functional experience in operations, merchandising, marketing, supply chain and logistics. Prior to joining Family Dollar, Mr. O’Boyle served as Chief Executive Officer of Marsh Supermarkets for five years and prior to that time served as President of the Food, Drug and Pharmacy business at Sears/Kmart. Mr. O’Boyle spent the first 22 years of his career in many executive leadership positions at Albertsons/American Stores (Jewel-Osco).

WILLIAM A. OLD, JR. Chief Legal Officer Dollar Tree, Inc.
Mr. Old, age 68, joined Dollar Tree as the Chief Legal Officer in 2013. Prior to joining Dollar Tree, he was the Vice President and Director at Williams Mullen, P.C. from 2004 to 2013 representing public companies in mergers and acquisitions, corporate governance and securities matters. Prior to becoming a licensed attorney, Mr. Old practiced as a certified public accountant in the Commonwealth of Virginia.

JAMES A. PAISLEY Chief Information Officer Dollar Tree, Inc.
Mr. Paisley, age 54, rejoined Dollar Tree as the Chief Information Officer in December 2020 and currently leads the Information Technology department with his more than 25 years of technology and business experience. From 2017 to 2020, he was the Vice President of Technology at Old Dominion Freight Line. From 2014 to 2017, he served as the Chief Information Officer for Advance Auto Parts. Prior to that time Mr. Paisley spent 19 years of his career at Dollar Tree where he served as the Chief Information Officer from 2012 to 2014.

KEVIN S. WAMPLER Chief Financial Officer Dollar Tree, Inc.
Mr. Wampler, age 59, has been the Chief Financial Officer of Dollar Tree since December 2008. Prior to joining Dollar Tree, he served as Executive Vice President, Chief Financial Officer and Assistant Secretary for The Finish Line, Inc. from October 2003 to November 2008. Mr. Wampler held various other senior positions during his fifteen-year career at The Finish Line, including Senior Vice President, Chief Accounting Officer and Assistant Secretary from 2001 to 2003. Mr. Wampler, a Certified Public Accountant, was employed by Ernst and Young LLP from 1986 to 1993.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors is responsible for developing, overseeing and implementing the Company’s pay-for-performance compensation program for executive officers. In carrying out its responsibilities, each year the Compensation Committee reviews, determines and recommends to the independent members of the Board the approval of the compensation of our Chief Executive Officer and Executive Chairman. The Committee also approves the compensation of our other executive officers.
The Compensation Committee is committed to structuring compensation for our executives that rewards actions that support the Company’s focus on annual and long-term growth and sustainable long-term shareholder value. To achieve this objective, we conducted a review of our compensation programs in 2021 with the assistance of Korn Ferry, our independent compensation consultant for fiscal 2021, to determine the appropriateness and competitiveness of our executive compensation programs and to ensure that those programs incentivize growth and drive long-term shareholder value. During this process, we listened to feedback from our executives and shareholders.
Our review of the Company’s executive compensation programs in 2021 focused on determining the appropriate level and mix of compensation to motivate and incentivize our executives to achieve our growth and performance goals and be accountable for the results. As a result of this process, we provided a mix of annual and long-term compensation that was designed to align the short and long-term interests of our executives with those of our shareholders. Specifically, the Compensation Committee reviewed and established base salaries, approved targets and awards under our annual cash incentive plan and made long-term incentive awards, the vesting of which are subject to our achieving a specified level of corporate performance.
A further discussion of the principles, objectives, components and determinations of the Compensation Committee is included in the Compensation Discussion and Analysis that follows this Compensation Committee report. The specific decisions of the Compensation Committee regarding the compensation of named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2022 annual meeting of shareholders.
SUBMITTED BY THE COMPENSATION COMMITTEE
Thomas W. Dickson	Cheryl W. Grisé	Paul C. Hilal	Mary A. Laschinger	Winnie Y. Park
Compensation Committee Interlocks and Insider Participation
Prior to the reconstitution of the Board, the Compensation Committee was comprised of Arnold S. Barron, Gregory M. Bridgeford, Thomas W. Dickson and Stephanie P. Stahl. After the reconstitution of the Board, the following directors were appointed to the Compensation Committee: Thomas W. Dickson, Cheryl W. Grisé, Paul C. Hilal, Mary A. Laschinger and Winnie Y. Park. No member of the Compensation Committee has ever been an officer or employee of the Company. In addition, none of the members of the Compensation Committee has or had any relationship with the Company during fiscal 2021 that requires disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program and philosophy, our compensation-setting process, the elements of our executive compensation program, and the compensation decisions and certain changes we made to our compensation program in 2021. This CD&A should be read together with the compensation tables and related disclosures that immediately follow, which provide further historical compensation information for our Named Executive Officers (“NEOs”) as identified below.
Named Executive Officers
Name	Title
Michael Witynski	President and Chief Executive Officer
Kevin Wampler	Chief Financial Officer
Bob Sasser	Executive Chairman
Alasdair James(1)	Former Executive Vice President, Merchandising and Supply Chain
Richard McNeely	Enterprise Chief Merchandising Officer

(1)
Mr. James left the Company on April 7, 2022.

Executive Summary
2021 Business Highlights
We are North America’s leading operator of discount variety stores, operating more than 16,000 discount variety retail stores under the names of Dollar Tree, Family Dollar and Dollar Tree Stores Canada. Highlights for fiscal 2021 include:
▶
Consolidated net sales for fiscal 2021 increased 3.1% to $26.31 billion from $25.51 billion in fiscal 2020. Enterprise same-store sales increased 1.0%. Same-store sales for the Dollar Tree segment increased 2.1%. Family Dollar same-store sales decreased 0.1%, representing an increase of 10.4% on a two-year stack basis.

▶
Adjusted operating income targets for fiscal 2021 were $2,037.04 million for the combined enterprise, $1,833.22 million for the Dollar Tree US banner and $533.60 million for the Family Dollar banner. In 2021, we achieved adjusted operating income of $1,852.57 million for the enterprise, $1,613.49 million for the Dollar Tree US banner and $559.93 million for the Family Dollar banner.

▶
In September 2021, we announced our new $1.25 price point initiative and, as of January 29, 2022, we increased the price point on a majority of our $1 merchandise to $1.25 in more than 5,800 legacy Dollar Tree stores. We completed the rollout of this initiative to all Dollar Tree stores during the first quarter of fiscal 2022. The initiative enhances our ability to expand merchandise offerings, introduce new products and sizes, provide greater value for our customers and increase customer traffic and store productivity.
▶
In fiscal 2021, we continued to implement our Dollar Tree Plus initiative which introduces products priced at the $3 and $5 price points and provides our customers with extraordinary value in discretionary categories. As of January 29, 2022, we had approximately 660 Dollar Tree Plus stores. We plan to accelerate the implementation of the Dollar Tree Plus initiative in fiscal 2022 by adding the concept to an additional 1,500 stores.

▶
The management team continued to execute on our store optimization program for Family Dollar in fiscal 2021 by rolling out the H2 concept to additional stores and increasing the number of stores with adult beverages. The H2 stores have significantly improved merchandise offerings, including Dollar Tree $1.25 merchandise sections and a minimum number of freezer and cooler doors throughout the stores. H2 stores have higher customer traffic and provide a higher average comparable store net sales lift, when compared to non-renovated stores, in the first year following renovation. As of January 29, 2022, we have approximately 3,815 H2 stores and plan to renovate at least 800 stores to this format in fiscal 2022.

▶
Building on the success of the H2 format, in March 2021, we announced the development of a new combination store format. Combo Stores leverage the strengths of the Dollar Tree and Family Dollar brands under one roof to serve small towns across the country. We are taking Family Dollar’s great value and assortment and blending in select Dollar Tree merchandise categories, creating a new store format targeted for small towns and rural communities with populations of 3,000 to 4,000 residents. As of January 29, 2022, we had more than 240 Combo Stores in operation. Due to the success of this initiative, we plan to accelerate expansion of the program in fiscal 2022 by adding 400 new, renovated, or relocated Combo Stores.

▶
After a successful launch of the Instacart platform in the Family Dollar segment in February 2021, we began testing the online service delivery at Dollar Tree stores in the third quarter of fiscal 2021. Our partnership with Instacart enables our customers to shop online and receive same-day delivery without having to visit a store. As of January 29, 2022, the Instacart platform covered nearly 7,000 Dollar Tree stores and more than 6,000 Family Dollar stores across the United States.

Organizational Leadership Changes
▶
Jennifer Hulett joined Dollar Tree in January 2022 as the Chief Human Resources Officer. She is responsible for leading the human resources departments for Dollar Tree, Family Dollar and Dollar Tree Canada. Ms. Hulett reports to Mr. Witynski, our President and Chief Executive Officer.

To continue our success going forward, it is critical that we motivate and retain our highly talented executive team to execute our corporate strategic vision, business plans and initiatives. To do so, our Compensation Committee has thoughtfully developed incentive programs to reward executives for superior performance versus goals that align the interests of executives with the interests of our long-term shareholders.

Compensation Best Practices
We seek to align our executives’ interests with those of our long-term shareholders and to follow sound corporate governance practices.
Compensation Practice		Dollar Tree’s Compensation Policies and Actions
Pay for Performance	YES	A significant portion of targeted direct compensation is linked to the financial performance of key metrics. Approximately 86% of our Chief Executive Officer’s pay in 2021 was variable and at risk. One hundred percent (100%) of our annual bonus compensation and equity incentive compensation is based on corporate performance. See “Key Compensation Decisions for 2021”, “Target Pay Mix” and “Alignment of Pay and Performance.”
Clawback policy	YES	In 2018, the Board enhanced our clawback policy to require mandatory reimbursement of excess incentive compensation from any executive officer if the Company’s financial statements are restated due to material noncompliance with financial reporting requirements under the securities laws. This policy is in addition to our existing clawback policy covering the Company’s Chief Executive Officer and Chief Financial Officer under the 2011 and 2021 Omnibus Incentive Plans. See “Recoupment (“Clawback”) Policy.”
Robust stock ownership guidelines	YES	Our executive stock ownership guidelines were revised in 2017 to increase the number of shares to be held by executives so as to create further alignment with shareholders’ long-term interests. See “Executive Stock Ownership Guidelines.”
No hedging or pledging of Dollar Tree securities or holding Dollar Tree securities in margin accounts	YES	Our policy prohibits executive officers and Board members from hedging their ownership of our stock and holding our stock in a margin account. None of our executive officers and directors engaged in transactions involving the pledging of Company stock during fiscal 2021. See “Policy Against Hedging of Company Stock” and “No Pledges of Company Stock.”
No excise tax gross-ups	YES	We do not provide excise tax gross-up payments.
Double-trigger provisions	YES	Equity awards under our equity incentive plan and all change in control Retention Agreements with executive officers include a “double-trigger” vesting provision upon a change in control. See “Termination or Change in Control Arrangements.”
No repricing or cash buyout of underwater stock options without shareholder approval	YES	Our equity incentive plan prohibits modifications to stock options and stock appreciation rights to reduce the exercise price of the awards, or replacing awards with cash or another award type, without shareholder approval.

Executive Compensation Program Overview
The Compensation Committee has adopted a compensation program for executive officers that balances each executive’s total compensation between cash and non-cash, and current and long-term, components. Our program is designed to:
•
Enable the attraction, retention and motivation of highly qualified executives

•
Align the interests of executives with those of shareholders

•
Tie pay to performance

•
Focus executives on the long-term growth and profitability of our business

•
Reward for achieving Company performance goals on metrics that create sustainable shareholder value

•
Unite the executive management team to a common objective

•
Be competitive among our peer group

•
Discourage excessive risk-taking

Our executive compensation program consists of three principal components: base salary, annual cash bonus incentives payable under our Management Incentive Compensation Plan (“MICP”), and long-term equity incentives awarded under our 2011 and 2021 Omnibus Incentive Plans. The long-term equity incentives consist of performance-based restricted stock unit (“RSU”) awards under our Long-Term Performance Plan (“LTPP”), which we refer to as “LTPP awards,” and performance stock unit (“PSU”) awards. The Compensation Committee considers these components individually and reviews the overall distribution between them but does not target specific allocation percentages or amounts.
Element	Term	Strategic Role
Base Salary	Short Term	• Helps attract and retain executives through market-competitive base pay • Based on individual performance, experience and scope of responsibility
Annual Cash Bonus Incentive	Short Term (cash)	• Encourages achievement of short-term strategic and financial performance metrics that create shareholder value • Cash bonus incentives are based 100% on adjusted operating income goals
Long-Term Equity Incentive Awards	Long Term (equity)
•
Aligns executives’ interests with those of shareholders

•
Motivates executives to deliver long-term sustained performance

•
Creates a retention incentive through multi-year vesting and robust stock ownership guidelines

•
Long-term awards consist of performance-based LTPP and PSU awards, which in 2021 were 100% based on adjusted total sales and EBITDA goals, respectively

In addition, we also provide our executives with the benefits that are commonly available to our full-time associates, including participation in our retirement savings plan, employee stock purchase plan, health, dental and vision plans and various insurance plans, including disability and life insurance.

Key Compensation Decisions For 2021
▶	Base Salaries	The Compensation Committee increased base salaries based on various factors, including job performance and market benchmarking.
▶	Annual Cash Incentive Bonus Opportunity	There were no changes in the target annual incentive opportunity for continuing NEOs in 2021 from the target opportunity in effect at the end of fiscal year 2020. The target percentages were to be market competitive and reflect performance and internal equity.
▶	Annual Cash Incentive Performance Goal	There was a rigorous process to set the enterprise adjusted operating income goal, which accounts for 100% of the annual cash incentive performance goal in 2021. The cash incentive program has a threshold performance level of 85% of the applicable target, which must be met or exceeded in order for any payout to be earned, with a maximum payout for performance at 115% of target.
▶	Annual Cash Incentive Payout	In 2021, the Company achieved enterprise adjusted operating income of $1,852.57 million, which was 90.94% of the target amount. This resulted in payouts of 54.7% of the target amount to our executive officers.
▶	Long Term Incentive Awards—Performance Stock Units	Performance Stock Units (PSUs) were earned based on performance achievement against a 1-year adjusted EBITDA goal, which will vest in approximately three equal installments beginning on the grant date. In 2021 the Company achieved adjusted EBITDA of $2,568.57 million, which was 93.15% of the enterprise adjusted EBITDA goal. This resulted in a PSU award payout to our executive officers of 88.63% of the target.
▶	Long-Term Incentive Awards—LTPP Awards	LTPP awards were earned based on the Company’s three-year adjusted operating income goal from 2019 to 2021. The Company achieved adjusted operating income of $7,380.30 million, which was 94.65% of the target amount. This resulted in payouts of 73.25% of the target amount to our executive officers.
Key Compensation Decisions For 2022
Although the Compensation Committee generally retained the elements of the Company’s 2021 executive compensation program, the Committee approved the following changes to executive compensation for 2022:
Annual Equity Awards.   In connection with its consideration of long-term equity incentives for 2022, the Committee considered the significant contributions of the Chief Executive Officer and certain other executive officers to the success of the Company, the importance of these officers in implementing the Company’s strategic plans and initiatives and the appropriate level of equity awards in the context of the overall compensation and retention of the executive officers. With input from Korn Ferry, the Committee’s independent compensation advisor for fiscal 2021, the Committee determined that it was the best interests of the Company and its shareholders to increase the aggregate amount of the annual equity awards to the Chief Executive Officer and certain other executive officers by 50% for fiscal 2022. We believe the increased long-term equity awards were critical to executive retention in light of the significant changes to the Company’s Board of Directors. The increased award is in the same form and is subject to the same performance criteria as our regular annual equity awards. We believe that the increased awards for select executives was a responsible and prudent way to manage retention, will properly incentivize our executive team and will align with our business strategy to help drive profitability and top-line growth.
Compensation of Executive Chairman.   Richard W. Dreiling was appointed Executive Chairman March 21, 2022. In late 2021 and early 2022, members of our Board of Directors reached out to shareholders owning more than 50% of our stock. The dominant theme from that outreach was that the Company should do whatever was necessary to secure the services of Mr. Dreiling as the Company’s top executive for a multi-year period. Without an arrangement similar to the inducement grant discussed below, we do not believe we would have achieved that objective. Mr. Dreiling will play a pivotal role in guiding the growth of the Company in the years to come and will be focused initially on driving transformational change in the Company’s supply chain and Family Dollar business. As the Company’s top executive under a multi-year arrangement, Mr. Dreiling will have the time, authority and dedication required to generate long-term positive results to meet and exceed shareholder expectations.
Mr. Dreiling has extensive, highly relevant retail industry experience at all operating levels and has a proven record of success in the dollar store segment. As the CEO and Chair of Dollar General Corporation from 2008 to January 2016 he led share price growth of 230%. Since then, Mr. Dreiling has been an active director and board leader at a number of prominent public companies, including Lowe’s Companies, Inc., Kellogg Co., PulteGroup and Aramark—each of which is relevant to his role at the Company.
As a material inducement to persuade Mr. Dreiling to take an active operating leadership role and employment with Dollar Tree as Executive Chairman and to fully align his interests with the interests of shareholders over the long-term, the Board entered into a five-year employment agreement with Mr. Dreiling and granted him an option to purchase 2,252,587 shares of Dollar Tree common stock with a per-share exercise price of $157.17, the closing trading price of Dollar Tree common stock on March 18, 2022. That price—$157.17—then represented the Company’s all-time highest closing share price.
Based on shareholder feedback, analysts’ reports and market reaction, we believe shareholders are highly supportive of bringing Mr. Dreiling on board in a role that will allow him to lead the Company toward positive change. We believe the market response to the appointment of Mr. Dreiling was clear, as the Dollar Tree share price increased approximately 45% over the four-month period between the date Bloomberg published rumors of Mantle Ridge’s investment in Dollar Tree, from $108.07 on November 4, 2021 to $157.17 on March 18, 2022, the last trading day preceding the option grant date. This share price increase reflects approximately $11 billion of shareholder value. Following the announcement of Mr. Dreiling’s compensation package on March 21, 2022, the share price continued to increase to $     on April   , 2022, a further $     billion increase in shareholder value, for a total increase in shareholder value of $      since November 4, 2021.
The incentive program offered to Mr. Dreiling was developed after considering a number of alternative compensation options and was designed to incentivize Mr. Dreiling to focus on building long-term growth. The option award vests ratably over five years and, in addition to an annual base salary of $1 million, is the only direct compensation that Mr. Dreiling will receive for his service as Executive Chairman for the five-year term of his agreement. In particular, Mr. Dreiling will not be eligible for annual or any other long-term incentive awards. As a result, more than 95% of Mr. Dreiling’s annualized compensation is fully at risk and aligned directly to the creation of exceptional value for shareholders.
The Board of Directors believes the current share price reflects market expectations of very material, positive improvements that Mr. Dreiling is expected to make to Dollar Tree’s business. The option has a per-share exercise price of $157.17, which means that Mr. Dreiling will receive no compensation for the first approximately $49/share or approximately $11 billion of transformational value to shareholders arising after Mantle Ridge’s involvement became public.

We estimate that the option has a grant date fair value of approximately $135.6 million using the Black Scholes option-pricing method. However, economically, the option award has an exercise price significantly above the share price when the Mantle Ridge proposal first became known to the public. From this perspective, it is similar to a premium priced option and if it were valued on that basis, the hypothetical value would be $63.7 million, less than half of the grant date fair value. The hypothetical value assumes the option had a strike price of $157.17 and was issued on November 4, 2021, when Mantle Ridge’s involvement became public and the closing share price was $108.07. This analysis illustrates the impact of the share price increase, which occurred prior to the award, on the grant date fair value of the option and which materially increased the shareholder return that would be required to be delivered in order for the option to have economic value to Mr. Dreiling.
In the Board’s view, options are an ideal vehicle to support the creation of long-term value for the direct benefit of shareholders. Mr. Dreiling’s option will have economic value only if Mr. Dreiling builds long-term shareholder value in excess of the market’s expectation of transformational value built into the Company’s share price at the date of the option grant. The long-term, five-year vesting schedule and ten-year term of the option award is intended to ensure that Mr. Dreiling will remain focused on long-term value-creating activity, including investments in talent and leadership, culture, succession planning, technology and transformational change of the business. There was no other sign-on, cash or equity grant offered to Mr. Dreiling.
Dollar Tree believes Mr. Dreiling is in a unique position to drive long-term shareholder benefit. The Board of Directors expects him to be intimately involved in the operations of the Company and, because he will not participate in the Company’s annual or other long-term incentive plans, he will be incentivized to make the difficult decisions required to realize long-term value and will be positioned to ensure that Dollar Tree’s incentive plans incorporate metrics and targets that align directly with long-term shareholder value creation.
The option award has design features that are aligned with shareholder interests over the long-term and tie Mr. Dreiling’s compensation directly to increases in shareholder value. The option vests in equal installments on each of the first five anniversaries of the grant date. If Mr. Dreiling’s employment is terminated by the Company without cause or by Mr. Dreiling for good reason, Mr. Dreiling will vest only in the portion of the option that would have vested through the 365th day after his termination. If Mr. Dreiling’s employment is terminated by the Company without cause or by Mr. Dreiling for good reason within six months prior to, or two years following, a change in control of the Company, Mr. Dreiling will vest only in a pro-rata portion of the award that would have vested at the next anniversary of the grant date plus one additional annual tranche. If Mr. Dreiling retires, as determined in the sole discretion of the Board of Directors, Mr. Dreiling will vest only in a pro-rata portion of the option that would have vested at the next anniversary of the grant date. If Mr. Dreiling voluntarily resigns, any unvested portion of the option will be forfeited and the vested portion will be exercisable for only 30 days. No portion of the option vests solely by reason of a change in control of the Company.
Target Pay Mix
Consistent with our desire to align pay and performance, our Compensation Committee takes our primary pay elements (base salary, annual incentives and long-term incentives) and develops a target pay package for each executive that is more heavily weighted towards variable or at-risk pay. A significant portion of pay is performance-based and therefore variable and at risk, which directly aligns the pay outcomes for our executives with the performance of the Company. As illustrated in the target pay mix allocation charts below, 87% of the Chief Executive Officer’s compensation was at-risk and 81% of the compensation of the other named executive officers was at-risk in 2021.

Although our Compensation Committee does not target a specific allocation for each pay element, the Committee appropriately balances fixed and variable elements, as well as short- and long-term incentives. To further align compensation with long-term shareholder value, the Committee believes that long-term incentive compensation should be a substantial majority of the total compensation of the named executive officers. As further illustrated in the target pay mix allocation charts below, in 2021, long-term incentive compensation comprised 67% of the CEO compensation and 66% of the compensation of our other named executive officers.
The 2021 Target Pay Mix Allocation charts below demonstrate the alignment between the Company’s compensation program and shareholder interests.
2021 Target Pay Mix Allocation
Compensation Governance
Our pay-for-performance philosophy and compensation practices provide an appropriate framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our core practices include:

Alignment of Pay and Performance

Our compensation program is grounded in a pay-for-performance philosophy to align pay outcomes with the interests of our shareholders. Performance goals in both our short- and long-term incentive plans are set at challenging levels, with the ultimate goal that achievement of performance goals will drive long-term, sustainable shareholder value growth. When financial targets and performance goals are not met, pay outcomes for our executives result in lower or zero payouts. In 2021 and 2019 when our performance did not meet enterprise targets, the MICP and LTPP payouts were well below the target.

The Compensation Committee regularly stress tests compensation and reviews compensation outcomes to ensure that our incentive plans operate to effectively align compensation with performance and with the creation of long-term shareholder value.
Say on Pay Votes
At our 2021 annual shareholders’ meeting, our annual non-binding advisory vote on executive compensation was overwhelmingly approved by our shareholders, receiving approximately 90% support. The Compensation Committee reviewed these final vote results, which we believe reinforce shareholder support for our pay-for-performance philosophy and the appropriateness of our compensation structure. The Compensation Committee determined that the structure of our executive compensation program continues to be appropriately aligned to the achievement of Company goals and objectives and in the best interests of our shareholders.
The Compensation Committee regularly reviews the executive compensation program to determine if adjustments are needed to remain competitive and aligned with our shareholders’ interests. Further, the Compensation Committee and management recognize the value of engaging in a dialogue with our shareholders and receiving feedback on an ongoing basis to ensure alignment between our executive officers’ compensation, our business objectives and the interests of our shareholders.
In 2019, we contacted holders of approximately 64% of our outstanding shares to invite them into the process. While there were no concerns raised regarding our executive compensation program, the Compensation Committee in 2020 changed the performance metric of our PSU awards from adjusted operating income to adjusted EBITDA to reduce the overlap between our annual and long-term incentive measures. The Company continued to use adjusted operating income as the performance metric for the annual cash bonus incentives and adjusted EBITDA for the LTPP awards in order to maintain at least two different performance metrics for our incentive plans. To further align the interests of our executives with those of our shareholders, we changed the LTPP award to 100% equity, as opposed to 50% equity and 50% cash.
In 2020, we continued our engagement efforts by contacting holders of approximately 56% of our outstanding shares to seek input and to provide perspective on our pay-for-performance philosophy and other governance matters. Based on shareholder feedback, the Compensation Committee decided to make additional changes by introducing a third performance metric to its incentive awards that is substantially different from the existing performance metrics used by the Company.

Beginning in 2021, total sales replaced adjusted EBITDA as the performance metric for the LTPP awards. The Compensation Committee believes that growth in total sales is determined primarily by: (i) increases in comparable store sales, which is a key driver of profitability, and (ii) growth in the number of our stores, which is an additional source of sales growth and an important part of our long-term strategy. The Committee believes the use of three distinct financial metrics: (i) total sales for the LTPP awards, (ii) adjusted EBITDA for the PSU awards, and (iii) adjusted operating income for the annual cash bonus incentive plan, properly incentivizes our executives and aligns their interests with our business strategy to help drive profitability and top-line growth.

Executive Compensation Setting Process
Our Compensation Program Philosophy and Objectives
The Compensation Committee has adopted a pay-for-performance policy for executive officers that balances each executive’s total compensation between cash and non-cash, and current and long-term, components. The principal objectives of our compensation policies are to:
•
align executive pay with shareholders’ interests with a dominant pay-for-performance design;

•
provide executive pay that is competitive among our peer group;

•
recognize and reward achievement of corporate performance goals;

•
attract, motivate and retain highly qualified executives; and

•
unite the executive management team to a common objective.

The Compensation Committee begins its work each year with the determination of the peer group. The goal is to select public retailers with revenues, market capitalization and qualitative factors similar to Dollar Tree. Although the Compensation Committee does not mandate a specific percentile of the peer group for total direct compensation of any executive, to ensure our compensation is competitive among our peer group, we use the 50th percentile as a point of reference in setting total direct compensation. To align pay with shareholder interests, we target the Chief Executive Officer’s at-risk compensation to be more than 85% of his total compensation (86% in 2021). For other named executive officers, on average 84% of their total compensation was at-risk in 2021. To further align compensation with long-term shareholder value, we also believe that the Chief Executive Officer’s long-term incentive compensation should be a substantial majority of his total at-risk pool (67% of total compensation in 2021).
We believe that the incentive plan performance goals should be challenging but not impossible to achieve. Targets were not fully achieved in 2018, 2019 or 2021 but were exceeded in 2020.
Because it is much more difficult to forecast the performance of a retailer over three years due to factors beyond management’s control (the economy, weather, trade wars, etc.), we try to set the three-year target (total sales beginning in 2021) for our LTPP awards at a realistic level. Even so, certain challenges such as tariffs and COVID-19 may not be foreseen when LTPP targets are set. The LTPP payout was 73.3% in 2021, 0% in 2020 and 48.2% in 2019. We also believe that the pay and performance curve for the annual cash bonus, PSU and LTPP awards should be relatively steep, giving the executives meaningful downside risk and upside benefit if performance falls short of or exceeds the target. This approach again aligns the executive’s pay with shareholder return.

Use of Peer Group
The Compensation Committee, with the assistance of Korn Ferry, evaluated its compensation program using a peer group of 18 companies that we believe are similarly situated to Dollar Tree and representative of the markets in which we compete for executive talent.
The peer group was developed based primarily upon Dollar Tree’s industry and size. Revenue and market capitalization were selected as the primary size filters. The Committee also considered qualitative factors such as retail presence, price points, customer base and whether the Company could be deemed an essential business. Based on these criteria, the Compensation Committee determined that the 18 companies listed below would comprise the peer group used to set 2021 compensation. The peer group was selected by placing a higher weighting on essential businesses and companies with a similar customer base. Additionally, companies with revenue greater than three times Dollar Tree revenue were included in the peer group to help balance the number of companies clustered between $9 billion and $15 billion in revenue.
Bed Bath & Beyond, Inc.	Macy’s Inc.
Best Buy Co. Inc.	McDonalds Corporation
BJ’s Wholesale Club Holdings, Inc.	Nordstrom, Inc.
Dollar General Corporation	Rite Aid Corporation
Gap, Inc.	Ross Stores, Inc.
Genuine Parts Company	Starbucks Corporation
Home Depot, Inc.	Target Corporation
Kohl’s Corporation	TJX Companies, Inc.
Lowe’s Companies, Inc.	Tractor Supply Company
Using the peer group, Korn Ferry assisted the Compensation Committee in identifying executive positions comparable to those of our named executive officers and provided the Committee with benchmarking data for both total direct compensation and each element of total direct compensation within the peer group. This analysis provided the Committee with a perspective on Dollar Tree’s compensation relative to its peers.
Executive Compensation Principles
We selected the components of compensation to achieve our stated executive compensation objectives. Our executive compensation program consists of base salaries, annual cash incentives and long-term incentives generally in the form of PSU and LTPP awards. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a significant portion of an executive’s total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation of sustainable shareholder value. In particular, we believe that both short-term and long-term incentive compensation should be tied directly to the achievement of corporate performance goals. In addition, we believe that long-term incentive compensation should reward an executive for his or her contribution to our long-term corporate performance and shareholder value creation. Under our policy, performance above the targeted goal results in increased total compensation, and performance below the targeted goal results in decreased total compensation.
We differentiate compensation to executives based on the principle that total compensation should be commensurate with an executive’s position and responsibility, while at the same time, a greater percentage of total compensation should be tied to corporate performance, and therefore be at risk, as position and responsibility increases. Thus, executives with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if our performance targets are met or surpassed. In addition, as an executive’s position and responsibility increase, the use of long-term incentive compensation should increase as a percentage of total compensation because our senior executives have the greatest influence on our strategic performance over a longer timeframe.
The compensation of our named executive officers in 2021 was based on the application of the executive compensation principles described above in light of their respective roles and responsibilities in the Company.
The compensation of our Chief Executive Officer in 2021 was based on Mr. Witynski’s primary responsibility as the principal executive officer of the Company overseeing the business, management and operations of the Company, including, among other things, his responsibility for the planning and implementation of the Company’s strategic and operational initiatives and goals, and delivering value to our shareholders. The compensation of our Executive Chairman in 2021 was based on Mr. Sasser’s Board leadership and management responsibilities including, among other things, overseeing the general functioning of the Board and its committees, providing advice and support to the Chief Executive Officer on critical Company initiatives and shareholder communications, the perpetuation of the Company’s successful business culture and the maintenance of market and customer relevance through development of long-term strategic plans.
In 2021, in comparison to our other executive officers, our Chief Executive Officer received greater total compensation as a result of his greater authority, responsibility and oversight.
Role of the Compensation Committee
The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board. The Compensation Committee has the responsibility to review, determine and make recommendations to the independent members of the Board the approval of the compensation of the Chief Executive Officer and Executive Chairman, including the determination of performance metrics and goals and the achievement of performance goals, and to review and approve the compensation arrangements for the Company’s other executive officers.
The Compensation Committee considers shareholder feedback and other factors and receives advice from an independent external compensation consultant. However, the Compensation Committee is ultimately responsible for all compensation decisions with respect to the named executive officers.
In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including:
•
our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•
the compensation practices of our peer group; and

•
our historical cash and equity compensation levels.

Role of the Chief Executive Officer in Compensation Decision-Making
The Compensation Committee consults with our Chief Executive Officer on the compensation structure and awards for the other named executive officers. The Chief Executive Officer participates in the development of business plans and annual budgets, and corresponding performance metric goals and provides information regarding the job performance and overall responsibilities of the other named executive officers. He makes no recommendations concerning his own compensation and does not vote on executive compensation matters nor is he present when his compensation is being discussed or approved.
Role of the Compensation Consultant
Pursuant to its written Charter, the Compensation Committee has the authority to engage the services of outside independent advisers. In October 2019, the Compensation Committee retained Korn Ferry to assist the Committee in determining the appropriateness and competitiveness of our executive compensation program. Korn Ferry did not provide any other services to the Company in 2019, 2020 or 2021. No executive officer had the authority to direct the work of Korn Ferry with regards to its work with the Compensation Committee. The Compensation Committee bears ultimate responsibility for approving the compensation of all named executive officers. In connection with the Compensation Committee’s engagement of Korn Ferry as a consultant, the Committee considered the six independence factors set forth in Rule 10C-1 under the Securities Exchange Act of 1934 and determined that Korn Ferry could provide objective advice to the Compensation Committee on executive compensation matters. Effective March 2022, the Compensation Committee engaged Meridian Compensation Partners, as its new compensation consultant, to provide independent advice to the Committee and determined that Meridian met the six independence factors set forth in Rule 10C-1 under the Securities Exchange Act of 1934.
Assessment of Risk
The Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs and reviewing and approving the compensation of our NEOs. In addition, an important objective of our overall executive compensation program is to reduce any incentives that may influence executives to take imprudent risks that might harm the Company or our shareholders. At least annually, the Compensation Committee assesses the risk of our compensation program. The Compensation Committee has overseen the establishment of a number of controls that address compensation-related risk and serve to mitigate such risk, including stock ownership guidelines for executive officers, a clawback policy, and prohibitions on the hedging of Dollar Tree stock or holding Company stock in a margin account. As a result, we have reviewed our compensation policies and practices for all employees and concluded that such policies and practices are not reasonably likely to have a material adverse effect on our Company.
Components of Executive Compensation
The executive compensation program for 2021 consisted of market-competitive base salary tied to the executive’s individual performance, experience and scope of responsibility; an annual cash bonus opportunity under the MICP based on achievement of short-term adjusted operating income goals; and long-term equity incentives in the form of PSUs and LTPP awards based on adjusted EBITDA and total sales performance goals, respectively. A description of each of these components is provided in more detail in the following discussion.
Base Salary
Our base salary philosophy is to provide reasonable current income to our named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. To accomplish this objective, we provide base salaries that are intended to be competitive relative to similar positions at comparable companies. Base salaries are reviewed annually and adjustments are made as required to recognize outstanding individual performance, expanded duties or changes in the competitive marketplace.
The Compensation Committee, with the assistance of Korn Ferry, approved base salary amounts for the executive officers during its March 2021 meeting. In determining the base salaries for

2021, the Compensation Committee reviewed market data from its peer group, Korn Ferry’s data on salary increases for executives and other relevant internal factors such as individual performance and internal pay equity. As a result of this review, the base salary of Mr. Witynski was increased to more closely align Mr. Witynski’s compensation with the market. Mr. James’ compensation was based on market data and negotiated as part of his offer for employment. No other changes were made to base salaries for the remaining named executive officers.
Executive	2020 Base Salary	2021 Base Salary	Year over Year Change
Michael Witynski	$1,300,000	$1,400,000	7.69%
Kevin Wampler	$800,000	$800,000	0%
Bob Sasser	$1,000,000	$1,000,000	0%
Alasdair James(1)	—	$900,000	n/a
Richard McNeely	$800,000	$800,000	0%

(1)
Mr. James joined the Company in February 2021.

Annual Cash Bonus Incentives
We provide our executive officers, including the named executive officers, with the opportunity to annually earn cash incentives under the MICP. These incentives are designed to encourage the achievement of corporate objectives and to reward our executive officers for the significant impact they make on our corporate results.
2021 Bonus Opportunities
Executive bonus opportunities are set as a percentage of salary. For 2021, the executive bonus opportunities were as follows:
Executive	Bonus Incentive Opportunity (as a % of base salary)
Michael Witynski(1)	150%
Kevin Wampler	90%
Bob Sasser(2)	—
Alasdair James	120%
Richard McNeely	100%

(1)
In July 2020, the Compensation Committee increased Mr. Witynski’s executive bonus opportunity from 130% of his base salary to 150% in connection with his promotion to President and Chief Executive Officer. In 2020, Mr. Witynski’s bonus was calculated on a prorated basis resulting in a blended bonus incentive opportunity as a percent of base salary of 140%. 2021 was the first full year that Mr. Witynski’s bonus was calculated at the bonus level approved by the Compensation Committee in July 2020.

(2)
Beginning in 2019, Mr. Sasser no longer participated in our annual cash bonus incentive plan.

Beginning in fiscal 2019, the Compensation Committee eliminated the individual performance component for purposes of calculating the annual cash bonus incentive and determined that bonuses would be weighted 100% on the achievement of the corporate performance target (adjusted operating income in 2021), thereby more closely aligning executives’ interests with the interests of shareholders. The 2021 incentive targets, as in prior years, were set using the market data provided from the peer group and our assessment of appropriate targets within our management structure.
The Company performance goals for the annual cash bonus incentive are generally derived from operating income targets defined by the annual budget as approved by the Board of Directors at the beginning of the fiscal year. Thus, these performance goals are consistent with the Board’s overall outlook of the Company’s potential performance over a one-year horizon. The performance targets are intended to be challenging but achievable with significant effort, and serve to focus our management team on a common goal while aligning efforts with shareholder interests.
In March 2021, the Compensation Committee determined that the use of adjusted operating income as the performance metric in fiscal 2021 for the annual cash bonus incentive plan was appropriate because it encourages achievement of strategic and financial performance metrics that create sustainable shareholder value, it is something over which executive officers have control and it is an important metric for evaluating the performance of retail companies. The definition of adjusted operating income used by the Committee is provided on page 60.
Annual incentive awards in 2021 were determined as follows:
2021 Corporate Performance Metrics
The Compensation Committee set the adjusted operating income target for 2021 at $2,037.0 million for the combined enterprise. This target reflected the adjusted operating income underlying the annual budget approved by the Board of Directors at the beginning of the fiscal year. In order for an executive to receive any bonus, however, we must achieve at least 85% of the adjusted operating income target.
Corporate Performance Goals for NEOs
The following table summarizes potential payout percentages for MICP awards based on the percentage of the $2,037.0 million combined adjusted operating income target attained. Potential payouts increase on a payout curve that ranges from a payout of 0% for achieving less than 85% of the target performance to a payout percentage of 212.5% for achieving at or above 115% of the target performance.
% of Corporate Performance Target Attained	Potential MICP Payout Percentage
Below 85.0%	0%
85%	25%
90%	50%
95%	75%
100%	100%
105%	137.5%
110%	175%
115.0% or above	212.5%
The MICP bonuses relating to performance in a given fiscal year are paid in the following year when annual financial results are available, generally in March or April. The amount of the MICP awards must be determined and approved by the Compensation Committee which considers the

Company’s overall financial results and the level of performance achievement. The Compensation Committee may, in its sole discretion, decrease the amount of MICP awards that may otherwise be payable upon the attainment of the applicable performance goals. Although it has never done so, the Compensation Committee also has the discretion to adjust the MICP awards to mitigate or exclude the impact of unanticipated items that are determined to be unusual in nature or amount or infrequent in occurrence. Any modification would be carefully considered by the Committee, applied only in special circumstances that warrant the modification, and fully disclosed. The Compensation Committee did not exercise such discretion with respect to the 2021 bonus payments.
The definition of adjusted operating income approved by the Compensation Committee for purposes of measuring the 2021 target performance under the MICP excluded the effects relating to or resulting from the following matters to the extent different from the fiscal 2021 budget approved by the Board of Directors: (i) Canadian currency fluctuations; (ii) changes in accounting policies, practices and pronouncements; (iii) Summit Pointe revenues or expenses; (iv) non-cash goodwill and intangible impairment charges; (v) expenses incurred with respect to future mergers, acquisitions, or divestitures; (vi) any cost or expense related to an uninsured disaster, casualty, temporary store closures or reduced store hours ordered by law, and legal disputes which in the aggregate exceeds $5 million; (vii) lease costs, expenses, asset write-offs, incentive compensation, and severance related to closed stores or distribution centers; (viii) costs related to shareholder activism and corporate governance; (ix) any future changes in laws or regulations impacting pay; (x) expenses related to the Coronavirus (COVID-19) or other public health emergencies; and (xi) changes in the manner shared services are allocated.
During its February 2022 meeting, the Compensation Committee determined the following Company performance for fiscal 2021:
Metric	2021 Target	2021 Achievement	% of Target	Payout %
Enterprise adjusted operating income	$2,037.04 million	$1,852.57 million	90.94%	54.70%
Based upon the determinations described above, the Compensation Committee authorized 2021 performance bonuses (MICP cash awards) for the executives as follows:
Executive	Bonus Target as % of Base Salary	Amount of Target Bonus(1)	Payout %	Corporate Performance Bonus Earned(2)
Michael Witynski	150%	$2,100,000	54.70%	$1,148,700
Kevin Wampler	90%	$720,000	54.70%	$393,840
Bob Sasser(3)	—	—	—	—
Alasdair James	120%	$1,080,000	54.70%	$590,760
Richard McNeely	100%	$800,000	54.70%	$437,600

(1)
Represents the base salary of the named executive officer multiplied by the target percentage of base salary.

(2)
Represents the total amount available for bonus multiplied by the applicable payout percentage.

(3)
Beginning in 2019, Mr. Sasser no longer participated in the annual cash bonus plan.

Long-Term Incentives
The largest component of our executive compensation program consists of long-term incentive awards in the form of performance-based equity awards granted pursuant to our 2011 and 2021 Omnibus Incentive Plans. We believe that long-term performance-based equity incentives provide our executives with a strong link to our long-term performance, create an ownership culture to help align the interests of our executives with those of our shareholders, and promote retention. The Committee structures the long-term performance-based incentives portion of executive officer compensation to be

“at risk” in order to directly align our executives with the interests of shareholders. The long-term incentive awards are set at levels generally at market based upon the peer data.
The Compensation Committee generally grants equity-based awards on an annual basis, and at other times as the Committee deems appropriate, including for newly hired or promoted executive officers or due to special retention needs. The Compensation Committee determines the aggregate monetary grant value of executive officers’ equity-based awards taking into account, among other things, our pay mix targets, the desired mix of equity-based vehicles, the executive officer’s contribution to Company performance, competitive compensation levels and dilution or pool limits. The target number of equity-based awards is determined by dividing the target award value by the fair market value of a share of Dollar Tree stock on the date of grant.
In March 2019, the Compensation Committee approved changes to our long-term incentive compensation program for executive officers, including our NEOs. Beginning in 2019, the Compensation Committee generally has approved two distinct types of long-term incentive awards. The first type of award is a performance-based RSU (which we refer to as performance stock units or “PSUs”) that vests after achievement of at least 85% of a target performance metric in the first year after grant, coupled with time-based vesting of one-third of the award on each successive anniversary of the grant date. In 2020, the performance metric for the PSUs changed from adjusted operating income to adjusted EBITDA to differentiate the performance metric for the PSUs from the performance metric for the MICP awards while continuing to reflect a metric that represents the core operating performance of the business. The Committee also incorporated a “payout curve” in 2019 that determines the amount of the award that can be earned by an executive, which ranges from 75% of the target award for performance of 85% of the target performance metric up to a cap of 150% of the target award for performance of 115% or greater of the target performance metric, to incentivize performance above the threshold level of performance. The PSU awards are settled in stock.
The second type of award is a performance-based RSU award made under our three-year LTPP program. The program provides for vesting upon the achievement of a cumulative performance goal that is measured over a three-year performance period. The LTPP awards are settled solely in stock, except for awards made prior to 2020 which included a cash component as described below. The Compensation Committee made changes to the LTTP awards in 2019, 2020 and 2021 to, among other things, align the awards with best practices. These changes included:
•
Raising the threshold achievement level for LTPP awards from 83% to 85% of target performance in 2019, 85% to 90% of target performance in 2020, and 90% to 97% of target performance in 2021.

•
Changing the form of the award beginning in 2020 to consist solely of performance-based RSUs rather than our historical practice of providing LTPP awards in the form of 50% RSUs and 50% cash.

•
Changing the performance metric for LTPP awards from adjusted EBITDA to total sales in 2021 to distinguish it from the performance metrics used for PSU awards (adjusted EBITDA) and MICP awards (adjusted operating income).

•
Changing the payout range for the LTPP to between 50% of the target award for threshold achievement of target performance up to 200% of the target award for maximum achievement of target performance beginning in 2020.

The Compensation Committee believes that the performance metrics used for our PSU and LTPP awards encourage achievement of the Company’s strategic and financial performance goals, assist in the creation of sustainable shareholder value, is something over which executive officers have control and are important metrics for evaluating the performance of retail companies.

2021 Performance Stock Units
In 2021, the Compensation Committee established target awards of PSUs, based upon achievement of target adjusted EBITDA for fiscal 2021, coupled with time-based vesting of one-third of the award on each successive anniversary of the grant date. The target number of PSUs was determined by dividing the target PSU award value by the fair market value of a share of Dollar Tree stock on the date of grant.
Executive	Target PSUs ($)	Target PSUs (#)
Michael Witynski	$5,437,500	49,867
Kevin Wampler	$1,762,500	16,163
Bob Sasser	$5,500,000	50,440
Alasdair James	$1,725,000	11,864
Richard McNeely	$1,350,000	12,380
Target Opportunities.   The Compensation Committee defined a payout curve that determines the amount to be paid depending on actual performance. The Compensation Committee set the payout for achieving the threshold level of performance at 85%, with the payout increasing in a straight-line manner from 75% for target performance to 150% for achieving maximum performance.
Performance Metric.   The Compensation Committee used adjusted EBITDA as the performance metric for 2021 because it is an objective measure of performance that properly incentivizes our executive team to drive growth and profitability and to achieve strategic and financial performance metrics that create sustainable shareholder value.
For purposes of the 2021 PSU grants, adjusted EBITDA excludes the effects relating to or resulting from: the following matters to the extent different from the fiscal 2021 budget approved by the Board of Directors: (i) Canadian currency fluctuations; (ii) changes in accounting policies, practices and pronouncements; (iii) Summit Pointe revenues or expenses; (iv) non-cash goodwill and intangible impairment charges; (v) expenses incurred with respect to future mergers, acquisitions, or divestitures; (vi) any cost or expense related to an uninsured disaster, casualty, temporary store closures or reduced store hours ordered by law, and legal disputes which in the aggregate exceeds $5 million; (vii) lease costs, expenses, asset write-offs, incentive compensation, and severance related to closed stores or distribution centers; (viii) costs related to shareholder activism and corporate governance; (ix) any future changes in laws or regulations impacting pay; (x) expenses related to the Coronavirus (COVID-19) or other public health emergencies; and (xi) changes in the manner shared services are allocated.
Performance Goal.   The Compensation Committee established the 2021 adjusted EBITDA target for the combined enterprise. The target level was intended to be challenging, based on a review of the 2021 business plan and taking into account the market environment, past and expected future performance of peer companies and various risks. The Compensation Committee also set the threshold level of performance at 85% of the applicable target. The actual payout varies based on increasing levels of performance that exceed the threshold level. The following table summarizes the potential payout percentages for PSU awards based on the percentage of the applicable performance target attained.

% of Corporate Performance Target Attained	Potential PSU Payout Percentage
Below 85.0%	0%
85%	75%
90%	83.3%
95%	91.7%
100%	100%
105%	116.7%
110%	133.3%
115.0% or above	150%
Performance Achieved.   During its February 2022 meeting, the Compensation Committee determined the following Company performance for fiscal 2021:
Performance Metric	2021 Target ($ in millions)	Actual Results ($ in millions)	% of Target	Payout %
2021 Enterprise adjusted EBITDA	$2,757.4	$2,568.57	93.15%	88.63%
Performance Stock Units Earned.   Based upon the achievement described above, the Compensation Committee determined that the following PSUs had been earned for 2021:
Executive	PSUs Earned (#)
Michael Witynski	44,197
Kevin Wampler	14,325
Bob Sasser	44,704
Alasdair James	14,020
Richard McNeely	10,972
As a result of Mr. James’ departure from the Company, the unvested portion of his earned PSU award (9,346 PSUs) was forfeited.
2021 LTPP Performance-Based RSUs
In addition, the Compensation Committee made grants of performance-based RSUs under the LTPP. The Compensation Committee established the target value of the LTPP opportunity for each of our named executive officers. The target number of RSUs was determined by dividing the total target award value by the fair market value of a share of Dollar Tree stock on the date of grant.
Executive	Target RSUs ($)	Target RSUs (#)
Michael Witynski	$1,812,500	16,622
Kevin Wampler	$587,500	5,387
Bob Sasser(1)	—	—
Alasdair James	$575,000	5,273
Richard McNeely	$450,000	4,126

(1)
Beginning in 2019, Mr. Sasser no longer participated in the Long-Term Performance Plan.

Target Opportunities.   The Compensation Committee defined a payout curve which determines the amount to be paid depending on actual performance. The Compensation Committee set the threshold level of performance at 97%, with the payout increasing in a straight-line manner to 100% for target performance and 200% for achieving maximum performance.
Performance Metric.   Beginning with the 2021 LTPP, the Compensation Committee changed the performance metric from adjusted EBITDA to total sales in order to focus our executive team on our top-line growth. For purposes of the 2021 LTPP, the Compensation Committee determined that cumulative total sales for fiscal years 2021-2023 should be adjusted for: (i) Canadian currency fluctuations; (ii) changes in accounting policies, practices and pronouncements; and (iii) future mergers, acquisitions, or divestitures.
Performance Goal.   The Compensation Committee set the three-year cumulative total sales target at a level requiring achievement of significant financial performance, based on the Company’s annual budget and long-term plan. The Compensation Committee also set the threshold level at 97% of the target. This award will not vest, if at all, until the completion of the 2023 fiscal year.
2019 LTPP Performance-Based RSUs and Cash
In 2019, the Compensation Committee made grants of performance-based RSUs and cash opportunity awards under the LTPP. The target values of the awards were divided between a target number of RSUs and a potential cash amount. The target number of RSUs was determined by dividing the target RSU award value by the fair market value of a share of Dollar Tree stock on the date of grant.
Executive	Target RSUs ($)	Target RSUs (#)	Target Long-Term Cash Opportunity ($)	Total ($)
Michael Witynski	$450,000	4,338	$450,000	$900,000
Kevin Wampler	$475,000	4,579	$475,000	$950,000
Bob Sasser(1)	—	—	—	—
Alasdair James(2)	—	—	—	—
Richard McNeely	$200,000	1,928	$200,000	$400,000

(1)
Beginning in 2019, Mr. Sasser no longer participated in the Long-Term Performance Plan.

(2)
Mr. James joined the Company in February 2021 and did not receive the 2019 LTPP grant.

Performance Metric.   The Compensation Committee used three-year cumulative adjusted EBITDA as the performance metric. For purposes of the 2019 LTPP grants, adjusted EBITDA excludes the effects relating to or resulting from the following matters to the extent different from the 2019 fiscal budget approved by the Board of Directors: (i) Canadian currency fluctuations; (ii) hiring, severance, relocation, closing, reduction in workforce expenses, or other costs in fiscal 2019 incurred to consolidate workforces and the SSCs to the extent different than the estimates contained in the 2019 fiscal budget; (iii) changes in accounting policies, practices and pronouncements; (iv) Summit Pointe expenses to the extent different than the annual estimate contained in the 2019 fiscal budget; (v) non-cash goodwill and intangible impairment charges; (vi) expenses incurred with respect to future mergers, acquisitions, or divestitures; (vii) any loss, cost or expense related to an uninsured disaster; (viii) lease costs, asset write-offs, incentive compensation, and severance related to closed stores; (ix) costs related to shareholder activism and corporate governance; and (x) changes in the manner shared services are allocated based upon the methodology used in the 2019 fiscal budget previously approved by the Board of Directors.
Performance-Based RSUs and Cash Earned.   In February 2022, the Compensation Committee determined the Company’s actual performance and the corresponding performance achievement percentage relative to the 2019-2021 performance goal.

Performance Metric	Threshold	Target	Maximum	Actual Results
	($ in millions)
Three-Year adjusted EBITDA (2019-2021)	$6,627.99	$7,797.64	$9,747.05	$7,380.47
% of Target	85%	100%	125%	94.65%
The performance achievement percentage was then converted to an earning percentage as set forth below. If the overall performance achievement percentage was below the threshold, then the earning percentage would be zero (and the individual would not receive any shares in respect of the RSUs granted or performance cash). If the overall performance achievement percentage was between the threshold and maximum, the earning percentage would vary based on the level of achievement. If the earning percentage was above the maximum, the maximum earning percentage would be applied.
Achievement Level	Performance Achievement %	Earning %
Threshold	85%	25%
Target	100%	100%
Maximum	125%	200%
The Compensation Committee and the Board approved the performance achievement relative to target performance measures. The overall three-year performance achievement percentage of 94.65% resulted in an earned percentage of 73.25%. Based on this outcome, the NEOs earned RSUs and cash in respect of their 2019-2021 LTPP awards as follows:
Executive	Earned %	Cash Earned	RSUs Earned (#)
Michael Witynski	73.25%	$329,625	3,177
Kevin Wampler	73.25%	$347,938	3,354
Bob Sasser	—	—	—
Alasdair James	—	—	—
Richard McNeely	73.25%	$146,500	1,412
2021 Retention Awards
At its March 2021 meeting, the Compensation Committee considered the role of Richard McNeely, our Enterprise Chief Merchandising Officer, who has responsibility for leading the merchandising, marketing and global sourcing functions for the Dollar Tree and Family Dollar business segments. Upon consideration of Mr. McNeely’s performance in this role and his importance to the Company, the Compensation Committee determined that it was appropriate to make a service-based retention award to Mr. McNeely of restricted stock units. The retention award was granted on March 16, 2021 and vests in full on April 1, 2023, provided Mr. McNeely remains continuously employed with the Company through the vesting date. The award is subject to accelerated vesting in the event of Mr. McNeely’s death, disability or termination of employment without cause.
In June 2021, the Compensation Committee approved a monthly retention payment to Mr. McNeely, beginning July 2, 2021, in the amount of $7,500 per month for each month that he remains continuously employed with the Company through April 1, 2023. The monthly payments are not considered as part of Mr. McNeely’s base salary and will not be included in the calculation to determine his annual bonus. At that time, the Committee also approved the use by Mr. McNeely of the Company’s corporate airplane to make two trips per month to his home in Tennessee.
Timing of Long-Term Incentive Awards
Our grant policy for equity awards establishes April 1 as the date of the annual grant each year. Awards of equity incentives to new officers are made on the last business day of the Company’s fiscal month which follows the month that includes the hire date. The Compensation Committee may, in its discretion, make grants that vary from these guidelines if there is a compelling business reason, but in every case the Committee is required to complete its approval of the equity awards prior to the date of the grant. In 2021 the Committee used its discretion to approve the grant of annual equity awards on March 16, 2021 (instead of the April 1 date provided by the policy) due to the scheduled expiration of the Committee’s grant authority under the 2011 Omnibus Incentive Plan on March 17, 2021. The 2021 Omnibus Incentive Plan was subsequently approved at the 2021 annual meeting of shareholders and the Company has resumed its past practice of granting annual equity awards on April 1.
The Compensation Committee will not award equity incentives when in possession of potentially material non-public information. We believe that the beginning of April is an appropriate time during the year to make grants of equity awards and that a consistent application of our granting practices from year to year regardless of other events is also appropriate. The awards granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our common stock. We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation.
Other Compensation Policies and Practices
Recoupment (“Clawback”) Policy
In April 2018, the Compensation Committee recommended, and the Board adopted, a more robust clawback policy. Under the expanded policy, the Company will require mandatory reimbursement of excess incentive compensation from any executive officer if the Company’s financial statements are restated due to material noncompliance with financial reporting requirements under the securities laws. The amount to be recovered will be the excess of incentive compensation paid to the executive based on the erroneous data over the incentive compensation that would have been paid to the executive had it been based on the restated results. Recoupment would cover any excess compensation received during the three completed fiscal years immediately preceding the date of which the Company is required to prepare the accounting restatement. This policy is in addition to our existing clawback policy covering the Company’s Chief Executive Officer and Chief Financial Officer under the 2011 and 2021 Omnibus Incentive Plans.
Executive Stock Ownership Guidelines
In March 2017, the Compensation Committee revised its executive stock ownership guidelines to make them more robust. The stock ownership guidelines were established for executive officers to encourage them to have a long-term equity stake in Dollar Tree, align their interests with shareholders and mitigate potential compensation-related risk. The executive stock ownership program encourages and expects our executive officers to attain designated stock ownership levels over a five-year period. The stock ownership guidelines for each of our named executive officers is as follows:
Current Position	No. of Shares
Chief Executive Officer	125,000
Executive Chairman	125,000
Chief Financial Officer	30,000
Executive Vice President, Merchandising and Supply Chain	25,000
Enterprise Chief Merchandising Officer	25,000
The types of stock ownership that qualify toward the ownership guidelines under our policy include direct stock ownership, and unvested PSUs, unvested RSUs and unvested restricted stock which, subject to continued employment, will vest upon satisfaction of the applicable service periods.

As of March 15, 2022, all of our named executive officers had stock ownership levels that exceeded the stock ownership guidelines. For additional information regarding the number of shares of stock beneficially owned by our named executive officers, see “Ownership of Common Stock” on page 88.
Policy Against Hedging Company Stock
To further the corporate governance objective of encouraging alignment of the interests of our associates and directors with shareholders’ interests in the long-term performance of the Company, the Company’s Insider Trading Policy prohibits all officers, directors and employees from entering into hedging transactions and from engaging in short sales related to the Company’s stock. The Policy also prohibits engaging in or trading any publicly-traded puts, calls or other derivative instruments involving the Company’s securities.
No Pledges of Company Stock
Our Insider Trading Policy prohibits officers, directors and employees from holding Dollar Tree stock in a margin account. In addition, none of our executive officers and directors engaged in transactions involving the pledging of Company stock during fiscal 2021.
Impact of Accounting and Tax Treatments on Compensation Program Design
The Compensation Committee considers the accounting and tax impact of its overall compensation programs in order to balance the cost to the Company with the potential benefits as compensation tools.
Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of compensation in excess of $1 million paid to “covered employees” in any fiscal year. Our “covered employees” include our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated named executive officers, and other individuals who were covered employees for fiscal 2017 or later years. For fiscal 2017 and prior fiscal years, an exception to Section 162(m) allowed certain compensation that qualified as “performance-based” to be deducted notwithstanding the $1 million limitation, and the covered employee group was more limited. As noted above, the Compensation Committee has adopted a policy of pay-for-performance, and the Compensation Committee took appropriate steps in the past to cause the performance-based compensation of covered executive officers to qualify for deductibility under Section 162(m) to the extent consistent with our best interests and the interests of our shareholders.
The Tax Cuts and Jobs Act (“2017 Tax Reform Act”), enacted in December 2017, eliminated the performance-based compensation exception under Section 162(m) for fiscal 2018 and subsequent fiscal years, other than with respect to certain “grandfathered” compensation that is paid pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. Thus, performance-based awards outstanding on November 2, 2017 pursuant to a binding written agreement may be exempt from the deduction limit if applicable requirements are met. In addition, the 2017 Tax Reform Act expanded the group of “covered employees” under Section 162(m) to include our Chief Financial Officer (under prior law, the Chief Financial Officer was not a “covered employee”) and mandated that once an individual is treated as a covered employee for a given year, that individual will be treated as a covered employee for all subsequent years. As a result of these changes in the tax laws, any compensation paid to our covered executive officers in excess of $1 million beginning with fiscal 2018 generally will not be deductible unless the qualified compensation arrangements were in place as of November 2, 2017. In March 2021, the American Rescue Plan Act (“ARPA”) further amended Section 162(m) to enlarge the covered employee group for taxable years beginning after December 31, 2026.
In fiscal 2021, the Committee considered the anticipated tax treatment to the Company and the covered executive officers in its review and establishment of compensation programs and payments. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible for tax purposes. Further, the Compensation Committee may determine to make changes or amendments to the Company’s existing compensation programs, consistent with the Compensation Committee’s overall compensation program philosophy, in order to revise aspects of our executive compensation programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers.
Finally, interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the control of the Compensation Committee, may affect deductibility of compensation, and there can be no assurance that compensation payable to our executive officers who are covered by Section 162(m) will be deductible in the future. The Compensation Committee will continue to monitor and assess the impact of the amendments to Section 162(m) included in the 2017 Tax Reform Act and ARPA to determine what adjustments to our executive compensation practices, if any, it considers appropriate.
The Compensation Committee also reviews the accounting impact of the various forms of compensation, with the goal of ensuring that our compensation practices remain competitive while also being cost-effective.
Retirement, Deferred Compensation and Pension Plans
We do not have any defined benefit or pension plans that provide for payments based on an executive’s salary and/or years of service. In addition, we have not adopted a supplemental executive retirement plan or other “excess plan” that pays benefits to highly compensated executives. Instead, we offer the following two arrangements to allow executives to actively participate in funding their retirement plans.
Executives are eligible to participate in the Dollar Tree Retirement Savings Plan. At the end of the year, the Board may approve a discretionary profit-sharing contribution to be made to all eligible employees, including executive officers. In addition, executives may elect to defer a portion of their cash compensation into 401(k) retirement accounts. As of January 1, 2019, the Board has authorized us to match 100% of 401(k) deferrals up to 5% of an individual’s cash compensation.
The Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan allows certain officers and executives, including our named executive officers, the ability to defer receipt of up to 50% of their base salary and up to 100% of their bonus payments. The plan is a nonqualified plan and the Company does not fund, make any contributions to, or provide any interest rate subsidy for the plan. The plan allows executives to save for retirement in a tax-effective way at a minimal cost to us. Plan participants may invest their deferred compensation in any one or a combination of the plan’s investment funds. The deferred amounts and earnings thereon are payable to participants, or designated beneficiaries, at either specified future dates, or upon separation of service or death. The future payment obligations under the plan are our general unsecured obligations. Although the amounts deferred are deposited into a trust, the trust belongs to us, rather than the executives, and is subject to the claims of our creditors.
Termination or Change in Control Arrangements
We have change in control Retention Agreements with our executive officers, except Mr. Dreiling, our Executive Chairman. The Compensation Committee’s intent with these agreements is to take reasonable steps to retain key management personnel and to minimize disruption to the Company in the event of a potential change in control. Under these agreements, severance benefits are payable only upon the occurrence of both a change in control of the Company and the executive’s termination without “cause” or resignation for “good reason,” as defined in the agreements (commonly known as a “double trigger”). The Compensation Committee believes it is appropriate to provide double-trigger severance benefits because it aligns executives’ interests with the interests of shareholders without providing an undue benefit to executives who continue to be employed following a change-in control transaction.
We also have form Executive Agreements that provide for a release and restrictive covenants to protect the Company, including a covenant not to compete. The Company has entered into these form Executive Agreements with all of its executive officers except Mr. Dreiling, whose Executive Agreement provides for a unique arrangement that is more particularly described below. In consideration for the restrictive covenants set forth in the form Executive Agreements, the Company agreed to provide a base salary continuation benefit and reimbursement of monthly health insurance premiums for a period of up to twenty-four months (or until the executive becomes employed if less than the applicable salary continuation period) in the event the executive’s employment is terminated without “cause” (as defined in the agreement) or on account of the executive’s death or disability. In addition, we have entered into an Addendum to the form Executive Agreement with our Chief Executive Officer which amends his Executive Agreement with the Company to provide, among other things, an additional continuation payment in an amount equal in the aggregate to two times his target annual bonus for the fiscal year in which his employment terminates. For additional information on our Executive Agreements and the Addendum with our Chief Executive Officer, see “Potential Payments upon Termination or Change in Control” on page 77.
On March 19, 2022, we entered into an Executive Agreement with Mr. Dreiling governing his service as Executive Chairman. Upon a termination of Mr. Dreiling’s employment by the Company without “cause” or by Mr. Dreiling for “good reason” (each as defined in the agreement), Mr. Dreiling will receive, subject to continued compliance with the restrictive covenants in the agreement and execution and non-revocation of a separation agreement containing a release of claims, (i) continued base salary for 24 months following termination (or, if shorter, through the end of the term) and (ii) accelerated vesting of an additional number of options of his March 19, 2022 stock option award that would have vested through the 365th day after Mr. Dreiling’s termination had his employment not terminated and assuming daily vesting of such award, or, if such termination is within six months prior to, or two years following, a “change in control” (as defined in the agreement), accelerated vesting of the pro rata portion of such option award that would have vested at the next anniversary of the award’s grant date, plus accelerated vesting of one additional tranche of such option award. Upon termination of Mr. Dreiling’s employment due to his death or disability (as defined in the agreement), Mr. Dreiling will be eligible to receive accelerated vesting of an additional number of options of such March 19, 2022 option award that would have vested through the 365th day after Mr. Dreiling’s termination had his employment not terminated and assuming daily vesting of such award. Upon Mr. Dreiling’s retirement (as determined in the sole discretion of the Board), Mr. Dreiling will be eligible to receive accelerated vesting of the pro rata portion of such March 19, 2022 option award that would have vested at the next anniversary of the award’s grant date. Mr. Dreiling’s Executive Agreement contains certain covenants by which Mr. Dreiling is bound, including covenants not to compete with or solicit employees of the Company for a specified period following the termination of Mr. Dreiling’s employment.
In addition, we have equity compensation plans that contain provisions that may convey benefits to our executive officers and other plan participants upon termination or a change in control. Generally, the provisions address the treatment of awards upon separation from the Company due to death, disability or retirement (age 59 1/2 with seven years of service), or due to a change in control, as defined within the plans.
The overall structure of our change in control arrangements and other post-termination benefits is consistent with our compensation objectives to attract, motivate and retain highly talented executives. We believe these arrangements preserve morale and productivity, provide a long-term commitment to job stability and financial security, and encourage retention in the face of the potential disruptive impact of an actual or potential change in control. For additional information on our termination and change in control arrangements, and the potential payments that may be made to our named executive officers upon termination or a change in control, see “Potential Payments Upon Termination or Change in Control” beginning on page 77.

Annual Compensation of Executive Officers
In the following table, we summarize the compensation earned during fiscal years 2021, 2020 and 2019 by our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers during 2021, 2020 and 2019. We refer to these five individuals in this proxy statement as the named executive officers or NEOs.
The compensation that we pay to our named executive officers is determined as described above in our “Compensation Discussion and Analysis” section and in the tables that follow.
Summary Compensation Table
(For the Fiscal Years ended January 29, 2022, January 30, 2021 and February 1, 2020)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)(4)(5)	Total ($)
Michael Witynski President and Chief Executive Officer	2021	$1,384,615	—	$7,249,961	—	$1,478,325	$136,797	$10,249,698
	2020	$1,184,615	—	$7,088,690	—	$2,433,210	$61,372	$10,767,887
	2019	857,692	—	1,949,936	—	878,303	45,756	3,731,687
Kevin Wampler Chief Financial Officer	2021	$800,000	—	$2,349,812	—	$741,778	$46,653	$3,938,243
	2020	800,000	—	2,822,924	—	1,056,960	40,064	4,719,948
	2019	800,000	—	1,874,843	—	498,120	42,170	3,215,133
Bob Sasser Executive Chairman	2021	$1,000,000	—	$5,499,978	—	$ —	$148,245	$6,648,223
	2020	1,000,000	—	5,499,968	—	—	71,434	6,571,402
	2019	1,107,692	—	5,499,960	—	361,725	161,125	7,130,502
Alasdair James(5) Executive Vice President, Merchandising and Supply Chain	2021	$837,692	$200,000	$2,299,872	—	$590,760	$54,285	$3,982,609

Richard McNeely(6) Enterprise Chief	2021	$800,000	$52,500	$1,799,814	—	$584,100	$64,446	$3,300,860
	2020	800,000	—	2,225,512	—	1,174,400	41,881	4,241,793
Merchandising Officer	2019	—	—	—	—	—	—	—

Footnotes to the Summary Compensation Table:
Our annual bonus plan qualifies as a “non-equity incentive plan” for purposes of this table. Earnings under our deferred compensation plan result from the executives’ investments in mutual funds commonly available to investors generally. The “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” columns are omitted as all amounts are zero.
(1)
Executives may defer up to 50% of their salaries and up to 100% of their annual incentive bonus under the Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan. Any such deferrals are included in the appropriate column of this table and shown in the Deferred Compensation table.

(2)
Pursuant to SEC rules, this column represents the aggregate grant date fair value during the last three fiscal years of restricted stock units, performance-based restricted stock units (“RSUs”) and Performance Stock Units (“PSUs”) computed in accordance with FASB ASC Topic 718 related to (i) annual grants of PSU awards, (ii) annual Long-Term Performance Plan (“LTPP”) awards with a three-year cumulative performance cycle (“LTPP awards”), (iii) out-of-cycle grants made in connection with a promotion, (iv) for fiscal 2020, restricted stock unit awards granted in March 2021 to Messrs. Witynski, Wampler and McNeely in connection with the Compensation Committee’s consideration of 2020 annual performance bonus awards for certain executives (as described in footnote (3) below), and (v) for fiscal 2021, restricted stock units awarded to Mr. McNeely in March 2021 for retention purposes. For fiscal years prior to 2020, the LTPP awards were made 50% in cash and 50% in performance-based RSUs. Beginning in 2020, the LTPP awards were awarded 100% in the form of performance-based RSUs. We are required to report the equity portion of an LTPP award at the beginning of the LTPP cycle even though, should it be earned, it will not be paid until the end of the cycle. The cash portion of an LTPP award is not reported until earned at the end of the cycle. Both the cash and equity portions of the LTPP awards are earned only if performance conditions are met and the final payment amount, if any, will range from 25% to 200% of the stated target for pre-2020 awards and between 50% and 200% beginning with the 2020 LTPP awards. The amounts shown in this column assume performance at target for LTPP awards. Fair value for the equity awards are calculated using the closing price of our stock on the date of grant. In the event the highest level of performance is achieved, the aggregate grant date fair value for the fiscal year 2021 PSU and LTPP awards would be as follows for Messrs. Witynski, Wampler, Sasser, James, and McNeely, respectively: $11,781,118, $3,818,581, $8,249,966, $3,737,346, , and $2,924,889. Amounts shown in this column do not correspond to the actual value that will be realized by the named executives. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022. See the Grants of Plan-Based Awards Table for information on awards made in 2021.
(3)
The amounts in this column represent the amount of cash that we pay under our Management Incentive Compensation Plan (“MICP”), our annual cash bonus plan, and the cash bonus that we pay under our pre-2020 LTPP awards, which are conditioned upon achieving a three-year performance goal. The amounts listed were earned in the years shown, but paid after the end of the fiscal year, upon approval by the Compensation Committee. For fiscal 2020, the Compensation Committee exercised discretion to reduce the MICP payout for certain executives, including Messrs. Witynski, Wampler and McNeely, and awarded restricted stock units vesting 50% on each of the first and second anniversaries of the date of grant without further performance-based vesting since the original MICP performance measure for 2020 had been satisfied. The restricted stock unit awards are reported separately under the “Stock Awards” column of this table. The cash amounts paid under the 2020 MICP to Messrs. Witynski, Wampler and McNeely are shown in the table. Mr. Sasser did not participate in the 2020 or 2021 MICP. Cash bonuses paid under the 2019 LTPP awards to Messrs. Witynski, Wampler and McNeely were $329,625, $347,938 and $146,500, respectively.

(4)
“All Other Compensation” includes the amounts paid to named executives shown in the following table. Perquisites include car allowances related to travel, financial and tax planning, executive physicals, executive term life insurance, relocation and imputed income related to personal use of the corporate aircraft, none of which individually exceeded $25,000, except the value of the personal use of the corporate aircraft by Mr. Witynski which was imputed to him as personal income for fiscal years 2021 and 2020 in the amount of $95,203 and $20,991, respectively, and by Mr. Sasser which was imputed to him as personal income for fiscal years 2021, 2020 and 2019 in the amount of $80,259, $19,424 and $101,379, respectively and executive term life insurance for Mr. Sasser in the amount of $29,304 for fiscal year 2021. The Company discontinued tax gross-ups on all perquisites, except for business-related relocation expenses. A car allowance is intended to compensate executives for the use of their personal vehicles in conducting Company business. However, as we do not require our executives to account for their business or personal use, we include the entire amounts in our disclosures. Pursuant to our corporate aircraft policy approved by the Board of Directors, the Chief Executive Officer and the Executive Chairman are permitted use Dollar Tree’s aircraft for non-business purposes for up to 80 hours each per fiscal year. In exceptional circumstances, they may, in their discretion offer available seating to others. The Company, in turn, will impute to the Chief Executive Officer and Executive Chairman the value of such personal use as taxable income. This value shall be determined under the Standard Industry Fare Level formula (or other method) approved by the Internal Revenue Service.

NEO	Perquisites	401k Match	Total
Michael Witynski	$121,912	$14,885	$136,797
Kevin Wampler	$32,139	$14,514	$46,653
Bob Sasser	$133,763	$14,482	$148,245
Alasdair James	$54,285	—	$54,285
Richard McNeely	$49,571	$14,875	$64,446

(5)
The amount shown in the Bonus column for Mr. James in fiscal 2021 represents a cash sign on bonus paid to Mr. James in the amount of $200,000. As a result of Mr. James’ departure from the Company, the unvested portion (two-thirds) of his earned PSU award and all of his unvested LTPP award for 2021 were forfeited. For additional information on Mr. James’ equity-based grants in 2021, see the Grants of Plan-Based Awards Table below.

(6)
The amount shown in the Bonus column for Mr. McNeely in fiscal 2021 represents cash retention payments paid to Mr. McNeely in the aggregate amount of $52,500.

Grants of Plan-Based Awards Table
Name	GrantDate	Compensation Committee Action Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plans			Estimated Future Payouts Under Equity Incentive Plans			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Witynski	—	(2)	$525,000	$2,100,000	$4,462,500	—	—	—	—	—	—	—
	3/16/2021	3/13/2021	—	—	—	37,400(3)	49,867(3)	74,800(3)	—	—	—	$5,437,498
	3/16/2021	3/13/2021	—	—	—	8,311(4)	16,622(4)	33,244(4)	—	—	—	$1,812,463
	3/16/2021	3/13/2021							9,986(5)			$1,088,873
Kevin Wampler	—	(2)	180,000	720,000	1,530,000	—	—	—	—	—	—	—
	3/16/2021	3/13/2021	—	—	—	12,122(3)	16,163(3)	24,245(3)	—	—	—	$1,762,414
	3/16/2021	3/13/2021	—	—	—	2,693(4)	5,387(4)	10,775(4)	—	—	—	$587,398
	3/16/2021	3/13/2021							4,338(5)			$473,016
Bob Sasser	—	(2)	—	—	—	—	—	—	—	—	—	—
	4/1/2020	3/13/2020	—	—	—	37,830(3)	50,440(3)	75,660(3)	—	—	—	$5,499,978
Alasdair James(8)	—	(2)	$270,000	$1,080,000	$2,295,000	—	—	—	—	—	—	—
	3/16/2021	3/13/2021	—	—	—	11,864(3)	15,819(3)	23,729(3)	—	—	—	$1,724,904
	3/16/2021	3/13/2021	—	—	—	2,636(4)	5,273(4)	10,546(4)	—	—	—	$574,968
Richard McNeely	—	(2)	200,000	800,000	1,700,000	—	—	—	—	—	—	—
	3/16/2021	3/13/2021				9,285(3)	12,380(3)	18,571(3)				$1,349,915
	3/16/2021	3/13/2021	—	—	—	2,063(4)	4,126(4)	8,253(4)	—	—	—	$449,899
	3/16/2021	3/13/2021							4,820(5)			$525,573
	3/16/2021	3/13/2021							9,170(6)			$999,897

Footnotes to the Grants of Plan-Based Awards Table:
(1)
The date of grant for the relevant award is established by the Compensation Committee during a regularly scheduled meeting or by written consent.

(2)
Our Management Incentive Compensation Plan is considered a “non-equity incentive plan.” MICP targets are established by the Compensation Committee early in the fiscal year and amounts payable are determined and paid in the following year, when annual results are available, upon approval by the Compensation Committee. For 2021, bonuses were targeted at 150% of salary for the President and Chief Executive Officer, 120% of salary for the Executive Vice President, Merchandising and Supply Chain, 100% of salary for the Enterprise Chief Merchandising Officer and 90% of salary for the Chief Financial Officer, with corporate performance representing 100% of the goal. Mr. Sasser did not participate in the 2021 annual cash bonus incentive program. Bonuses authorized by the Compensation Committee are paid after the relevant fiscal year unless deferred by the executive under our Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan. See “Annual Cash Bonus Incentives” in our Compensation Discussion and Analysis for a detailed discussion of our MICP.

(3)
Represents awards of PSUs that will vest in approximately three equal installments over three years only upon the determination by the Compensation Committee that the Company achieved its fiscal 2021 performance target goal and upon the executives remaining with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The amount of the payment, if earned, will range from 75% to 150% of the target depending upon the level of performance achieved. The Compensation Committee determined in February 2022 that the PSUs awarded in 2021 achieved the established performance goal for the fiscal year ended January 29, 2022.
(4)
The Compensation Committee approved the LTPP awards 100% in the form of RSUs with three-year performance-based total target award values for each of our named executive officers. The percentage of the RSUs that vest will be based on the level at which the Company achieves its three-year cumulative performance goal for the performance period from January 31, 2021 through February 3, 2024. The amount of the payment earned will range from 50% to 200% and will be paid in 2024 when the achievement level is available and determined by the Committee.

(5)
In March 2021 the Compensation Committee exercised discretion to reduce the 2021 MICP payout for performance ended fiscal year January 30, 2021 for certain executives, including Messrs. Witynski, Wampler and McNeely, and awarded RSUs vesting 50% on each of the first and second anniversaries of the date of grant without further performance-based vesting since the original MICP performance measure for 2020 had been satisfied. These awards will vest in two approximately equal installments over two years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The grant date fair value of these RSU awards was a component of the 2020 compensation of Messrs. Witynski, Wampler and McNeely and included in the compensation reported for 2020 in the Summary Compensation Table.

(6)
On March 16, 2021, the Compensation Committee granted to Mr. McNeely a retention award of restricted stock units that will vest in full on April 1, 2023, provided that Mr. McNeely remains continuously employed with the Company through the vesting date. The award is subject to accelerated vesting in the event of Mr. McNeely’s death, disability or termination of employment without cause.

(7)
This column shows the full grant date fair value under FASB ASC Topic 718 of PSU and LTPP awards. For the PSU and LTPP awards awarded on March 16, 2021, the fair value is calculated using the closing price of our stock on the grant date which was $109.04. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022.

(8)
As a result of Mr. James’ departure from the Company, the unvested portion (two-thirds) of his earned PSU award and all of his unvested LTPP award for 2021 were forfeited.

Outstanding Equity Awards at Fiscal Year End Table
The following table provides information on the holdings of stock option and stock awards by the named executives at the end of the fiscal year. This table includes unexercised and unvested option awards, restricted stock awards, PSU awards, unvested performance-based RSU awards and unvested LTPP awards. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown in the footnotes following this table, based on the award date. The market value of the stock awards is based on the closing market price of our stock as of January 28, 2022, which was $128.49. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis.

Name	Award Date	Option Awards(1)					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Witynski	4/1/2019	—	—	—	—	—	4,474(2)	$574,864	—	—
	4/1/2019	—	—	—	—	—	—	—	4,338(3)	$557,390
	4/1/2020	—	—	—	—	—	34,960(2)	$4,492,010	—	—
	4/1/2020	—	—	—	—	—	—	—	11,653(3)	$1,497,294
	8/28/2020	—	—	—	—	—	20,584(2)	$2,644,838	—	—
	8/28/2020	—	—	—	—	—	—	—	6,861(3)	$881,570
	3/16/2021	—	—	—	—	—	—	—	49,867(2)	$6,407,411
	3/16/2021	—	—	—	—	—	—	—	416,622(3)	$2,135,761
	3/16/2021						9,986(4)	$1,283,101	—	—
Kevin Wampler	4/1/2019	—	—	—	—	—	3,817(2)	$490,446	—	—
	4/1/2019	—	—	—	—	—	—	—	4,579(3)	$588,356
	4/1/2020	—	—	—	—	—	24,170(2)	$3,105,603	—	—
	4/1/2020	—	—	—	—	—	—	—	8,047(3)	$1,033,959
	3/16/2021	—	—	—	—	—	—	—	16,163(2)	$2,076,784
	3/16/2021	—	—	—	—	—	—	—	5,387(3)	$692,176
	3/16/2021	—	—	—	—	—	4,338(4)	$557,390	—	—
Bob Sasser	4/1/2019	—	—	—	—	—	14,994(2)	$1,926,579	—	—
	4/1/2020	—	—	—	—	—	75,404(2)	$9,688,660	—	—
	3/16/2021	—	—	—	—	—	—	—	50,440(2)	$6,481,036
Alasdair James(6)	3/16/2021	—	—	—	—	—	—	—	15,819(2)	$2,032,583
	3/16/2021	—	—	—	—	—	—	—	5,273(3)	$677,528
Richard McNeely	4/1/2019	—	—	—	—	—	2,535(2)	$325,722	—	—
	4/1/2019	—	—	—	—	—	—	—	1,928(3)	$247,729
	4/1/2020	—	—	—	—	—	17,480(2)	$2,246,005	—	—
	4/1/2020	—	—	—	—	—	—	—	5,826(3)	$748,583
	3/16/2021	—	—	—	—	—	—	—	12,380(2)	$1,590,706
	3/16/2021	—	—	—	—	—	—	—	4,126(3)	$530,150
	3/16/2021	—	—	—	—	—	4,820(4)	$619,322	—	—
	3/16/2021	—	—	—	—	—	9,170(5)	$1,178,253	—	—

Footnotes to Outstanding Equity Awards Table:

(1)
The Company did not grant stock options to our named executive officers in fiscal years 2019 through 2021, and our named executive officers did not hold unexercised stock options as of January 29, 2022.

(2)
The PSUs awarded during the 2021 fiscal year are based on the achievement of certain performance goals for the fiscal year ending January 29, 2022 and will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The amount of the payment, if earned, will range from 75% to 150% of the target depending upon the level of performance achieved. The Compensation Committee determined in February 2022 that the Company achieved the established performance goal for the fiscal year ended January 29, 2022 for the PSUs awarded in 2021. These awards will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

The Compensation Committee determined in March 2021 and March 2020 that the Company achieved the established performance goal in fiscal years ended January 30, 2021 and February 1, 2020 for the PSUs awarded in 2020 and the performance-based RSUs awarded in 2019, respectively. These awards will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.
(3)
The LTPP awards granted on March 16, 2021 are based on the achievement of a three-year cumulative performance goal based on total sales for the performance period beginning on January 31, 2021 and ending on February 3, 2024. The amount of payment, if earned, will range from 50% to 200% of stated target and will be paid in 2024, when the achievement level is available and approved by the Committee.

The LTPP awards granted on April 1, 2020 (and the promotional award granted to Mr. Witynski on August 28, 2020) are based on the achievement of a three-year cumulative performance goal based on adjusted EBITDA for the performance period beginning on February 2, 2020 and ending on January 28, 2023. The amount of payment, if earned, will range from 50% to 200% of stated target and will be paid in 2023, when the achievement level is available and approved by the Committee.
The LTPP awards granted on April 1, 2019 are based on the achievement of a three-year cumulative performance goal based on adjusted EBITDA for the performance period beginning on February 3, 2019 and ending on January 29, 2022. The amount of payment, if earned, will range from 25% to 200% of stated target and will be paid in 2022, when the achievement level is available and approved by the Committee. The Compensation Committee determined in February 2022 that the Company exceeded the threshold performance goal for the 2019 LTPP awards and approved the 2019 LTPP payment.
(4)
In March 2021, the Compensation Committee exercised discretion to reduce the 2021 MICP payout for performance ended fiscal year January 30, 2021 for certain executives, including Messrs. Witynski, Wampler and McNeely, and awarded RSUs vesting 50% on each of the first and second anniversaries of the date of grant without further performance-based vesting since the original MICP performance measure for 2020 had been satisfied. These awards will vest in two approximately equal installments over two years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(5)
On March 16, 2021, the Compensation Committee granted to Mr. McNeely a retention award of restricted stock units that will vest in full on April 1, 2023, provided that Mr. McNeely remains continuously employed with the Company through the vesting date. The award is subject to accelerated vesting in the event of Mr. McNeely’s death, disability or termination of employment without cause.

(6)
As a result of Mr. James’ departure from the Company, the unvested portion (two-thirds) of his earned PSU award and all of his unvested LTPP award for 2021 were forfeited.

Option Exercises and Stock Vested Table
In the table below, we list information on the exercise of options and the vesting of restricted stock units during the fiscal year ended January 29, 2022. The value realized on exercise of options represents the spread between the sale price and the option strike price at the time of exercise. The value realized on vesting of RSUs reflects the fair market value of the shares at the time of vesting.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Witynski	—	—	36,459	$ 3,970,244
Kevin Wampler	—	—	20,466	$ 2,373,993
Bob Sasser	—	—	77,283	$ 8,966,794
Alasdair James	—	—	—	—
Richard McNeely	—	—	13,909	$ 1,613,261
Non-Qualified Deferred Compensation
Named executive officers may elect to defer up to 50% of their base salary and up to 100% of their annual incentive bonus to the Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan, an unfunded, non-qualified deferred compensation plan (“NQDC”). Elections to defer amounts earned during the next calendar year are due by December 31 of each year and are irrevocable. Deferred amounts are held for each participant in separate individual accounts in an irrevocable rabbi trust. Executives’ accounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which he or she may change at any time. A deferral period and payment date must be irrevocably specified at election for each separate annual deferral. This deferral period must be at least two years in length and the payment date can be any date on or after that point. Alternately, the payment can be tied to termination of employment, including retirement. The executive must also make an irrevocable election regarding payment terms, which may be either a lump sum, or in specified annual installments. Hardship withdrawals are available for unforeseeable emergency financial hardship situations, such as for an unexpected illness, accident or property loss. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit in the same payment form as originally specified (i.e., lump sum or installments). Executives are fully vested in their accounts and in the event the NQDC Plan is terminated upon a change in control of the Company, the executives’ entire account balances will be distributed.
Prior to January 1, 2017, the Dollar Tree banner executives had the ability to defer a portion of their base compensation and bonuses under the Dollar Tree, Inc. Supplemental Deferred Compensation Plan. The plan continues to exist going forward and retains all contributions and earnings previously allocated to it. Participants can continue to make investment and distribution election changes. All contributions made and earnings thereon from January 1, 2017 and forward are allocated to the Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan.

In the following table, we provide detailed information regarding accumulated amounts for our executives under our NQDC Plan.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael Witynski	—	—	—	—	—
Kevin Wampler	—	—	$ 60,132	$ 351,757	$ 871,004
Bob Sasser	—	—	—	—	—
Alasdair James	—	—	—	—	—
Richard McNeely	—	—	—	—	—

Footnotes to the Non-Qualified Deferred Compensation Table:
(1)
Executives may defer up to 50% of their base salary and up to 100% of their annual incentive bonus into the NQDC Plan. The amounts contributed are included in their respective columns in the Summary Compensation Table.

(2)
We have not provided a match or other Company-funded contribution, although the NQDC Plan allows us to do so.

(3)
Amounts deferred into the NQDC Plan are invested into select mutual funds, according to the instructions of the participating executive. Earnings shown reflect market gains and losses and may vary from year to year depending on the performance of the underlying funds.

Potential Payments upon Termination or Change in Control
Our Executive and Retention Agreements with certain of our named executive officers and certain awards, plans and programs in which our named executive officers participate provide for benefits or payments upon certain employment termination events, including in connection with a change in control.
Retention Agreements. The Company has Retention Agreements with certain executive officers, including each of the named executive officers other than Richard McNeely. The Retention Agreements provide for severance benefits which are payable only upon the occurrence of both a change in control of the Company and the executive’s termination without “cause” or resignation for “good reason,” as defined in the agreements (commonly known as a “double trigger”). The Retention Agreements provide for a severance payment of 2.5 times the reference salary and reference bonus (as defined in the agreements) for Bob Sasser and Michael Witynski, and 1.5 times for Kevin Wampler and Alasdair James. These agreements also contain a clawback provision and certain restrictive covenants which apply under certain circumstances.
Executive Agreements. The Company has Executive Agreements with its named executive officers, other than Mr. Sasser, who has retired. The Executive Agreements provide for a release and restrictive covenants to protect the Company, including a covenant not to compete, in consideration for which the Company agreed to provide a base salary continuation benefit and reimbursement of monthly health insurance premiums for the benefit periods set forth in the Executive Agreement. As of the end of the Company’s 2021 fiscal year on January 29, 2022, the Executive Agreements provided for a benefit period of up to twelve months (or until the executive becomes employed if less than the applicable salary continuation period) in the event the executive’s employment is terminated without “cause” (as defined in the agreement) or on account of the executive’s death or disability. An executive is not entitled to the benefits provided by the Executive Agreement if the executive retires, voluntarily resigns for any reason or receives payments under the change in control Retention Agreements. On January 29, 2022, Messrs. Witynski, Wampler and James had Executive Agreements which were in effect. Mr. McNeely entered into an Executive Agreement in March 2022. In March 2022, the Company also entered into letter agreements with each of Michael Witynski, Kevin Wampler, Alasdair James and Richard McNeely, in

each case amending the Executive Agreement between the Company and the applicable executive to extend the period during which the Company will provide base salary continuation and reimbursement of monthly health insurance premiums from 12 months to 24 months. In addition, the Company entered into an Addendum to Executive Agreement (the “Addendum”) with Mr. Witynski, which further amends his Executive Agreement with the Company to provide that (i) in the event that he is entitled to severance under the Executive Agreement, his salary continuation payments will also include an amount equal in the aggregate to two times his target annual bonus for the fiscal year in which his employment terminates, and (ii) for purposes of his outstanding equity awards, if his employment is terminated by the Company without “good cause” (as defined in the Addendum), he will be deemed to have terminated employment due to “retirement” (within the meaning of the applicable award agreements).
On March 19, 2022, we entered into an Executive Agreement with Mr. Dreiling governing his service as Executive Chairman. Upon a termination of Mr. Dreiling’s employment by the Company without “cause” or by Mr. Dreiling for “good reason” (each as defined in the agreement), Mr. Dreiling will receive, subject to continued compliance with the restrictive covenants in the agreement and execution and non-revocation of a separation agreement containing a release of claims, (i) continued base salary for 24 months following termination (or, if shorter, through the end of the term) and (ii) accelerated vesting of an additional number of options of his March 19, 2022 stock option award that would have vested through the 365th day after Mr. Dreiling’s termination had his employment not terminated and assuming daily vesting of such award, or, if such termination is within six months prior to, or two years following, a “change in control” (as defined in the agreement), accelerated vesting of the pro rata portion of such option award that would have vested at the next anniversary of the award’s grant date, plus accelerated vesting of one additional tranche of such option award. Upon termination of Mr. Dreiling’s employment due to his death or disability (as defined in the agreement), Mr. Dreiling will be eligible to receive accelerated vesting of an additional number of options of such March 19, 2022 option award that would have vested through the 365th day after Mr. Dreiling’s termination had his employment not terminated and assuming daily vesting of such award. Upon Mr. Dreiling’s retirement (as determined in the sole discretion of the Board), Mr. Dreiling will be eligible to receive accelerated vesting of the pro-rata portion of such March 19, 2022 option award that would have vested at the next anniversary of the award’s grant date. Mr. Dreiling’s Executive Agreement contains certain covenants by which Mr. Dreiling is bound, including covenants not to compete with or solicit employees of the Company for a specified period following the termination of Mr. Dreiling’s employment.
Equity Plans. Our equity compensation plans contain provisions that may convey benefits to our executives and other plan participants upon a change in control. Generally, the provisions address the treatment of awards upon separation from the Company due to death, disability or retirement, or due to a change in control, as defined within the plans. The Company’s 2021 Omnibus Incentive Plan, the principal plan under which we currently make awards, provides that in the event of a change in control, awards do not automatically vest, although the Compensation Committee may accelerate the vesting or exercisability of an award in its sole discretion. In addition, the 2021 Omnibus Incentive Plan provides that, unless otherwise set forth in an award agreement, separate employment agreement or retention agreement, in the event of the involuntary termination of an employee’s service with the Company without “cause” within twenty-four months after a change in control of the Company, the following will occur: (i) all of the employee’s outstanding options and stock appreciation rights become vested and exercisable, (ii) all restrictions and conditions of all restricted stock awards and RSUs held by the employee lapse and (iii) all performance units and any other awards held by such employee are deemed to be fully earned at the participant’s target level.
The benefits and payments arising under these agreements and plans for our named executive officers are discussed below, except to the extent a benefit or payment is available generally to all salaried employees and does not discriminate in favor of our executive officers or to the extent already discussed under “Nonqualified Deferred Compensation” above.

▶
Payments Upon Termination Due to Death or Disability

If a named executive officer’s employment with us terminates due to death or disability (as defined in the applicable agreements):
Salary Continuation. Under the Executive Agreement, the executive receives a base salary continuation benefit together with reimbursement of monthly medical insurance premiums (if elected by the executive) for the benefit period.
Annual bonus. The annual cash bonus under the Management Incentive Compensation Plan (“MICP”) will not be paid.
Stock options. Although no outstanding options are held by our named executive officers, our form of option agreement provides that options shall become fully vested with respect to service-based vesting requirements, but any performance-based vesting will occur only if applicable performance-based criteria are certified. Options generally may be exercised for a period of one year from termination of employment due to death or disability (as defined in the applicable award agreement) unless such options have expired earlier.
Performance-based restricted stock units (including PSUs) & LTPP awards. Service-based vesting requirements shall be deemed satisfied, but no payment is made unless and until performance-based criteria are determined to be satisfied by the Compensation Committee.
Life Insurance. In the event of death, a named executive officer’s beneficiary will receive payments under our executive life insurance program.
▶
Payments Upon Termination Due to Retirement

In the event of the retirement (as defined in the applicable governing documents) of a named executive officer:
Annual bonus. The annual cash bonus under the MICP will not be paid.
Stock options. Although no outstanding options are held by our named executive officers, our form of option agreement provides that options shall become fully vested with respect to service-based vesting requirements, but any performance-based vesting will occur only if applicable performance-based criteria are certified. Options generally may be exercised for a period of three months from termination of employment for retirement unless such options have expired earlier.
Performance-based restricted stock units (including PSUs) & LTPP awards. Service-based vesting requirements shall be deemed satisfied, but no payment is made unless and until performance-based criteria are determined to be satisfied by the Compensation Committee. In addition, for LTPP awards, upon retirement there shall be a pro rata payout based on months elapsed in the performance period at the time of retirement, with no payout at all if retirement occurs during the first year of the performance period.
In March 2022, the Company entered into a post-retirement benefits agreement with Mr. Sasser, effective upon his retirement as Executive Chairman, which provides that the Company will (i) pay Mr. Sasser $30,000 per year to be available to provide occasional consulting services to the Company at its request, (ii) permit Mr. Sasser and his spouse to be fully eligible to participate in the group health insurance maintained by the Company during their lifetimes, so long as Mr. Sasser and his spouse pay the full cost of such insurance coverage, and (iii) permit the use by Mr. Sasser and his invited guests of the Company’s corporate jet following the date of his retirement until January 28, 2023 in accordance with any applicable policies and guidelines of the Company and subject to applicable tax laws and regulations.

▶
Payments Upon a Voluntary Termination by the Executive

In the event of voluntary termination by a named executive officer, the annual MICP bonus will not be paid and unvested stock options, unvested performance-based restricted stock units and unvested LTPP awards are cancelled. Options that have vested prior to termination remain exercisable for three months after termination, but not beyond the normal expiration date. As noted above, special provisions apply to equity awards if the voluntary termination qualifies as a retirement.
See “Payments After a Change in Control” for a discussion of resignation by a named executive officer for good reason in connection with a change in control.
▶
Payments Upon Involuntary Termination by the Company

The payments to be made to a named executive officer upon involuntary termination vary depending upon whether termination is with or without “cause” (as defined in the applicable agreements).
Involuntary Termination with Cause. Upon an involuntary termination with cause, a named executive officer receives no benefits under the Executive Agreement or the change in control Retention Agreement. Vested but unexercised options and unvested performance-based restricted stock units (including PSUs) and LTPP awards are immediately forfeited.
Involuntary Termination without Cause. Upon an involuntary termination without cause, the following applies to a named executive officer (unless the termination is in connection with a change in control, which is discussed below):
•
The annual cash bonus under the MICP will not be paid.

•
A base salary continuation benefit, together with reimbursement of monthly medical insurance premiums (if elected by the executive) for the benefit period, will be paid under the Executive Agreement.

•
The following treatment for incentive awards:

◦
Stock options. Unvested options shall be forfeited while vested options generally may be exercised for a period of three months from termination of employment unless such options have expired earlier.

◦
Performance-based restricted stock units (including PSUs) and LTPP awards. Unearned and unvested awards shall be forfeited and cancelled unless otherwise provided by the applicable agreements.

See “Payments After a Change in Control” for a discussion of termination without cause of a named executive officer in connection with a change in control.
▶
Payments After a Change in Control

The Company has no agreement, plan or arrangement that provides for payments to a named executive officer in connection with a change in control of the Company unless the named executive officer’s employment with us is also terminated. This is known as a “double trigger.”
If the employment of a named executive officer is:
•
involuntarily terminated by the Company without cause or

•
the executive resigns with good reason

in each case within two years following a change in control (or in certain cases during the six months before a change in control), then in addition to earned but unpaid salary, the named executive officer shall receive the following:
Annual Bonus. Any earned but unpaid bonus under the MICP will be paid. In addition, for the year in which termination occurs—for which no MICP bonus will have been certified—a pro rata annual bonus calculated from the three-year average of previously earned cash bonuses is paid.
Severance Payment. An amount equal to the sum of Reference Salary and Reference Bonus (as defined in the change in control Retention Agreement) times a multiplier (2.5x for both the Chief Executive Officer, and before his retirement, Mr. Sasser, and 1.5x for all other named executive officers) will be paid, except for Mr. McNeely who does not have a Retention Agreement.
Benefit Continuation. Continued participation in the medical, dental, health and life insurance plans for an applicable period.
Stock options, performance-based restricted stock units, PSUs and LTPP equity awards. All service-based conditions shall be deemed to have been satisfied, but no payment is made on such equity awards unless and until performance-based criteria are determined to be satisfied by the Compensation Committee, except that for Mr. Wampler (and Mr. Sasser before his retirement), the performance-based criteria shall be deemed met at the target level under grandfathered Retention Agreements.
LTPP Performance Cash Award. The performance bonus cash portion of outstanding LTPP awards shall become vested and payable at the target amount.
However, the benefits described above are capped to the extent any would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. In that case, the present value of the aggregate amount of all such Payments shall not exceed 2.99 times the named executive officer’s “base amount” (as defined in Section 280G(b)(3) of the Code).
The occurrence of a change in control does not otherwise impact payments to be made, if any, upon a termination of employment due to death, disability, retirement or voluntary termination by the employee (other than for good reason) or involuntary termination for cause. See the applicable sections above for an explanation of payments, if any, in those scenarios.
Potential Payout Amounts Assuming Termination as of Fiscal Year End
The following tables reflect potential payments to each named executive officer in various termination and change in control scenarios. The following additional conditions and assumptions apply:
•
Amounts are based on compensation, benefit and equity levels in effect on, and assuming the applicable termination event occurred as of, the end of our fiscal year, Saturday, January 29, 2022.

•
For stock valuations, we have used the closing price of our stock on the NASDAQ Global Select Market on Friday, January 28, 2022 ($128.49).

•
The tables below report only amounts that are increased, accelerated or otherwise paid or owed as a result of the applicable scenario and thus exclude earned but unpaid base salary through the employment termination date and stock options, performance-based restricted stock units, LTPP awards that had vested prior to the event and any deferred compensation plan benefits. For more information, see “Nonqualified Deferred Compensation” above.

•
Where applicable, the tables assume that achievement of performance-based criteria in relevant awards are ultimately determined by the Compensation Committee at the target level.

•
The tables also exclude any amounts that are available generally to all salaried employees and do not discriminate in favor of our executive officers.

Unless otherwise indicated, the amounts shown are merely estimates. We cannot determine actual amounts to be paid until a termination or change in control scenario occurs.

Potential Payments to Named Executive Officers Upon Occurrence
of Various Termination Events, as of January 29, 2022
(excluding Change in Control)
Below are amounts that would have been payable to our named executive officers upon various termination events determined as if the event occurred on January 29, 2022 and, except as otherwise indicated below, payable under the terms of the Executive Agreement in effect on said date. The table below excludes certain terminations in connection with a change in control (which are shown on the table on page 84). There are no payouts upon voluntary termination by the executive or involuntary termination for cause and these termination events are not shown in the table. Except for performance-based awards where actual performance achievement has been determined previously by the Compensation Committee, the table below assumes that the performance-based criteria of applicable awards are ultimately determined by the Committee at the target level.
Name	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination without Cause ($)
Michael Witynski
Salary continuation(1)	1,406,063	1,406,063	n/a	1,406,063
Award vested due to event:(2)
Performance-based RSUs and PSUs	15,402,225	15,402,225	15,402,225	—
LTPP award (RSUs)	5,072,014	5,072,014	5,072,014	—
LTPP award (cash bonus)	450,000	450,000	450,000	—
Life insurance proceeds(3)	525,000	n/a	n/a	n/a
Total	22,855,302	22,330,302	20,924,239	1,406,063
Kevin Wampler
Salary continuation(1)	807,257	807,257	n/a	807,257
Award vested due to event:(2)
Performance-based RSUs and PSUs	6,230,224	6,230,224	6,230,224	—
LTPP awards (RSUs)	2,314,490	2,314,490	2,314,490	—
LTPP awards (cash bonus)	475,000	475,000	475,000	—
Life insurance proceeds(3)	700,000	n/a	n/a	n/a
Total	10,526,971	9,826,971	9,019,714	807,257
Bob Sasser
Salary continuation(1)	—	—	n/a	—
Award vested due to event(2)
Performance-based RSUs and PSUs	18,096,275	18,096,275	18,096,275	—
LTPP awards (RSUs)	—	—	—	—
LTPP awards (cash bonus)	—	—	—	—
Life insurance proceeds(3)	700,000	n/a	n/a	n/a
Total	18,796,275	18,096,275	18,096,275	—
Alasdair James
Salary continuation(1)	908,623	908,623	n/a	908,623
Award vested due to event:(2)
Performance-based RSUs and PSUs	2,032,583	2,032,583	2,032,583	—
LTPP awards (RSUs)	677,528	677,528	677,528	—
LTPP awards (cash bonus)	—	—	—	—
Life insurance proceeds(3)	—	n/a	n/a	n/a
Total	3,618,734	3,618,734	2,710,111	908,623
Richard McNeely
Salary continuation(1)	—	—	n/a	—
Award vested due to event:(2)
Performance-based RSUs and PSUs	5,960,009	5,960,009	5,960,009	—
LTPP award (RSUs)	1,526,461	1,526,461	1,526,461	—
LTPP award (cash bonus)	200,000	200,000	200,000	—
Life insurance proceeds(3)	450,000	n/a	n/a	n/a
Total	8,136,470	7,686,470	7,686,470	—

(1)
Represents the aggregate amount of the base salary continuation benefit and reimbursement of monthly medical insurance premiums during the 12-month salary continuation period, which was then in effect, assuming the executive elected to receive such reimbursement for its maximum duration. The severance benefit is not payable upon retirement. The table does not provide the amounts that would be payable upon an event of termination under agreements and amendments executed after January 29, 2022. Mr. McNeely entered into an Executive Agreement in March 2022, which will entitle him to the continuation of salary and monthly medical insurance premiums during the salary continuation period in the event of his death, disability or retirement. In March 2022, Messrs. Witynski, Wampler, James and McNeely entered into letter agreements which amended the Executive Agreement by extending the salary continuation period from 12 to 24 months. In March 2022, Mr. Witynski also entered into an Addendum to the Executive Agreement which provides for an additional payment in the event of a termination without “good cause” (as defined in the Addendum) in an amount that is equal to two times his target annual bonus for the fiscal year in which his employment terminates.

(2)
Under performance-based RSUs, PSUs and LTPP awards, service-based vesting requirements shall be deemed satisfied upon the executive’s death, disability or retirement, but no payment is made until achievement of performance-based criteria is determined by the Compensation Committee. In addition, in the case of retirement, the LTPP payout is pro rata with the time elapsed under the performance period, with no payout for a retirement before the end of the first year of the performance period. Although no outstanding options are held by our executives, our form of option agreement provides that options shall become fully vested with respect to service-based vesting requirements in the event of the executive’s death, disability or retirement, but any performance-based vesting will occur only if applicable performance-based criteria are certified.

(3)
In the event of death, a named executive officer’s beneficiary will receive payments under our executive life insurance program.

Potential Payments to Named Executive Officers Upon Occurrence
of “Double Trigger” / Change in Control, as of January 29, 2022
Where a named executive officer is involuntarily terminated by the Company without cause or resigns with good reason, in each case within two years following a change in control (or in certain cases during the six months before a change in control), then the named executive officer shall receive the following amounts. Please note that the table assumes that (i) a qualifying change in control has occurred, (ii) performance-based criteria of applicable awards are ultimately determined by the Compensation Committee at the target amount, and (iii) the termination of the executive occurred as of January 29, 2022.
Name	Severance Payment(1)	Bonus(2)		Award Vested Due to Event(3)			Total
		Earned but Unpaid MICP	Pro-Rata Calculated Bonus	Options RSUs and PSUs	LTPP Award (RSUs)	LTPP Award (cash bonus)
Michael Witynski	$7,106,314	$1,148,700	$—	$15,402,225	$5,072,014	$450,000	$29,179,253
Kevin Wampler	2,089,167	393,840	—	6,230,224	2,314,490	475,000	11,502,721
Bob Sasser	2,500,000	—	—	18,096,275	—	—	20,596,275
Alasdair James	2,245,435	590,760	—	2,032,583	677,528	—	5,546,306
Richard McNeely(4)	—	—	—	5,960,009	1,526,461	200,000	7,686,470

(1)
The Retention Agreement provides severance in the amount of 1.5x to 2.5x the sum of the reference salary and reference bonus amounts. This column also includes the cost of continued health benefits provided under the agreement.

(2)
Under the Retention Agreement, if there are amounts earned but unpaid under our MICP, then these shall be paid out, together with a pro rata calculated bonus for the fiscal year in which termination occurs. Because this table assumes termination occurs as of the last day of the fiscal year, it shows actual MICP amounts earned for the completed fiscal year. At such date, there would be no pro rata bonus allocable to the new fiscal year.

(3)
These three columns reflect the value of unvested options, RSUs, PSUs and LTPP awards that become payable under the scenario described based on the closing market price of our stock as of January 28, 2022, which was $128.49.

(4)
Mr. McNeely does not have a Retention Agreement and therefore would not be eligible to receive a severance payment or MICP bonus upon a change in control.

PAY RATIO DISCLOSURE
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, we present below the required ratio of the annual total compensation of our Chief Executive Officer for fiscal 2021, as reported in the Summary Compensation Table of this proxy statement, to the annual total compensation of our median employee (excluding the Chief Executive Officer). In addition, we are providing a supplemental pay ratio that excludes part-time, temporary and seasonal employees, which we believe provides a more representative comparison of the Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation.
Pay Ratio Methodology
In determining the median employee, we included all U.S. employees who were employed by the Company on January 29, 2022, the date we selected to identify our employees for purposes of the pay ratio calculation. We excluded all 4,205 associates who are employed in Canada and other jurisdictions outside of the United States, as they represent less than five percent (5%) of our total workforce. We then compiled compensation information for the period beginning on January 31, 2021 through January 29, 2022. Out of a total population of 206,360 employees, 138,849 were part-time employees and 6,304 were either temporary or seasonal workers.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, we chose to use regular salary and wages, as reflected in our payroll records, as our consistently applied compensation measure. We excluded bonuses and equity from our calculation, as these compensation components are not widely distributed among our workforce.
We annualized the compensation for all permanent employees who worked for the Company less than the full year (such as new hires during the year and employees on an unpaid leave of absence during the measurement period). We did not annualize the compensation for temporary or seasonal positions and we did not make full-time equivalent adjustments for employees. With respect to part-time workers who worked less than the measurement period, we calculated wages using the hourly rate for each associate and a reasonable estimate of the average number of hours worked by our part-time workforce. We did not make any cost-of-living adjustments in identifying the median employee.
Based on our methodology, we determined that our median employee in fiscal 2021 was a part-time hourly store associate located in the United States.
Required Pay Ratio
The Chief Executive Officer’s total annual compensation for fiscal 2021, as reported in the Summary Compensation Table on page 70 of this proxy statement, was $10,249,698 and the median employee’s total annual compensation for fiscal 2021 was $13,490, resulting in an estimated pay ratio of 760:1.
The pay ratio reported by other companies may not be comparable because companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own ratios. We consider both the required and supplemental pay ratios to be reasonable estimates based on the methodology we used to determine our median employee.
Supplemental Pay Ratio
In addition to the pay ratio required by the SEC’s rules, we are also providing a supplemental pay ratio that excludes all part-time, temporary and seasonal employees of the Company from the determination of our median employee and the calculation of the annual total compensation of our median employee. Our large population of 145,153 part-time, temporary and seasonal workers out of a total population of 206,360 employees of the Company has the effect of lowering the annual total compensation for our median employee. We believe that a pay ratio that uses only full-time employees as of January 29, 2022 (excluding the Chief Executive Officer) for purposes of determining our median employee provides a more representative comparison of the Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation.
We identified the median employee for purposes of the supplemental pay ratio using the same methodology as the required pay ratio. Applying this methodology to our full-time employees at January 29, 2022, we determined that our median employee in fiscal 2021 was a full-time, hourly Distribution Center Associate located in the United States with total annual compensation in the amount of $32,953. As a result, the ratio of the total annual compensation of the Chief Executive Officer, in the amount of $10,249,698 for fiscal 2021, to the median full-time employee’s total annual compensation for fiscal 2021, was estimated to be 311:1.
We are committed to good corporate governance practices and we believe our compensation program and philosophy are designed to attract and retain good talent, motivate our associates and recognize individual achievements.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review of Transactions with Related Parties
Under our Code of Ethics, directors, officers and employees are required to disclose for approval any transactions, activities, interests or relationships that may create a conflict of interest (including financial transactions, investments and receipt of corporate gifts). The Audit Committee annually reviews related party transactions involving directors and executive officers, matters relating to possible conflicts of interest and other issues related to ethical business practices. The Company adheres to the foregoing policy for potential related party transactions, but such policy is not in written form. Approval of any related party transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.
Related Party Transactions
Since January 31, 2021, the beginning of our last fiscal year, there have been no transactions, or any currently proposed transaction, between the Company and its officers, directors or other related persons that require disclosure under Item 404(a) of Regulation S-K, as adopted by the Securities and Exchange Commission, other than as set forth below.
On March 8, 2022, the Company entered into the Stewardship Framework Agreement with affiliates of Mantle Ridge, LP, an investment fund, which has a combined beneficial ownership interest in approximately 5.7% of the Company’s outstanding shares of common stock. See “Agreement with Mantle Ridge” beginning on page 23. On April 6, 2022, following approval by the Nominating and Governance Committee and the Board, the Company reimbursed Mantle Ridge $14.5 million for out-of-pocket expenses owed to third parties incurred by Mantle Ridge in connection with its engagement with the Company from November 2021 to March 2022. Paul C. Hilal, a director of the Company, is founder and CEO of Mantle Ridge. With the assistance of special counsel, the Nominating and Governance Committee and the Board reviewed Mantle Ridge’s third-party expense reimbursement request in a series of meetings. Counsel for the Nominating and Governance Committee and the Board confirmed that all of Mantle Ridge’s third-party expenses had been incurred and had been paid by Mantle Ridge. Counsel also confirmed multiple instances in which a soliciting shareholder’s third-party expenses had been reimbursed by the target company, while also noting that Mantle Ridge’s expenses were at the high end of the range. After extensive discussions, including discussions with Mantle Ridge, the Nominating and Governance Committee and the Board, with the approval of all members present, voted to reimburse $14.5 million of Mantle Ridge’s third-party expenses.

The Nominating and Governance Committee and the Board considered a number of factors in making the determination, including that by its engagement Mantle Ridge helped in bringing Mr. Dreiling to Dollar Tree, Mantle Ridge had already contributed to a significant increase in Dollar Tree's stock price, that resolution of the expense reimbursement request was the final component of the negotiation of the Stewardship Framework Agreement, and that Mantle Ridge and Mr. Hilal were expected to be significant contributors to the ongoing success of Dollar Tree. Mantle Ridge expressed the view that shareholders should not be deterred from presenting value-creating opportunities to the Company in the future for fear of the cost of doing so. Mantle Ridge's actual third-party expenses were significantly higher than the amount being reimbursed.

OWNERSHIP OF COMMON STOCK
The table below shows the number of shares of our common stock beneficially owned on April 1, 2022 by:
•
each of the directors and nominees for director;

•
each of the named executive officers;

•
all directors and executive officers as a group; and

•
each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

The address of each director and executive officer of Dollar Tree is c/o Dollar Tree, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320. Percentage computations are based on 225,355,456 shares of our stock outstanding as of April 1, 2022.
	Beneficial Ownership(1)
Directors and Named Executive Officers	Shares	Percent
Thomas W. Dickson	6,913(2)	*
Richard W. Dreiling	—(3)	*
Cheryl W. Grisé	1,000	*
Daniel J. Heinrich	3,575	*
Paul C. Hilal	12,729,973(4)	5.7%
Edward J. Kelly, III	22	*
Mary A. Laschinger	19,000	*
Jeffrey G. Naylor	22,040(5)	*
Winnie Y. Park	750(6)	*
Bob Sasser	205,298(7)	*
Bertram L. Scott	—	*
Stephanie P. Stahl	8,370(8)	*
Michael A. Witynski	55,327(9)	*
Alasdair James	3,267(10)	*
Richard McNeely	11,879(11)	*
Kevin S. Wampler	143,654(12)	*
All current directors and executive officers as a group(13) (19 persons)	13,056,456	5.8%
	Beneficial Ownership(1)
Other 5% Shareholders	Shares	Percent
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	23,968,001(14)	10.6%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	16,411,154(15)	7.3%
Mantle Ridge LP 712 Fifth Ave., Suite 17F New York, New York 10019	12,729,873(16)	5.7%

*
less than 1%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Deferred shares acquired by our directors through a deferred compensation plan are assumed to be issuable in a lump sum within 60 days if the director were to terminate service within such time.

(2)
Includes 6,913 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(3)
Excludes 2,252,587 shares underlying unvested stock options granted on March 19, 2022.

(4)
Mr. Hilal is the Chief Executive Officer of Mantle Ridge LP and may be deemed to have investment control over the shares described in footnote 16 below, as well as 100 additional shares of common stock of the Company purchased for his own account.

(5)
Includes 2,803 shares issuable upon the exercise of stock options and 7,737 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(6)
Includes 750 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(7)
Bob Sasser retired from the Board and his position as Executive Chairman on March 15, 2022. Includes 13,582 shares owned by an irrevocable trust for the benefit of a family member of which Mr. Sasser is a trustee. Excludes 140,838 shares underlying unvested performance-based restricted stock units and PSUs.

(8)
Includes 8,370 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(9)
Excludes 72,522 shares underlying unvested performance-based restricted stock units and PSUs.

(10)
Excludes 9,347 shares underlying unvested performance-based restricted stock units and PSUs forfeited upon his termination.

(11)
Excludes 27,635 shares underlying unvested performance-based restricted stock units and PSUs.

(12)
Excludes 23,804 shares underlying unvested performance-based restricted stock units and PSUs.

(13)
Excludes Bob Sasser who retired on March 15, 2022 and Alasdair James who left the Company on April 7, 2022.

(14)
Includes shares held or controlled by The Vanguard Group. Based on a Schedule 13G/A filed on February 9, 2022 by The Vanguard Group for the period ended December 31, 2021, The Vanguard Group reported sole voting power with respect to 0 shares, shared voting power with respect to 356,077 shares, sole dispositive power with respect to 23,062,005 and shared dispositive power with respect to 905,996 shares.

(15)
Includes shares held or controlled by BlackRock, Inc. and its subsidiaries, including BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Mexico Operadora, S.A. de C.V., Sociedad Operador, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. Based on a Schedule 13G/A filed on February 1, 2022 by BlackRock, Inc. for the period ended December 31, 2021. BlackRock reported sole voting power with respect to 14,359,330 shares and sole dispositive power with respect to 16,411,154 shares.

(16)
Information based on a Schedule 13D/A filed on March 8, 2022 by Mantle Ridge LP, reporting beneficial ownership of Mantle Ridge LP, consisting of shared voting power and shared dispositive power over all of these shares. The address of Mantle Ridge LP is 712 Fifth Avenue, Suite 17F, New York, NY 10019.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Dollar Tree’s Board of Directors is soliciting your proxy to vote your shares at the 2022 annual meeting of shareholders.
The principal executive offices of Dollar Tree are located at, and our mailing address is, 500 Volvo Parkway, Chesapeake, Virginia, 23320; telephone: (757) 321-5000.
When is the annual meeting?
The annual meeting of shareholders will be held on Thursday, June 30, 2022 at 11:00 a.m. Eastern Time.
How can a shareholder participate in the annual meeting?
We have adopted a virtual format for our annual shareholder meeting again this year. This means that there will be no physical location for the annual meeting and the meeting will be accessible to shareholders only through the Internet. You may participate in the meeting by logging in at www.virtualshareholdermeeting.com/DLTR2022 and entering the control number found on your proxy card, voting instruction form or notice.
All shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. During the annual meeting, shareholders will be able to listen, vote and submit questions from a remote location using an internet-connected device.
A shareholder of record participating in the annual meeting through the meeting web portal will be able to vote during the meeting. If you have voted your shares prior to the start of the annual meeting, your vote has been received by the Company’s inspector of elections and there is no need to vote those shares during the annual meeting, unless you wish to revoke or change your vote. If a shareholder has a question about one of the matters on the agenda to be voted on by the shareholders at the annual meeting, such question may be submitted in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may also be submitted during the annual meeting through www.virtualshareholdermeeting.com/DLTR2022 at the time the matters are before the annual meeting for consideration.
We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the meeting on June 30, 2022. If you have difficulty accessing the meeting, please call the toll-free number provided on the meeting website at www.virtualshareholdermeeting.com/DLTR2022 for technical assistance.
How are proxy materials being provided to shareholders?
We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. A Notice of Internet Availability of Proxy Materials is being mailed on or about May 20, 2022, to all shareholders entitled to vote at the annual meeting. The Notice tells you how to:
•
View our proxy materials for the annual meeting, including this proxy statement and the Dollar Tree 2021 Annual Report, on the Internet and vote; and

•
Instruct us to send proxy materials to you by mail or email.

Who is entitled to vote at the annual meeting?
You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on April 29, 2022. Holders of record have one vote for each share held at the close of business on the record date. At that time, there were 225,568,429 shares of Dollar Tree, Inc. common stock outstanding.

What is the difference between a shareholder of record and a beneficial owner of shares held in “street name?”
If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are a shareholder of record. If your shares are held in an account at a brokerage firm, bank or similar institution, then you are the beneficial owner of shares held in “street name.” The institution holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct the institution on how to vote the shares held in your account.
How can I cast my vote?
As described below, there are several methods shareholders may use to cast their votes, including voting by mail using a proxy card or voting instruction form. Due to potential delays or disruptions in United States postal service deliveries that may occur prior to the annual meeting, we encourage shareholders to cast their votes for the annual meeting either by Internet or by telephone rather than by mail.
Shareholder of Record
If you are a shareholder of record, you may vote by mail (if you request a paper copy of our proxy materials) or over the telephone or the Internet.
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To vote during the annual meeting, you must follow the instructions available on the meeting website at www.virtualshareholdermeeting.com/DLTR2022.

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To vote by mail using the proxy card (if you request a paper copy), simply complete, sign, date and return the proxy card promptly in the postage-paid envelope provided.

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To vote by Internet, go to www.proxyvote.com and follow the steps outlined on the secured website.

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To vote by telephone, dial toll free, 1-800-690-6903 within the US, US territories and Canada any time on a touch tone telephone. Follow the instructions provided by the recorded message.

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If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Internet www.proxyvote.com Vote 24/7	Telephone 1-800-690-6903	Mail Cast your ballot, date and sign your proxy card and send by pre-paid mail
Visit www.proxyvote.com	Call 1-800-690-6903	Return your dated and signed proxy card in the postage-paid envelope provided.
You will need the 16-digit identification number included in your proxy card or notice.	You will need the 16-digit identification number included in your proxy card or notice.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other similar institution, follow the voting instructions on the voting instruction form that you receive from them.
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To vote by mail, simply complete, sign, date and promptly return the voting instruction form in the envelope provided by your bank, broker or other nominee.

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To vote by Internet or by telephone, please follow the instructions on the voting instruction form that you received.

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If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Shareholders who are beneficial owners of shares held in a stock brokerage account or by a bank or other nominee are not able to vote at the annual meeting unless they request and receive a legal proxy from the recordholder of the shares and follow the instructions for voting on the annual meeting website at www.virtualshareholdermeeting.com/DLTR2022.
What are the Board’s voting recommendations?
PLEASE VOTE		BOARD RECOMMENDATION
1	The Company’s twelve director nominees for the Board of Directors	FOR all nominees
2	Approval, on an advisory basis, of the compensation of our named executive officers	FOR
3	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2022	FOR
4	Amendment to our Articles of Incorporation to permit certain shareholders to call special meetings	FOR
How will my shares be voted if I submit a proxy card but do not specify how I want to vote?
If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to a particular proposal, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., (i) “FOR” the election of your Board’s twelve nominees, (ii) “FOR” the advisory resolution approving the compensation paid to the Company’s named executive officers, (iii) “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm, and (iv) “FOR” the amendment to the Company’s Articles of Incorporation to permit holders of 15% or more of the outstanding shares of our common stock to call special meetings. Should any of our Board’s nominees be unable or unwilling to stand for election at the time of the annual meeting, the proxies named on the proxy card may vote for a replacement nominee recommended by the Board of Directors, or the Board may reduce the number of directors to be elected at the annual meeting. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.
Can I change my voting instructions before the meeting?
You may revoke your proxy by sending in a signed proxy card with a later date, providing subsequent telephone or Internet voting instructions, providing a written notice of revocation to the Corporate Secretary of Dollar Tree, Inc. at the address on page 91 prior to the annual meeting or voting during the annual meeting through the meeting website. If your shares are held in “street name,” please follow the directions given by the institution that holds your shares to change or revoke your voting instructions.
What constitutes a quorum?
A quorum is necessary for the transaction of business at the annual meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the annual meeting are present through the annual meeting website or by proxy.

Who will count the votes?
A representative of Broadridge Financial Services, will act as the Inspector of Election, determine the presence of a quorum and tabulate the votes cast by proxy or electronically during the meeting.
What is the effect of abstentions and broker non-votes?
The inspector will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the annual meeting. A broker “non-vote” occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules. With the exception of the vote on the proposal to amend our Articles of Incorporation (see Proposal No. 4 on page 100), abstentions and broker “non-votes” with respect to the matters to be voted on at the 2022 annual meeting will have no effect on the outcome of the vote on such matters.
Unless your broker receives appropriate instructions from you, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the 2022 annual meeting other than the ratification of our independent registered public accounting firm. Therefore, we strongly urge you to vote your shares.
How can I obtain an additional proxy card?
If you lose or misplace your proxy or voting instruction card, please contact your account representative at the broker, bank or similar institution through which you hold your shares. If your shares are not held in a brokerage or similar account, or your account representative is unable to assist, send an email to the Corporate Secretary Office at CorpSecy@DollarTree.com.
Where and when will I be able to find the voting results?
You can find the official voting results on our Form 8-K filed with the Securities and Exchange Commission within four business days after the annual meeting.
Who pays for the costs of the proxy solicitations?
The cost of soliciting proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our Company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, electronic means, telegram or messenger. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of shares in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc. We have engaged Innisfree M&A Incorporated to assist with the solicitation of proxies for the annual meeting for a fee not to exceed $20,000, plus reimbursement for out-of-pocket expenses. We have also agreed to indemnify Innisfree M&A Incorporated against certain liabilities relating to, or arising out of, its engagement.

YOUR VOTE IS EXTREMELY IMPORTANT. Even if you plan to attend the annual meeting, please vote your shares by completing, signing and dating the proxy card or voting instruction form and returning it in the postage-prepaid envelope or vote by telephone or the Internet by following the instructions provided on the proxy card or voting instruction form. For additional information, see “How can I cast my vote?” above.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Directors and Nominees
The Board has nominated Thomas W. Dickson, Richard W. Dreiling, Cheryl W. Grisé, Daniel J. Heinrich, Paul C. Hilal, Edward J. Kelly, III, Mary A. Laschinger, Jeffrey G. Naylor, Winnie Y. Park, Bertram L. Scott, Stephanie P. Stahl and Michael A. Witynski for appointment as directors at the annual meeting to serve for a one-year term. All nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for re-election, the persons named in our proxy will vote for any substitute nominee proposed by the Board of Directors, subject to the terms of the Stewardship Framework Agreement.
Pursuant to the Stewardship Framework Agreement, if Mr. Hilal or a New Director (as defined therein) cannot serve or ceases to serve on the Board during the term of the Stewardship Framework Agreement or prior to the annual meeting, respectively, Mantle Ridge will have the right to designate a replacement, subject to certain conditions set forth in the Stewardship Framework Agreement. There are also replacement provisions in the Stewardship Framework Agreement in the event that a Continuing Director (as defined therein) ceases to serve or stand for election at the annual meeting.
Pursuant to the Company’s bylaws, a director nominee will be elected by a majority of votes cast in uncontested director elections. In contested elections, the plurality voting standard will apply.
In addition, we have a corporate governance policy requiring each director nominee to submit a resignation letter contingent in part on his or her failure to receive a majority of the votes cast. See “Majority Voting in Uncontested Election of Directors” beginning on page 25 for more on this policy.
Vote Required
Our directors are elected by a “majority” vote in uncontested elections such as this election. Each director nominee shall be elected by a vote of the majority of the votes cast with respect to the director nominee. A majority of votes cast means that the number of shares cast “FOR” a director’s election must exceed the number of votes cast “AGAINST” such director’s election. Abstentions and broker non-votes will have no effect on the outcome of the election.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2 ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
As described in the Compensation Discussion and Analysis, the Company is committed to a pay-for-performance policy. To that end, our executive compensation program is designed to: (1) align executive pay with shareholders’ interests; (2) recognize individual initiative and achievements; (3) attract, motivate and retain highly qualified executives; and (4) unite the executive management team to a common objective. We expect a significant portion of an executive’s total compensation to be at risk, tied to both our annual and long-term performance.
Please read our Compensation Discussion and Analysis beginning on page 45 and the tables and narrative that follow for additional details about our executive compensation program.
This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices as disclosed in this proxy statement. Accordingly, the Company is asking its shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion set forth in this proxy statement.”
Vote Required
Approval of the advisory vote on our executive compensation program requires the affirmative vote of a majority of the votes cast by shareholders who are present, either in person or by proxy, and entitled to vote at the annual meeting. Abstentions and broker non-votes will have no effect on the vote. The vote is advisory and will not be binding upon our Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions that our shareholders express in their votes and to the extent there is any significant vote against the proposal, we will consider the shareholders’ concerns in making future executive compensation decisions.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee, which consists entirely of independent directors, has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for fiscal year 2022. KPMG has served as our independent registered public accounting firm since 1987. You are being asked to ratify the appointment by our Audit Committee of KPMG as our independent registered public accounting firm for fiscal year 2022.
As a matter of good governance, the Board is submitting the selection of KPMG to its shareholders for ratification. If our shareholders do not ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain KPMG in the future. However, the Audit Committee is not bound by a vote either for or against the firm. A representative of KPMG will be present at the 2022 annual meeting of shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees
The table below shows the aggregate fees billed by KPMG for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 29, 2022 and January 30, 2021; the audit of our internal control over financial reporting as of January 29, 2022 and January 30, 2021; and the review of our unaudited quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2021 and 2020, as well as fees paid to KPMG for audit-related work and other services:
	Fiscal 2021	Fiscal 2020
Audit fees	$3,837,954	$3,322,910
Audit-related fees(a)	29,000	28,000
Tax fees	—	—
All other fees(b)	7,500	7,500
Total fees	3,874,454	3,358,410

(a)
Audit-related fees consist of fees for services related to the audit of financial statements of our employee benefit plan.

(b)
All other fees for fiscal 2021 relate to fees paid for access to KPMG’s online learning portal.

We did not engage our principal accountants to provide any professional services in connection with operating our information systems or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information.

All audit work performed by KPMG is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG in advance of the commencement of such work. Our Audit Committee has delegated to the Chair of the Committee the right to approve such non-audit related assignments between meetings of the Committee, and the Chair then reports on all such approvals at the next meeting of the Committee, which considers ratification of such approvals by the Committee Chair. In fiscal 2021, all services provided by KPMG were approved by our Audit Committee in advance of the performance of work by KPMG.
The Audit Committee of our Board has determined that the non-audit services rendered by our independent accountants during our most recent fiscal year are compatible with maintaining their independence.
Report of the Audit Committee
The Audit Committee’s main purpose (in accordance with its written charter adopted by the Board of Directors) is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
In connection with these responsibilities, the Audit Committee:
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met with management and the head of our internal audit department to discuss the Company’s risk management, control and governance processes;

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discussed with counsel our compliance with NASDAQ listing requirements and other securities regulations;

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met with management and KPMG LLP, our independent registered public accounting firm, to review and discuss the quarterly and annual financial statements of the Company for the fiscal year ended January 29, 2022;

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discussed with KPMG LLP the matters required by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees);

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discussed with KPMG LLP the quality, not just the acceptability, of our accounting principles;

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received the written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

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reviewed and approved KPMG LLP’s fees for audit, audit-related and other services; and

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discussed with KPMG LLP any relationships that may impact their objectivity and independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 29, 2022 be included in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
Lemuel E. Lewis	Jeffrey G. Naylor	Winnie Y. Park	Carrie A. Wheeler	Thomas E. Whiddon
Vote Required
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022 requires the affirmative vote of a majority of the votes cast by shareholders who are present, either in person or by proxy, and entitled to vote at the annual meeting. Abstentions and broker non-votes will have no effect on the vote. Should such shareholder vote not be obtained, the appointment will not be ratified.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

PROPOSAL NO. 4 APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
The Nominating and Governance Committee has recommended, and the Board of Directors has approved, an amendment to the Company’s Articles of Incorporation to include a right of shareholders owning shares representing 15% or more of the voting power of the then outstanding shares of our common stock to call a special meeting of shareholders for any purpose that could be considered at an annual meeting of shareholders, including the election and/or removal of any director or directors of the Company (the “Amendment”). The description of the Amendment in this Proposal 4 is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this proxy statement as Exhibit A.
The Board believes that it is in the best interest of our shareholders to permit shareholders to call a special meeting of the shareholders of the Company, so long as those shareholders who seek to call such a special meeting own, in the aggregate, at least 15% of the voting power of the then outstanding shares of our common stock. The Amendment would enhance the ability of our shareholders to engage with the Company, enabling engaged shareholders to accelerate change without waiting for the next annual meeting or for the Board to call a special meeting of shareholders.
The Board supports a special meeting right for shareholders, so long as the request is made by shareholders owning a significant percentage of Company shares. The Board, however, recognizes that convening a special meeting involves significant management time and attention that could disrupt focus on other corporate priorities and imposes new legal, administration, and distribution costs on the Company. As such, the Board believes that special meetings should only be convened in special or extraordinary circumstances, compelled by fiduciary, strategic, material or similar considerations that should be addressed immediately, not delayed until the next annual meeting, and are of interest to a broad base of shareholders.
The Board also believes that establishing a 15% ownership threshold to request that the Company call a special meeting strikes a reasonable and accepted balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders, including shareholders with special interests that are not shared generally by all the Company’s shareholders, could request that the Company call one or more special meetings that could result in unnecessary financial expense and disruption to our business operations. Likewise, the Board believes that only shareholders with a true economic interest in the Company should be entitled to employ the special meeting mechanism and, after reviewing a number of factors, determined that a threshold of 15% is appropriate.
If approved by shareholders at the annual meeting, the Amendment will become effective upon the filing of articles of amendment with, and the issuance of a certificate of amendment by, the Virginia State Corporation Commission. The Board has also approved corresponding changes to Article II, Section 3 of the Company’s By-Laws, subject to and contingent upon shareholder approval and the effectiveness of the Amendment.

Vote Required
Approval of the Amendment to our Articles of Incorporation requires approval by a majority of the quorum present at the annual meeting. Abstentions and broker-non votes, if any, will have the same effect as votes against the proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target” or “estimate,” “may,” “will,” “should,” “predict,” “possible,” “potential,” “continue,” “strategy,” and similar expressions.
For example, our forward-looking statements include statements regarding our expectations that our business plans, strategies and initiatives will position the Company for future growth and permit us to address and manage current and future risks to our business; our expectations regarding the impact of recent corporate governance changes on Board governance and oversight; our expectations regarding the effect of our $1.25 price point initiative on our business and operations; our plans to accelerate the implementation of the Dollar Tree Plus initiative; our plans to open additional Combo Stores and renovate Family Dollar stores to the H2 format; our expectations regarding the role of the Executive Chairman in driving transformational change in our supply chain and Family Dollar business, and in generating long-term positive results for the Company and its shareholders; our estimate of the value of the stock option award granted to the Executive Chairman as an inducement to his employment by the Company; our estimates of potential amounts to be paid to executives upon a termination or change in control event; our plans and intentions with respect to shareholder engagement; and our plans, expectations, initiatives, commitments, goals and reporting relating to environmental, social and governance matters, including without limitation climate change, environmental sustainability, product safety, human capital management and diversity, equity and inclusion matters.
A forward-looking statement is neither a prediction nor a guarantee of future results, events or circumstances. You should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. These statements are subject to various risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 15, 2022, and other filings with the Securities and Exchange Commission. The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change of circumstance or otherwise.
OTHER MATTERS
Director Nominations and Shareholder Proposals for the 2023 Annual Meeting
Our proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least three percent (3%) of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees which shall not exceed the greater of two (2) directors or twenty percent (20%) of the Board (rounded down), provided that the shareholders and nominees have complied with the requirements set forth in our bylaws. Notice of proxy access director nominees must be received no earlier than March 2, 2023 and no later than April 1, 2023. For additional information, please see “Shareholder Nominations for Election of Directors” beginning on page 39.
Shareholder proposals under Rule 14a-8 for other items of business at the annual meeting of shareholders to be held in 2023 will not be included in our proxy statement for that meeting unless received by the Corporate Secretary at our principal executive offices in Chesapeake, Virginia, on or prior to close of business on January 18, 2023. Such proposals must contain the information and meet the requirements set forth in our bylaws and in Rule 14a-8 of the Securities and Exchange Commission relating to shareholder proposals.
Notice of a shareholder proposal submitted outside of the processes of Rule 14a-8, including nominations of director candidates other than pursuant to the proxy access bylaw described above, must be received by the Corporate Secretary at our principal executive offices in Chesapeake, Virginia no earlier than March 2, 2023 and no later than April 1, 2023. If notice of such a shareholder proposal is received by us after such date, then the proxies we solicit for next year’s annual meeting may confer discretionary authority to vote on any shareholder proposals that were not submitted in a timely manner, without including a description of such proposals in the proxy statement for that meeting.
Copies of Form 10-K Available
We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended January 29, 2022, as filed with the Securities and Exchange Commission, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. The exhibits to the Form 10-K will be furnished upon request and upon payment of the cost of reproduction. Requests should be sent to the Corporate Secretary, at our corporate offices, 500 Volvo Parkway, Chesapeake, Virginia 23320. Our SEC filings, including exhibits, are also available online at our Company website, https://www.dollartreeinfo.com/investors/financial.
By order of the Board of Directors,
William A. Old, Jr.
Corporate Secretary
Chesapeake, Virginia
May   , 2022

Exhibit A
AMENDMENT TO ARTICLES OF INCORPORATION OF DOLLAR TREE, INC.
The Articles of Incorporation of Dollar Tree, Inc. are amended by adding the following provision as new Article IX:
ARTICLE IX
MEETINGS OF STOCKHOLDERS
Section 9.1   Right to Call Special Meetings.   Except as otherwise required by law, special meetings of the stockholders of the Corporation for any purpose or purposes: (i) may be called at any time only by or at the direction of the Board of Directors acting pursuant to a resolution adopted by a majority of the entire Board of Directors, or by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the Chief Executive Officer of the Corporation; and (ii) shall be called by the Chairman or the Secretary of the Corporation upon the written request of one or more stockholders that own, or who are acting on behalf of persons who own, shares representing fifteen percent (15%) or more of the voting power of the then outstanding shares of Common Stock entitled to vote on the matter or matters to be brought before the proposed special meeting, which written request shall state the purpose or purposes for which the special meeting is to be called. Except as provided for in the immediately preceding sentence or in the terms of any series of Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.
Section 9.2   Purpose of Special Meeting.   Any business that could be considered at an annual meeting of the stockholders may be considered at a special meeting of the stockholders, including the election and/or removal of any director or directors of the Corporation. The Corporation’s notice of special meeting shall specify the purpose or purposes for which the special meeting is called, and all business transacted at any special meeting shall be confined to the purpose or purposes stated in the Corporation’s notice of special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting in the manner set forth in the By-laws.
Section 9.3   Record Date; Notice of Special Meeting.   Upon request in writing sent by registered mail to the Chairman or to the Secretary by any stockholder or stockholders entitled to call a special meeting of the stockholders pursuant to this Article Ninth, the Board of Directors shall determine a place and time for such meeting, and shall hold such meeting and shall set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in the By-laws. Following receipt of such request, it shall be the duty of the Secretary of the Corporation to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in the By-laws.

A-1

PRELIMINARY PROXY CARD -- SUBJECT TO COMPLETION

DOLLAR TREE, INC.
500 VOLVO PKWY
CHESAPEAKE, VIRGINIA 23320

SCAN TO
VIEW MATERIALS & VOTE

D84735-P71853

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

DOLLAR TREE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Thomas W. Dickson	☐	☐	☐
1b. Richard W. Dreiling	☐	☐	☐
1c. Cheryl W. Grisé	☐	☐	☐
1d. Daniel J. Heinrich	☐	☐	☐
1e. Paul C. Hilal	☐	☐	☐
1f. Edward J. Kelly, III	☐	☐	☐
1g. Mary A. Laschinger	☐	☐	☐
1h. Jeffrey G. Naylor	☐	☐	☐
1i. Winnie Y. Park	☐	☐	☐
1j. Bertram L. Scott	☐	☐	☐
1k. Stephanie P. Stahl	☐	☐	☐
1l. Michael A. Witynski	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐
3. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2022.	☐	☐	☐
4. To approve the amendment to the Company's Articles of Incorporation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

DOLLAR TREE, INC. 500 VOLVO PKWYCHESAPEAKE, VIRGINIA 23320 PRELIMINARY PROXY CARD -- SUBJECT TO COMPLETIONSCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETUse the Internet to transmit your voting instructions and for electronic delivery of information.Prior To The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveHave your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Vote by 11:59 p.m. Eastern Time on June 29, 2022.During The Meeting - Go to www.virtualshareholdermeeting.com/DLTR2022You may vote during the meeting by following the instructions available on the meeting website. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 29, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D84735-P71853 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY !!!independent registered public accounting firm for thefiscal year 2022.!!!!!!4.To approve the amendment to the Company's Articles of!!!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D84736-P71853DOLLAR TREE, INC.PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFor the Annual Meeting of Shareholders on June 30, 2022The undersigned hereby appoints Richard W. Dreiling and William A. Old, Jr., jointly and severally, each with full power of substitution, as proxies, to represent the undersigned and to vote at the 2022 Annual Meeting of Shareholders of DOLLAR TREE, INC. to be held on Thursday, June 30, 2022 at 11:00 a.m. Eastern Time, through a live webcast at www.virtualshareholdermeeting.com/DLTR2022, and at any adjournment or postponement thereof, all of the shares of Dollar Tree common stock that the undersigned is entitled to vote on each of the proposals listed on the reverse side and any other matters that may properly come before the Annual Meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” the election of all director candidates nominated by the Board of Directors on the reverse side, “FOR” proposals 2, 3 and 4 on the reverse side, and, in the discretion of the persons named as proxies, with respect to any other matters that may properly come before the Dollar Tree Annual Meeting or any adjournment or postponement thereof. This proxy revokes all previous proxies.Continued and to be signed on reverse side